UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LEAP WIRELESS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5887 Copley Drive

San Diego, California 92111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2012

To the Stockholders of Leap Wireless International, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Leap Wireless International, Inc., a Delaware corporation (“Leap”), will be held at 1:00 p.m., Central Time, on May 17, 2012, at the Hyatt Regency San Antonio, 123 Losoya Street, San Antonio, Texas 78205, for the following purposes:

1.    To elect the following nine director nominees to hold office until the next Annual Meeting of Stockholders or until their successors have been elected and have qualified:

John D. Harkey, Jr.	Robert V. LaPenta	Richard R. Roscitt
S. Douglas Hutcheson	Mark A. Leavitt	Robert E. Switz
Ronald J. Kramer	Mark H. Rachesky, M.D.	Michael B. Targoff

2.    To approve, on an advisory basis, named executive officer compensation.

3.    To reapprove the material terms of the performance goals under Leap’s Executive Incentive Bonus Plan for the purpose of making awards under this plan eligible to be deducted under Section 162(m) of the Internal Revenue Code of 1986, as amended.

4.    To approve an amendment to add performance goals, stock appreciation rights, cash settlement of deferred stock units and cash-denominated awards under Leap’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “2004 Plan”) for the purpose of making certain awards granted pursuant to the 2004 Plan eligible to be deducted under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to provide Leap with the flexibility to grant various cash-based awards under the 2004 Plan.

5.    To approve an amendment clarifying that any awards granted under the 2004 Plan which are later surrendered by their holder for no consideration without having been exercised or settled may again be awarded under the 2004 Plan.

6.    To approve Leap’s Tax Benefit Preservation Plan.

7.    To consider a stockholder proposal regarding majority voting in director elections, if properly presented at the Annual Meeting.

8.    To ratify the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

9.    To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement associated with this Notice.

The Board of Directors has fixed the close of business on March 27, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors

S. Douglas Hutcheson

President and Chief Executive Officer

San Diego, California

April 27, 2012

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

5887 Copley Drive

San Diego, California 92111

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Leap Wireless International, Inc., a Delaware corporation (“Leap”), is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on May 17, 2012, at 1:00 p.m., Central Time (the “Annual Meeting”), or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the associated Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Regency San Antonio, 123 Losoya Street, San Antonio, Texas 78205. If you need directions to the location of the Annual Meeting, please contact Leap’s Investor Relations department at (858) 882-9876. The approximate date on which this proxy statement is first being furnished or sent to stockholders is April 27, 2012. As used in this proxy statement and accompanying appendices, the terms “we,” “us,” “our,” “ours” and the “Company” refer to Leap and its wholly owned subsidiaries, including Cricket Communications, Inc. (“Cricket”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 17, 2012.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy statement and our 2011 Annual Report are available at proxy.leapwireless.com.

Voting Rights and Outstanding Shares

Stockholders of record at the close of business on March 27, 2012 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, Leap had 79,214,551 shares of common stock outstanding and entitled to vote. Stockholders of record on such date will be entitled to one vote on all matters to be voted upon for each share of common stock held. If you are a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting.

If you are a beneficial owner of shares held by a broker, bank or other nominee, your shares are held in “street name” and the organization holding your shares is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote in person at the Annual Meeting unless you bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the Annual Meeting.

Quorum, Abstentions and Broker Non-Votes

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting are present in person or by proxy. At the Annual Meeting, the inspector of election appointed for the Annual Meeting will determine the presence of a quorum and tabulate the results of the voting by stockholders. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Generally, a “broker non-vote” occurs when your shares are held by a broker, bank or other nominee and are not voted with respect to a particular proposal because the organization that holds your shares has discretionary voting power with respect to routine matters but cannot vote on non-routine matters. Only the proposal for the ratification of the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm for fiscal 2012 will be considered a routine matter under applicable rules. Therefore, unless you provide voting instructions to any broker, bank or other nominee holding shares on your behalf, they will not have discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of Leap’s independent registered public accounting firm. Please vote your proxy or provide voting instructions to the broker, bank or other nominee holding your shares so your vote on these matters will be counted.

Abstentions and broker non-votes are counted towards a quorum but are not considered as votes cast in determining whether a matter has been approved and will therefore have no effect on the outcome of any proposal.

Revocability of Proxies

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by authorizing a new proxy on a later date over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by filing with the Corporate Secretary of Leap at Leap’s principal executive offices, 5887 Copley Drive, San Diego, California 92111, a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record at the close of business on the Record Date may vote in person if present at the Annual Meeting, whether or not he or she has previously given a proxy. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

We will bear the cost of soliciting proxies for the upcoming Annual Meeting, including the cost of preparing, printing and mailing the proxy statement and any other materials used in our solicitation of proxies. We will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and we will reimburse them for their reasonable expenses in doing so. We have retained Innisfree M&A Incorporated to act as a proxy solicitor in conjunction with the Annual Meeting and have agreed to pay that firm a fee of up to $20,000, plus reasonable expenses, costs and disbursements, for proxy solicitation services. We and our directors, officers and regular employees may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, officers or other regular employees for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

Leap’s Board has nominated nine nominees for election at the Annual Meeting. Each of the current members of Leap’s Board is standing for re-election by the stockholders. If elected at the Annual Meeting, each of the nine nominees will serve until Leap’s next annual meeting of stockholders, in each case until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and the Board does not believe that any nominee will be unable to serve.

Leap’s Amended and Restated Certificate of Incorporation provides that the number of directors that shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board. The authorized number of directors currently is nine.

All of our nominees will bring significant leadership, expertise and diverse backgrounds and perspectives to our Board as a result of their professional experience and service as executives and/or board members of other companies. The process undertaken by the Nominating and Corporate Governance Committee in recommending director candidates is described below under “Board of Directors and Board Committees — Director Nomination Process.” Set forth below is biographical information for each person nominated as a director, including a description of certain experience, qualifications and skills that led our Board to conclude that these individuals should serve as our directors.

Nominees for Election

John D. Harkey, Jr., 51, has served as a member of our Board since March 2005. Mr. Harkey brings significant operational and financial expertise to our Board through his role as an executive of and investor in companies in diverse and various industries, including retail, hospitality and telecommunications. Since 1998, Mr. Harkey has served as chief executive officer and chairman of Consolidated Restaurant Companies, Inc. From 1992 to 1998, Mr. Harkey was a partner with the law firm Cracken & Harkey, LLP. Mr. Harkey was founder and managing director of Capstone Capital Corporation and Capstone Partners, Inc. from 1989 until 1992. Mr. Harkey also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries, including telecommunications, energy and pharmaceuticals. He currently serves as chairman of the board of directors of Regency Energy Partners LP (NYSE: RGP) and also serves on the boards of directors and audit committees of Loral Space & Communications Inc. (NASDAQ: LORL), Energy Transfer Equity, L.P. (NYSE: ETE) and Emisphere Technologies, Inc. (NASDAQ: EMIS). Mr. Harkey also previously served as a member of the boards of directors of Energy Transfer Partners, L.P. (NYSE: ETP), Pizza Inn (NASDAQ: PZZI) and Fox & Hound Investment Group (NASDAQ: FOXX) (which was previously named Total Entertainment Restaurant Corp. (NASDAQ: TENT)). Mr. Harkey obtained a B.B.A. in finance and a J.D. from the University of Texas at Austin and an M.B.A. from the Stanford University School of Business.

S. Douglas Hutcheson, 56, has served as our president, chief executive officer, or CEO, and a member of our Board since February 2005. Mr. Hutcheson provides our Board with significant operational and financial expertise in the telecommunications industry, as well as extensive experience with our business operations, having joined us as a member of our founding management team in September 1998. Since September 1998, Mr. Hutcheson has held a number of positions with us, having served as our chief financial officer, or CFO, between August 2002 and February 2005 and again between September 2007 and June 2008, and also having served in a number of vice president roles between September 1998 and January 2004 with responsibility for areas including strategic planning and product and business development. From February 1995 to September 1998, Mr. Hutcheson served as vice president, marketing in the Wireless Infrastructure Division at Qualcomm Incorporated. Mr. Hutcheson holds a B.S. in mechanical engineering from California Polytechnic University and an M.B.A. from the University of California at Irvine.

Ronald J. Kramer, 53, has served as a member of our Board since November 2009. Mr. Kramer brings significant operational and financial expertise to our Board given his background as an executive of companies in various industries, including finance, manufacturing and gaming. Since April 2008, Mr. Kramer has served as chief executive officer of Griffon Corporation (NYSE: GFF), a diversified holding company, and has served as a member of Griffon’s board of directors since 1993. From 2002 to 2008, Mr. Kramer served as president and director of Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of hotel and casino resorts. From 1999 to 2001, Mr. Kramer was a managing director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor Wasserstein Perella & Co. Mr. Kramer also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries. He formerly served on the boards of directors of Monster Worldwide, Inc. (NYSE: MWW), Sapphire Industrials Corporation (AMEX: FYR.UN), Lakes Entertainment, Inc. (NASDAQ: LACO), Republic Property Trust (formerly NYSE: RPB) and New Valley Corporation (NASDAQ: NVAL). Mr. Kramer holds a B.S. in economics from the Wharton School of the University of Pennsylvania and an M.B.A. from New York University.

Robert V. LaPenta, 66, has served as a member of our Board since March 2005. Mr. LaPenta provides our Board with significant operational and financial expertise as an executive of several companies in diverse and various industries, including telecommunications and defense. Mr. LaPenta is chairman, chief executive officer and founder of Aston Capital, LLC, a newly-formed private investment company specializing in investments in secure military communication companies and companies with green technologies. Prior to that, from August 2006 to August 2011, Mr. LaPenta served as chairman, president and chief executive officer of L-1 Identity Solutions, Inc. (formerly NYSE: ID), a provider of technology solutions for protecting and securing personal identities and assets, which was acquired by Safran. From April 2005 to August 2006, Mr. LaPenta served as the chairman and chief executive officer of L-1 Investment Partners, LLC, an investment firm seeking investments in the biometrics area. Mr. LaPenta served as president, chief financial officer and director of L-3 Communications Holdings, Inc. (NYSE: LLL), a company he co-founded, from April 1997 until his retirement from those positions effective April 1, 2005. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. LaPenta was a vice president of Lockheed Martin and was vice president and chief financial officer of Lockheed Martin’s C3I and Systems Integration Sector. Prior to Lockheed Martin’s acquisition of Loral in April 1996, Mr. LaPenta was Loral’s senior vice president and controller. Mr. LaPenta previously served in a number of other executive positions with Loral after joining that company in 1972. Mr. LaPenta received a B.B.A. in accounting and an honorary degree in 2000 from Iona College in New York.

Mark A. Leavitt, 53, has served as a member of our Board since July 2011. Mr. Leavitt brings significant financial and telecommunications expertise to our Board due to his extensive investment banking experience, primarily with companies in technology, media and communications businesses. Mr. Leavitt joined Piper Jaffray in April 2008 as a managing director and the head of media and telecommunications investment banking and currently heads the firm’s global technology, media and telecommunications group. Prior to Piper, he served as a managing director and head of the media and communications group at Jefferies & Company, Inc. from May 2005 to April 2008. Prior to that, Mr. Leavitt held similar positions with several investment banking firms from 1987 to 2005, including Robertson Stephens and Prudential Securities. Mr. Leavitt also brings significant expertise and perspective through prior service as a member of the boards of directors of private and public companies in various industries, including telecommunications. Mr. Leavitt holds a B.S. from Trinity College and an M.B.A. from the University of Chicago Graduate School of Business.

Mark H. Rachesky, M.D., 53, has served as a member and Chairman of our Board since August 2004. Dr. Rachesky brings significant corporate finance and business expertise to our Board due to his background as an investor and fund manager. Dr. Rachesky is the co-founder and since 1996 has been president of MHR Fund Management LLC, which is an investment manager of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Dr. Rachesky also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries, including telecommunications, pharmaceuticals and media. Dr. Rachesky serves as a member and chairman of the boards of directors of Loral Space & Communications Inc. (NASDAQ: LORL) and Telesat Canada, and as a member of the boards of directors of Emisphere Technologies, Inc. (NASDAQ: EMIS) and Lions Gate Entertainment Corp. (NYSE: LGF). Dr. Rachesky previously served as a director of NationsHealth, Inc. (formerly NASDAQ: NHRX), Neose Technologies, Inc. (formerly NASDAQ: NTEC) and Novadel Pharma, Inc. (OTCBB: NVDL). Dr. Rachesky holds a B.S. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Richard R. Roscitt, 60, has served as a member of our Board since July 2011. Mr. Roscitt brings significant operational and industry expertise to our Board given his background as an executive of various telecommunications companies. From August 2007 until January 2010 Mr. Roscitt served as chairman and chief executive officer of SMobile Systems, Inc., a software company focused on smart phone and tablet security solutions for the enterprise, service provider and consumer markets which was acquired by Juniper Networks, Inc. Prior to that, Mr. Roscitt served as president and chief operating officer of MCI, Inc. and as president, chief executive officer and chairman of ADC Telecommunications Inc. (formerly NASDAQ: ADCT), a supplier of broadband network equipment and software. Prior to his leadership roles at these companies, Mr. Roscitt worked for 28 years in various roles at AT&T. Mr. Roscitt previously served as a director of ICT Group, Inc. (formerly NASDAQ: ICTG). Mr. Roscitt holds a B.E. from Stevens Institute of Technology and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Robert E. Switz, 65, has served as a member of our Board since July 2011. Mr. Switz brings significant operational and financial expertise to our Board given his background as an executive of various technology companies. Mr. Switz served as president, chief executive officer and a director of ADC Telecommunications, Inc. (formerly NASDAQ: ADCT), a supplier of broadband network equipment and software, from August 2003 until December 2010, when it was acquired by Tyco Electronics Ltd. From 1994 to 2003, Mr. Switz held numerous leadership roles with ADC. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation. Mr. Switz also serves on the board of directors of Micron Technology, Inc. (NASDAQ: MU), GT Advanced Technologies Inc. (NASDAQ: GTAT) and Broadcom Corporation (NASDAQ: BRCM). Mr. Switz holds a B.S. in business administration from Quinnipiac University and an M.B.A. from the University of Bridgeport.

Michael B. Targoff, 67, has served as a member of our Board since September 1998. Mr. Targoff has significant operational and financial expertise as an investor in and executive of telecommunication companies. Since January 2008, Mr. Targoff has served as president of Loral Space & Communications Inc. (NASDAQ: LORL), having been previously appointed as chief executive officer in March 2006 and vice chairman and a member of the board of directors in November 2005. From 1998 to February 2006, Mr. Targoff was founder and principal of Michael B. Targoff & Co., a private investment company focused on telecommunications and related industry early stage companies. From 1996 to 1998, Mr. Targoff was the president and chief operating officer of Loral Space & Communications Ltd., having previously served as senior vice president and secretary of Loral Corporation. Before joining Loral Corporation in 1981, Mr. Targoff was a partner with the law firm of Willkie Farr & Gallagher LLP. Mr. Targoff also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries, including telecommunications. Mr. Targoff previously served on the boards of directors of CPI International, Inc. (NASDAQ: CPII), ViaSat, Inc. (NASDAQ: VSAT) and Infocrossing, Inc. (formerly NASDAQ: IFOX). Mr. Targoff holds a B.A. from Brown University and a J.D. from the Columbia University School of Law.

Vote Required

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named above. In no event may such shares be voted for the election of more than nine nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

Voting Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF LEAP’S NINE NOMINEES NAMED ABOVE

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Meetings

Leap’s Board held 22 meetings, including telephonic meetings, during the 2011 fiscal year. During the past fiscal year, each incumbent director attended at least 75% of the total number of meetings of the Board and meetings of committees of the Board on which he served.

Director Attendance at Annual Meetings of Stockholders

Leap’s policy is to encourage the members of its Board to attend Leap’s annual meetings of stockholders. All of Leap’s directors attended the 2011 annual meeting of stockholders held on July 28, 2011, except for Messrs. Roscitt and Switz who were appointed to the Board following the meeting.

Communications with Our Board

Any stockholder may communicate with the Board and its committees by addressing his or her communication to the Board, the independent directors, a committee of the Board, or an individual director by sending a communication addressed to the recipient group or individual at:

Leap Wireless International, Inc.

Attn: Board of Directors

c/o Corporate Secretary

5887 Copley Drive

San Diego, CA 92111

Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Leap or its business, or communications that relate to improper or irrelevant topics. Any such improper communication will be made available to any non-employee director upon request.

Director Independence

The Board has determined that, except for Mr. Hutcheson, all of its members are independent directors as defined by the NASDAQ Stock Market listing standards. Mr. Hutcheson is not considered independent because he is employed by us as our president and CEO.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Chairman is to be selected by our Board in accordance with Leap’s Amended and Restated Bylaws (our “Bylaws”). The Board considers its leadership structure and the role and responsibilities of its Chairman based upon the needs of the Company, with the objective of providing effective, independent oversight of management. Since 2004, the Board has separated the positions of Chairman and CEO. The Board believes that this leadership structure is appropriate at this time to maximize the effectiveness of its oversight of management and to provide a perspective that is separate and distinct from that of management.

Standing Committees of the Board of Directors

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.    Our Audit Committee currently consists of Mr. Targoff (Chairman), Mr. LaPenta and Mr. Leavitt. Each member of the Audit Committee is an independent director, as defined by the NASDAQ Stock Market listing standards. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The functions of this Committee include:

•	appointment, compensation, retention and oversight of our independent registered public accounting firm and senior internal audit executive;

•	pre-approval of audit and non-audit services to be rendered by our independent registered public accounting firm;

•

review of the independence and quality control procedures of our independent registered public accounting firm and the experience and qualifications of the senior personnel from our independent registered public accounting firm providing audit services to us;

•

meeting with our management, our independent registered public accounting firm and our senior internal audit executive in connection with our annual audit to discuss: (i) the scope of the audit, the procedures to be followed and the staffing of the audit; (ii) major issues regarding accounting principles and financial statement presentations, complex or unusual transactions and other special financial issues; (iii) analyses prepared by management or the independent registered public accounting firm of significant financial reporting issues and judgments made in connection with the preparation of our financial statements; and (iv) the effect of recent regulatory and professional accounting pronouncements and off-balance sheet structures on our financial statements;

•

reviewing our financial statements and periodic reports and discussing these statements and reports with our management and our independent registered public accounting firm, and considering whether such statements and reports are complete and consistent with information known to the Audit Committee members;

•

meeting separately with representatives from the independent registered public accounting firm: (i) regarding any problems or difficulties encountered during the course of the audit work; (ii) to discuss the report the independent registered public accounting firm is required to make to the Audit Committee; and (iii) to discuss the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

•	generally reviewing and approving related party transactions;

•	discussing with management the Company’s policies with respect to risk assessment and risk management; and

•	determining whether to recommend to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year subject to the audit.

Representatives from our independent registered public accounting firm and our internal audit department regularly meet privately with the Audit Committee and have unrestricted access to this committee. The Audit Committee held four meetings during the 2011 fiscal year. A copy of the Audit Committee Charter adopted by Leap’s Board is posted in the Investor Relations section of Leap’s website at www.leapwireless.com. The information on our website is not part of this proxy statement or any other report or registration statement that we furnish to or file with the SEC.

Compensation Committee.    Our Compensation Committee currently consists of Dr. Rachesky, Mr. Roscitt and Mr. Targoff. All members of the Compensation Committee are independent directors, as defined by the NASDAQ Stock Market listing standards. The functions of this Committee include:

•	reviewing our compensation philosophy and our employee compensation and benefit plans;

•	reviewing and approving corporate goals and objectives relating to the compensation of our CEO, and evaluating the performance of, and determining and approving the compensation of, our CEO;

•	evaluating the performance of our other executive officers, and reviewing and approving, or modifying, the recommendations of our CEO regarding compensation of such executive officers;

•	reviewing and approving any employment contracts and special employment arrangements to be entered into by Leap with any executive officer;

•	granting awards under, and setting and evaluating performance targets under, annual bonus and long-term incentive compensation plans for our executive officers; and

•	reviewing and approving, as well as reviewing and discussing with our management, the Compensation Discussion and Analysis to be included in our Annual Report on Form 10-K and proxy statement.

The Compensation Committee held seven meetings during the 2011 fiscal year. A copy of the Compensation Committee Charter adopted by Leap’s Board is posted in the Investor Relations section of Leap’s website at www.leapwireless.com. Under the Compensation Committee Charter, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, and may delegate to one or more officers of Leap any or all of the Committee’s responsibilities to grant awards under Leap’s stock incentive plans to eligible participants (other than to Leap’s executive officers).

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee currently consists of Dr. Rachesky (Chairman), Mr. Harkey, Mr. Kramer and Mr. Roscitt. All members of the Nominating and Corporate Governance Committee are independent directors, as defined by the NASDAQ Stock Market listing standards. The functions of this Committee include:

•	identifying qualified candidates to become members of our Board;

•	recommending to the Board candidates for nomination for election as directors at each annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	recommending the membership of committees of the Board;

•	recommending to the Board candidates for appointment to fill vacancies on our Board;

•	overseeing the annual evaluation of the performance of the Board; and

•	overseeing our corporate governance guidelines.

The Nominating and Corporate Governance Committee held three meetings during the 2011 fiscal year. A copy of the Nominating and Corporate Governance Committee Charter adopted by Leap’s Board is posted in the Investor Relations section of Leap’s website at www.leapwireless.com.

Director Nomination Process

Director Qualifications

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following criteria, among others that the committee deems appropriate:

•	personal and professional integrity, ethics and values;

•

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

•	experience in our industry;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of our operations; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The Nominating and Corporate Governance Committee has no stated minimum criteria for director nominees. In evaluating director nominees, in addition to the criteria described above, the Nominating and

Corporate Governance Committee may consider other factors that it deems to be appropriate and in the best interests of Leap and its stockholders. The Nominating and Corporate Governance Committee considers each nominee in the context of the Board as a whole, with the objective of assembling a group that can best contribute to the success of our business and represent stockholder interests through the exercise of sound judgment, using its diversity of perspectives, skills and experiences.

The Nominating and Corporate Governance Committee also believes it is appropriate for at least one, and preferably several, members of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board be independent directors, as defined under the NASDAQ Stock Market listing standards. At this time, the Nominating and Corporate Governance Committee also believes it is appropriate for our president and CEO to serve as a member of our Board. As indicated above, our Board has determined that all of the members of our Audit Committee are “audit committee financial experts” and that all of its members (except for Mr. Hutcheson) are independent directors.

Process for Identification and Evaluation of Nominees for Director

Nominating and Corporate Governance Committee Process.    The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such a case, the Nominating and Corporate Governance Committee generally polls the Board and members of management for their recommendations. The Nominating and Corporate Governance Committee may also seek input from industry experts or analysts. Once candidates are identified, the Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Nominating and Corporate Governance Committee and certain other of our independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to the Board. From time to time, the Nominating and Corporate Governance Committee has also engaged the services of a professional search firm to assist in identifying and recruiting potential candidates.

Recommendations from Stockholders.    The Nominating and Corporate Governance Committee’s policy is to consider and evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received any director candidate recommendations from our stockholders to date. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.

Stockholders wishing to recommend a candidate for nomination for election as a director must do so in writing addressed to the Corporate Secretary of Leap. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board. The stockholder must also provide such other information about the candidate as would be required by SEC rules to be included in a proxy statement about the candidate. In addition, the stockholder must include the written consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the recommendation or nomination. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate, the recommendation must be received by our Corporate Secretary at our principal executive offices by the deadline for submitting proposals to be included in the proxy statement for the next annual meeting of stockholders, as described below in the section entitled “Stockholder Proposals.” Recommendations received after such date will not be timely for consideration in connection with that year’s annual meeting of stockholders.

Nominations by Stockholders.    Nominations of persons for election to the Board may be made at the Annual Meeting by any stockholder who is entitled to vote at the meeting and who has complied with all of the procedures set forth in Article II, Section 8 of the Bylaws. These procedures require stockholders to give timely notice in writing and in proper form to the Corporate Secretary of Leap. Any such notice must contain the information about both the nominee and the nominating stockholder required by the Bylaws, as well as the nominee’s written consent to being named in the proxy and to serving as a director if elected. Stockholders are encouraged to review the Bylaws for a complete description of the procedures. Nominations that do not comply with the requirements set forth in the Bylaws will not be considered for presentation at the Annual Meeting. You may contact the Corporate Secretary of Leap for a copy of the relevant bylaw provisions regarding the requirements for nominating persons for election to the Board.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board is regularly updated regarding risks that we face, including those that may impact our financial and operational performance, our credit and liquidity profile and other elements of our strategic plans. The Audit Committee assists the Board in this function and is charged with oversight of our policies regarding risk assessment and management, including our policies regarding management of financial risk exposure and review of related party transactions. The Board’s other standing committees also have responsibilities with respect to risk oversight. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, including considering whether any director nominees have relationships or potential conflicts of interest that could affect their independence. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed of risks we face through reports from our committees and management.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Leap as of the date of this proxy statement (other than Mr. Hutcheson) is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board and until their successors have been duly elected and qualified, unless sooner removed by the Board.

Name	Age	Position

William D. Ingram	55	Executive Vice President, Strategy and Acting Chief Financial Officer

Raymond J. Roman	45	Executive Vice President and Chief Operating Officer

Robert A. Strickland	50	Executive Vice President and Chief Technical Officer

Robert A. Young	61	Executive Vice President, Field Operations

Robert J. Irving, Jr.	56	Senior Vice President, General Counsel and Secretary

Jeffrey E. Nachbor	47	Senior Vice President, Financial Operations and Chief Accounting Officer

Leonard C. Stephens	55	Senior Vice President, Human Resources

William D. Ingram has served as our executive vice president, strategy since February 2012 and our acting CFO since March 2012. Mr. Ingram previously served as our senior vice president, strategy between April 2008 and February 2012, as senior vice president, financial operations and strategy from February 2008 to April 2008 and as a consultant to the Company beginning August 2007. Prior to joining us, Mr. Ingram served as vice president and general manager of AudioCodes, Inc., a telecommunications equipment company, from July 2006 to March 2007. Prior to that, Mr. Ingram served as the president and chief executive officer of Nuera Communications, Inc., a provider of VoIP infrastructure solutions, from September 1996 until it was acquired by AudioCodes, Inc. in July 2006. Prior to joining Nuera Communications in 1996, Mr. Ingram served as the chief operating officer of the clarity products division of Pacific Communication Sciences, Inc., a provider of wireless data communications products, as president of Ivie Industries, Inc., a computer security and hardware manufacturer, and as president of KevTon, Inc., an electronics manufacturing company. Mr. Ingram holds an A.B. in economics from Stanford University and an M.B.A. from Harvard Business School.

Raymond J. Roman has served as our executive vice president and chief operating officer, or COO, since February 2011. Prior to joining us, Mr. Roman served in senior executive positions at Dell Inc. from 2007 to 2011, first as vice president of global service and operations, software and peripherals for the consumer division and then as vice president of sales, operations and service for the mobility division. Prior to Dell, Mr. Roman served in senior management roles at Motorola, Inc. from 2001 to 2007, including as senior vice president, global sales and operations for mobile devices. From 1989 to 2001, Mr. Roman served in a number of senior operating and finance roles at companies including Ameritech Corporation and Kraft Foods, Inc. Mr. Roman holds a B.S. in finance from the University of Illinois and an M.B.A. from the University of Chicago.

Robert A. Strickland has served as our executive vice president and chief technical officer since February 2012. Prior to joining us, Mr. Strickland ran his own consulting firm, providing strategic IT and go-to-market operational planning as well as enterprise IT validation to companies and their customers. From 2006 to 2010, he served as senior vice president and chief information officer at T-Mobile USA, responsible for all software development (including handsets and related infrastructure elements), the company's billing, customer care and other related systems and all telecommunications platforms. Prior to joining T-Mobile USA, he served as senior vice president and chief information officer at EchoStar Communications from 2005 to 2006. From 2004 to 2005 he served as president and chief operating officer of Silas Technologies Holdings, leading the company through a reorganization and new business plan. From 2001 to 2004 he served as chief executive officer of Xperts, an IT integration and services company. From 1998 to 2001, Mr. Strickland held several chief technology officer positions with Landmark Communications, a privately-owned holding company. From 1984 to 2004, Mr. Strickland held a number of IT, engineering and programming roles in the cable, education and computer industries. Mr. Strickland graduated from Brandeis University with a B.A. in mathematics.

Robert A. Young has served as our executive vice president, field operations since January 2011. Prior to joining us, Mr. Young served in senior management positions from 2001 to 2009 with MetroPCS Communications, Inc., including as executive vice president, market operations and senior vice president, northeast markets. From 2000 to 2001, Mr. Young served in senior management roles with Verizon Wireless, including as president of the Great Lakes region and president of Verizon Wireless Messaging Services. Prior to joining Verizon Wireless, Mr. Young held senior management positions with PrimeCo Personal Communications from 1995 to 2000 and with U.S. West, Inc. from 1991 to 1995. Mr. Young holds a B.S. in business management from Florida State University and an M.S. from the University of Miami.

Robert J. Irving, Jr. has served as our senior vice president, general counsel and secretary since May 2003, having previously served as our vice president, legal from August 2002 to May 2003, and as our senior legal counsel from September 1998 to August 2002. Previously, Mr. Irving served as administrative counsel for Rohr, Inc., a corporation that designed and manufactured aerospace products from 1991 to 1998, and prior to that served as vice president, general counsel and secretary for IRT Corporation, a corporation that designed and manufactured x-ray inspection equipment. Before joining IRT Corporation, Mr. Irving was an attorney at Gibson, Dunn & Crutcher LLP. Mr. Irving was admitted to the California Bar Association in 1982. Mr. Irving holds a B.A. from Stanford University, an M.P.P. from the John F. Kennedy School of Government at Harvard University and a J.D. from Harvard Law School.

Jeffrey E. Nachbor has served as our senior vice president, financial operations and chief accounting officer since May 2008, having previously served as our senior vice president, financial operations since April 2008. From September 2005 to March 2008, Mr. Nachbor served as the senior vice president and corporate controller for H&R Block, Inc. Prior to that, Mr. Nachbor served as senior vice president and chief financial officer of Sharper Image Corporation from February 2005 to August 2005 and served as senior vice president, corporate controller of Staples, Inc. from April 2003 to February 2005. Mr. Nachbor served as vice president of finance of Victoria’s Secret Direct, a division of Limited Brands, Inc., from December 2000 to April 2003, and as vice president of financial planning and analysis for Limited Brands, Inc. from February 2000 to December 2000. Mr. Nachbor is a certified public accountant and holds an M.B.A. in finance and accounting from the University of Kansas and a B.S. in accounting from Old Dominion University.

Leonard C. Stephens has served as our senior vice president, human resources since our formation in June 1998. From December 1995 to September 1998, Mr. Stephens was vice president, human resources operations for Qualcomm Incorporated. Before joining Qualcomm Incorporated, Mr. Stephens was employed by Pfizer Inc., where he served in a number of human resources positions over a 14-year career. Mr. Stephens holds a B.A. from Howard University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes the principles and objectives of our executive compensation program, how we applied those principles in compensating our named executive officers for 2011 and how our compensation programs are linked to the Company’s financial and operational performance, the individual performance of our named executive officers and the Company’s stock price performance.

Our named executive officers for 2011 (as set forth in the table below entitled “Summary Compensation”) are:

•	S. Douglas Hutcheson, our president and CEO;

•	Walter Z. Berger, our former executive vice president and CFO (who resigned in February 2012);

•	Raymond J. Roman, our executive vice president and COO;

•	Robert A. Young, our executive vice president, field operations;

•	William D. Ingram, our executive vice president, strategy and acting CFO; and

•	Albin F. Moschner, our former executive vice president and COO (who retired in January 2011).

Executive Summary

Our executive compensation program is designed to attract, motivate and retain talented executives and to provide incentives to them to drive our financial and operational objectives and create long-term shareholder value. The Company’s executive compensation philosophy is that executive officers’ pay should be closely aligned to both corporate and individual performance.

Response to the 2011 Say-on-Pay Vote

In 2011, the Company conducted its first “say-on-pay” vote, receiving “FOR” votes from approximately 66% of shares cast. In response to this vote, the Compensation Committee carefully re-evaluated our executive compensation program to ensure that it remained consistent with the Compensation Committee’s philosophy and objectives, including providing incentives to accomplish significant corporate, individual and stock price performance. We also considered stockholder input and feedback regarding our executive compensation practices. As part of our general investor outreach, we routinely meet with stockholders throughout the year to discuss input or concerns they may have, which may include discussions regarding our financial and operational performance as well as our executive compensation practices. Since our 2011 annual meeting, we have met with representatives from stockholders whose holdings constitute, in aggregate, more than two-thirds of our outstanding common stock.

To assist with the review of our executive compensation programs, the Compensation Committee worked with Mercer (US), Inc., or Mercer, its independent compensation consultant. As a result of this re-evaluation, the Compensation Committee decided to generally retain our existing approach to executive compensation for our executives, which emphasizes variable compensation that rewards our most senior executives when they deliver value for our stockholders. However, the Compensation Committee also approved key changes to the manner in which we provide long-term incentives to our executives, as further described below, ensuring that a significant portion of future long-term incentive awards will be delivered in the form of performance-based vehicles, as described below under “— Shift Toward Increased Performance-Based Compensation for 2012.”

In addition, the cash retention arrangements we previously entered into with our executive officers, which provided for cash payments to them upon a change in control of the Company in certain circumstances, terminated in March 2012 without any payments being made under such agreements. The Compensation Committee did not renew these agreements in 2012. See “Severance, Retention and Change-in-Control Arrangements – Cash Retention Arrangements” below.

Furthermore, when determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 annual meeting. Accordingly, this year stockholders will again be asked to vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in this proxy statement.

2011 Financial and Operational Performance

For the Company, 2011 was a year of continued intense competition within the wireless industry and further transition in our business. The wireless telecommunications industry has experienced significant competition since 2009 due to the attractive growth prospects of the prepaid and pay-in-advance segment in which we operate, with a number of wireless providers offering unlimited prepaid and postpaid service offerings that are designed to compete with our Cricket services. Since that time, we have continued to take actions to address the evolving competitive and economic environment and position the Company for improved financial and operating performance. Steps we took in 2011 to improve our competitive positioning included the following:

•

New Product and Service Offerings — We continued to develop and evolve our product and service offerings to better meet the needs of our target customer segments. In particular, we launched Muve Music®, the first unlimited music download service designed specifically for mobile handsets. The service is available to customers as a feature in a number of our Cricket Wireless plans and is offered in all of the markets in which we operate, as well as through nationwide retailers. Muve Music had more than 500,000 customers at the end of 2011 and is currently the second largest digital music subscription service in the U.S.

•

Strengthened and Expanded Distribution — We continued to focus on building brand awareness in our markets and improving the productivity of our distribution. We significantly expanded the number of our premier dealer locations, which are third-party retail locations with the look and feel of company-owned stores. We also significantly expanded our nationwide sales presence by offering Cricket products and services in thousands of additional nationwide retailer locations.

•

Enhanced Network — We continued to maintain and develop our network to allow us to provide customers with high-quality service. During the year, we successfully launched our first commercial LTE trial market as part of our current plans to deploy next-generation LTE network technology across approximately two-thirds of our current network footprint over the next two to three years.

•

Other Significant Initiatives — We completed a number of other significant initiatives to strengthen our operating performance, including an upgrade to our customer billing system which we believe will improve customer experience, increase our efficiency, enhance our ability to provide products and services, support future scaling of our business and reduce our operating costs.

The changes we introduced in our business helped drive significant financial and operational results:

•

New Customers and Churn Rate — We gained approximately 416,000 net customer additions in fiscal 2011, up 72% from 2010, and we ended the year with approximately 5.93 million customers. In addition, our rate of customer turnover, or churn, for fiscal 2011 improved to 3.8% from 4.7% for fiscal 2010.

•

Revenues — During fiscal 2011, we generated total revenues of $3,071 million and service revenues of $2,829 million, representing increases of 14% for these measures over fiscal 2010. In particular, average revenue per user per month, or ARPU, for fiscal 2011 increased to $40.72, up from $37.76 for fiscal 2010. For a definition of ARPU and a reconciliation of ARPU to service revenues, please see Appendix A to this proxy statement.

•

Adjusted OIBDA — We produced $562.6 million of adjusted operating income before depreciation and amortization, or OIBDA, during fiscal 2011, a 7% increase over fiscal 2010. For a definition of adjusted OIBDA and a reconciliation of adjusted OIBDA to operating loss, please see Appendix A to this proxy statement.

2011 Compensation Decisions

The compensation earned by our named executive officers for 2011 reflected the Compensation Committee’s overall pay philosophy, including its objective to provide competitive compensation opportunities and its emphasis on providing a substantial portion of executive pay in the form of variable or at-risk compensation that links the value of executive pay to corporate, individual and stock price performance. Compensation amounts earned by our named executive officers in 2011 were heavily influenced by the Company’s financial and operational performance, highlighted by the following key compensation decisions:

•

Total Direct Compensation Heavily Weighted Towards Variable Compensation Elements — For 2011, approximately 70% of the CEO’s total target compensation was variable or at-risk and between approximately 60% to 90% of the total target compensation of the other named executive officers was variable or at-risk.

•

No Increase to Base Salaries — Based on its review of the compensation levels of officers with similar positions at comparable companies, its assessment of the Company’s financial and operational performance in 2010 and the recommendation of our CEO, the Compensation Committee did not increase 2011 base salaries for any of our executive officers.

•

Below-Target Bonus Awards for Officers — Targeted amounts for 2011 annual cash bonuses were unchanged from the prior year, again based upon the Compensation Committee’s determination that such targets were reasonable and appropriate. Based upon the Company’s financial and operational performance in 2011, our named executive officers received below-target bonus awards.

•

Long-Term Incentive Compensation Tied to Leap Performance — A significant portion of the named executive officers’ 2011 compensation consisted of long-term incentive compensation which is tied in a meaningful way to stock price performance.

•

Approximately 60% of the awards consisted of stock options, which vest in annual installments over four years and will provide value to our executive officers only to the extent that we realize increases in Leap’s stock price. In addition, half of the stock options issued to Mr. Hutcheson had exercise prices that were significantly in excess of the then-current fair market value per share of Leap common stock, providing him with additional incentives to drive further stock price appreciation. We believe that stock options are appropriately characterized as “performance-based” as they provide value to our executives only to the extent Leap’s stock price increases over time.

•

The remaining 40% of the awards granted to our eligible executive officers consisted of performance-vested restricted shares, which vest in annual installments over four years; however, each annual vesting occurs only if the average closing price for Leap common stock is at or above the closing price on the date such shares were originally issued ($8.09) for the 30-calendar day period preceding the annual vesting date or for a subsequent 30-day period. This additional stock performance condition is intended to tie any future compensation benefit to be received with respect to these awards to the performance of our stock, thus further aligning our executive officers’ interests with those of our stockholders.

•	Messrs. Roman and Young received equity awards with different vesting provisions in connection with their commencement of employment in early 2011, as described below.

Shift Toward Increased Performance-Based Compensation for 2012

As discussed above, we believe that a significant portion of the compensation we offer is tied directly to our performance. However, in conjunction with its re-evaluation of our compensation program, the Compensation Committee decided to modify its approach to the long-term incentive compensation offered to our named executive officers by:

•

Tying long-term incentive compensation opportunities available to our executive officers to the Company’s financial and operational performance relative to two key metrics – our net customer additions and adjusted OIBDA. These metrics are also the key corporate performance drivers for our annual cash bonus plan and are important criteria that we and our investors use to analyze our performance. The Compensation Committee chose to link the opportunities available under our long-term incentive program to these metrics because achievement of these measures depends in many respects upon the efforts and contributions of our named executive officers and their individual performance.

•

Delivering these long-term incentives through a combination of stock options, performance-based deferred stock units and performance-based cash awards (with such awards weighted at 40%, 40% and 20%, respectively, of the total long-term incentive awards for our CEO and 30%, 30% and 40%, respectively, of the total long-term incentive awards for our other named executive officers). These long-term incentives were intended to tie future compensation opportunities available to our executive officers to the performance of Leap common stock and the Company’s financial and operational performance, thus further aligning our executive officers’ interests with those of our stockholders.

•

Aligning the payout of the performance-based deferred stock units and performance-based cash awards to our financial and operational performance. The number of shares to be issued with respect to the deferred stock units and the amount of the cash awards to be paid will range from 0% to 200% of the targeted amount of the awards, depending upon the extent to which the Company has met performance thresholds relating to net customer additions and adjusted OIBDA for each of 2012 and 2013.

•

Further tying the payout of the deferred stock units and cash awards to the performance of Leap common stock. In order for any shares to be issued to certain executives with respect to the deferred stock units or for any cash awards to be distributed at the end of the two-year performance period, the average of the closing prices of Leap common stock for the 30-calendar day period prior to December 31, 2013 must be greater than $10.10, the closing price of Leap common stock when the awards were originally granted. Otherwise, no shares will be issued with respect to the deferred stock units nor will any cash awards be eligible for distribution until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount.

Compensation Philosophy and Objectives

As described above, our compensation and benefits programs are designed to attract and retain key employees necessary to support our business plans and to create and sustain a competitive advantage for us in the market segment in which we compete. For all of our executive officers, a substantial portion of total compensation is performance-based. We believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis and linked to specific, measurable results intended to create value for stockholders.

In particular, our fundamental compensation philosophies and objectives for executive officers include the following:

•	Using total compensation to recognize each individual officer’s scope of responsibility within the organization, experience, performance and overall contributions to our company.

•	Providing incentives to accomplish significant corporate, individual and stock price performance by linking incentive award opportunities to achievement in these areas.

•

Using external compensation data from similarly-sized telecommunications and technology companies as part of our due diligence in determining base salary, target bonus amounts and long-term incentive compensation for individual officers at Leap.

•	Using long-term incentive compensation awards to align employee and stockholder interests and to attract, motivate and retain employees and enable them to share in our long-term success.

Procedures for Determining Compensation Awards

The Compensation Committee

The Compensation Committee has primary authority to determine and recommend the compensation payable to our executive officers. In fulfilling this oversight responsibility, the Compensation Committee annually reviews the performance of our senior executive management team in light of the Company’s compensation philosophies and objectives described above. To aid the Compensation Committee in making its compensation determinations, each year our CEO, assisted by our senior vice president, human resources, provides recommendations to the Compensation Committee regarding the compensation of the other executive officers. Our CEO does not participate in deliberations regarding his own compensation.

In addition, the Compensation Committee has retained Mercer, a consulting firm specializing in executive compensation matters, to assist the committee in evaluating our compensation programs, policies and objectives and to provide advice and recommendations on the amount and form of executive and director compensation. Mercer began providing these services to the Compensation Committee in January 2006. During 2011, Mercer also assisted the Company with the design and administration of a stock option exchange program that was offered to employees who were not executive officers or directors of the Company. Mercer’s fees for providing services to us in 2011 were approximately $520,000. In addition, certain affiliates of Mercer provided us with brokerage advisory services in 2011 for which we paid fees of approximately $123,000.

Comparison of Compensation to Market Data and Determination Process

The Compensation Committee strives to provide compensation opportunities that are competitive with the market in which Leap competes for executive talent. Consistent with this goal, the Compensation Committee regularly reviews the compensation we provide to our officers against that provided by other companies against which we compete for executive talent. To aid the Compensation Committee in this review, management and/or Mercer periodically prepares a comparison of executive compensation levels at similarly-sized telecommunications and technology companies. This comparison typically includes statistical summaries of compensation information derived from a number of large, third-party studies and surveys, which, for purposes of considering 2011 compensation for our executive officers, included the Radford Executive Survey and the Culpepper U.S. Survey. These summaries and databases contain executive compensation information for telecommunications, wireless and other companies, although the surveys do not provide the particular names of those companies whose pay practices are surveyed with respect to any particular position being reviewed. In addition to this third-party survey information, Mercer also presented comparative compensation information for a select number of other telecommunications companies. As part of its review of compensation for 2011, the Compensation Committee reviewed comparative data prepared by Mercer with respect to executive officer compensation provided by the following companies: American Tower, CenturyLink, Crown Castle International, Frontier Communications, MetroPCS Communications, NII Holdings, Telephone and Data Systems, Time Warner Telecommunications, U.S. Cellular and Windstream. This peer group represented a select group of companies in the telecommunications industry against which we compete for executive talent, with revenues of between approximately $1 billion and $7 billion.

Our Compensation Committee generally compares the total compensation opportunity we provide to our executive officers — consisting of base salary, annual performance bonuses and long-term incentive awards — to compensation levels at the 25th, 50th and 75th percentile of compensation awarded to executives with similar positions at comparable companies. In keeping with our goal of providing competitive and attractive compensation, we generally strive to provide compensation opportunities targeted between the 50th and 75th percentile of compensation provided at comparable companies. Comparative compensation levels, however, are only one of several factors that our Compensation Committee considers in determining compensation levels for our executive officers, and the individual elements of an executive officer’s targeted overall compensation opportunity may be below, within, or above this range based on other considerations, including the executive officer’s experience and tenure in his or her position, his or her relative importance to the Company and his or her individual performance, leadership and other skills. The extent to which actual compensation to be received by an executive may materially deviate from the targeted total compensation opportunity will also depend upon Leap’s corporate and operational performance and the individual performance of the particular officer for the year. This approach is intended to ensure that there is a direct relationship between Leap’s overall financial and operational performance and each individual named executive officer’s total compensation.

In general, we seek to provide executives who have the greatest influence on our financial and operating success with compensation packages in which their long-term incentive awards could provide a significant portion of their total compensation opportunity. This focus on incentive awards is intended to provide meaningful compensation opportunities to executives with the greatest potential influence on our financial and operating performance. Thus, we make the most substantial equity awards to our senior executive management team, comprised of our CEO, executive vice presidents and senior vice presidents. In addition, we seek to provide vice presidents and other employees who have significant influence over our operating and financial success with equity incentives that provide high retention value and alignment of these managers’ interests with those of our stockholders. For 2011, a substantial portion of each named executive officer’s potential compensation opportunity was comprised of his annual performance bonus and long-term equity incentive awards. We have not, however, adopted any other formal or informal policies or guidelines for allocating compensation between long-term and short-term incentives, between cash and non-cash compensation, or among different forms of non-cash compensation.

Because the compensation levels of our named executive officers reflect, in part, compensation levels associated with the varying roles and responsibilities of corporate executives in the marketplace, there were differences in the 2011 compensation amounts awarded to our named executive officers. These differences generally arose from the relatively higher compensation opportunities provided to our CEO and executive vice presidents relative to other officers, as well as the significant equity awards provided to Messrs. Roman and Young upon their joining the Company in early 2011.

Elements of Executive Compensation

Leap’s executive officer compensation program is comprised of three primary components: base salary; annual short-term incentive compensation in the form of cash bonuses; and long-term incentive compensation, primarily in the form of stock options, restricted stock awards and deferred stock units. We also provide certain additional employee benefits and retirement programs to our executive officers, as well as severance, change in control and retention benefits.

Base Salary

The base salary for each executive officer is generally established through negotiation at the time the executive is hired, taking into account the executive’s qualifications, experience, prior salary and competitive salary information. As discussed above, in determining base salaries for our executive officers, the Compensation Committee considers compensation paid to officers at comparable companies. In addition, each year the Compensation Committee determines whether to approve merit increases to our executive officers’ base salaries based upon the Company’s prior year performance, the officer’s individual performance and the recommendations of our CEO. From time to time, an executive officer’s base salary may also be increased to reflect changes in competitive salaries for such executive’s position based on the compensation data for comparable companies prepared for our Compensation Committee.

The Compensation Committee did not increase 2011 base salaries for any of our executive officers. The Compensation Committee made this determination based on its review of the compensation levels of officers with similar positions at comparable companies, its philosophy that a substantial percentage of total compensation should be performance based, its assessment of the Company’s financial and operational performance in 2010 and the recommendation of our CEO. Our named executive officers’ base salaries for 2011 are set forth in the table below entitled “Summary Compensation.”

Annual Performance Bonus

We provide an annual cash performance bonus opportunity to our executive officers. The purpose of these bonus awards is to provide an incentive to our executive officers to assist us in achieving our principal financial and operating objectives.

Determination of Target Bonus Amounts

Target and maximum bonus amounts payable to our executive officers are established by the Compensation Committee early in the year, generally as a percentage of each individual executive officer’s base salary. For 2011, the targeted amounts of the bonuses were unchanged from 2010 levels, again based upon the Compensation Committee’s determination that such targets were reasonable and appropriate. The target amounts were set at 100% of base salary for our CEO, 80% of base salary for our executive vice presidents and 65% of base salary for our senior vice presidents. The actual bonus award payable to the executive officers can range from 0% to 200% of the target bonus amount based on relative corporate and individual performance, subject to the Compensation Committee’s discretion to increase or decrease such amount. These target and maximum bonus amounts are based, in part, on the Compensation Committee’s review of cash bonus payments made to similarly-situated executives of other comparable and surveyed companies, as described above. In determining the potential bonus opportunity for an executive officer for a given year, the Compensation Committee generally intends that approximately 75% of the targeted amount be based upon Leap’s corporate performance and that approximately 25% be based upon the officer’s individual performance.

Determination of Actual Bonus Amounts

As indicated above, an important objective of our compensation program is to provide incentives to our executives to accomplish significant strategic, financial and individual performance. As a result, the actual amount of a bonus earned by an executive officer for a given year depends upon corporate and individual performance. Our corporate performance is reviewed by reference to two key performance metrics: (i) a financial measure we call adjusted OIBDA, which we define as operating income (loss) before depreciation and amortization, adjusted to exclude the effects of: gain/(loss) on sale, exchange or disposal of assets, net; impairments and other charges; and share-based compensation expense; and (ii) our number of net customer additions. We believe that achievement of these performance metrics is dependent in many respects upon the efforts and contributions of our named executive officers and their individual performance. When reviewing Leap’s annual corporate performance, the Compensation Committee has the ability to consider any significant investments or special projects undertaken during the year which may have impacted or not been reflected in the Company’s financial or operational results.

Individual performance is determined for our CEO and other executive officers based upon the Compensation Committee’s qualitative assessment of their performance for the year. For executive officers other than our CEO, the Compensation Committee also considers ratings assigned to each individual by our CEO in connection with his assessment of such individual’s performance during the year.

2011 Performance Bonus Awards

The corporate performance goals to permit each of our named executive officers to receive 100% of their 2011 target bonus for corporate performance were: (i) approximately $600 million of adjusted OIBDA; and (ii) approximately 600,000 net customer additions. The threshold levels, below which no performance bonus would be paid, were: (i) approximately 92% of the adjusted OIBDA target; and (ii) approximately 70% of the net customer additions target. Through its financial and operational performance in 2011, the Company achieved approximately 95% of its adjusted OIBDA target and approximately 69% of its net customer additions target. As a result, the Compensation Committee approved the payment of bonuses to the named executive officers relating to our corporate performance which represented approximately 36% of that portion of their target bonuses. These amounts are set forth in the table below entitled “Summary Compensation” in the column entitled “Non-Equity Incentive Plan Compensation.”

With respect to the portion of the bonus based upon individual performance, the Compensation Committee determined the amount of the bonus based, in part, upon a rating assigned to each individual each quarter by our CEO based upon his assessment of such individual’s achievement of performance goals, as well as the Compensation Committee’s more subjective and qualitative assessment of such individual’s overall performance. In particular, the Compensation Committee considered, away other things, the following accomplishments and achievements of our named executive officers:

•

Mr. Hutcheson’s leadership of the Company’s senior management team and his development and oversight of strategic and operational initiatives that delivered solid 2011 financial and operational results, improved the Company’s competitive profile and positioned the Company for additional financial and operational improvements;

•

Mr. Berger’s leadership of the Company’s finance, accounting and investor relations functions, which included improving the Company’s cash position through the issuance of $400 million of 7.75% unsecured senior notes in 2011, and his oversight over the launch and growth of the Company’s Muve Music service and the launch of our new customer billing system;

•

Mr. Roman’s management of the Company’s marketing, customer care and supply chain management activities, including his leadership over the Company’s improved customer care programs, expanded device portfolio, continuing cost-management initiatives and improved procurement processes;

•

Mr. Young’s leadership of the Company’s field and sales operations, which resulted in increased customer activity and decreased churn, and his oversight over the expanded distribution of the Company’s products and services, including through nationwide retail; and

•

Mr. Ingram’s oversight of the Company’s strategic initiatives and business development activities, including activities to improve the Company’s spectrum portfolio and coverage through significant license exchange transactions and the entering into of LTE roaming arrangements.

The amounts paid to the named executive officers based upon their individual performance are set forth in the table below entitled “Summary Compensation” in the column entitled “Bonus.”

The aggregate cash bonuses paid to our named executive officers based on both our corporate performance and their individual contributions were as follows: Mr. Hutcheson: $529,687; Mr. Berger, $273,000; Mr. Roman, $197,232; Mr. Young, $197,625; and Mr. Ingram, $183,100. These amounts constituted the following approximate percentages of the officers’ aggregate target bonuses: Mr. Hutcheson: 71%; Mr. Berger, 64%; Mr. Roman, 49%; Mr. Young, 58%; and Mr. Ingram, 94%.

Long-Term Incentive Compensation

We generally provide long-term incentive compensation to our executive officers and other selected employees through the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended (the “2004 Plan”). The 2004 Plan was approved and adopted by the Compensation Committee in 2004 pursuant to authority delegated to it by the Board and is generally administered by the Compensation Committee. See “— 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan” for additional information regarding the 2004 Plan. In February 2009, we adopted the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc., or the 2009 Inducement Plan, which was established to make awards to new employees as an inducement to their commencing employment with us. The 2009 Inducement Plan was approved by the Board and is also administered by the Compensation Committee. See “— 2009 Employment Inducement Equity Incentive Plan” for additional information regarding the 2009 Inducement Plan.

Under these plans, we grant our executive officers and other selected employees non-qualified stock options at an exercise price equal to (or greater than) the fair market value of Leap common stock (as determined under the plans) on the date of grant and restricted stock and deferred stock units at a nominal purchase price or for no purchase price in exchange for services previously rendered to Leap or its subsidiaries by the recipient. The size and timing of equity awards is based on a variety of factors, including Leap’s overall performance, the recipient’s individual performance and competitive compensation information, including the value of awards granted to comparable executive officers as set forth in the statistical summaries of compensation data for comparable companies prepared for the Compensation Committee. We believe that the awards under these plans help us to reduce officer and employee turnover and to retain the knowledge and skills of our key employees.

In October 2008, the Compensation Committee adopted guidelines regarding the granting of equity awards to executive officers, employees or consultants. Under these guidelines, equity awards are generally granted and effective, to the extent practicable, on the 14th calendar day of the month following their approval by the Board or Compensation Committee (or if that day is not a day on which Leap common stock is actively traded on an exchange, on the next trading day). In addition, the guidelines provide that any stock options to be awarded to existing or newly-promoted executive officers and other senior vice presidents are generally to be approved and granted, to the extent practicable, during periods when trading in Leap common stock is permitted under our insider trading policy or are to be approved with the grant contingent upon, subject to and effective two trading days after, the release of any applicable, material non-public information.

The Compensation Committee has traditionally granted awards of stock options and restricted stock to executive officers and other eligible employees when they initially join us. The initial approach of the Compensation Committee, following our adoption of the 2004 Plan, was to grant initial awards which vested in full in three to five years after the date of grant (with no partial time-based vesting for the awards in the interim) but that were subject to accelerated performance-based vesting prior to that time if Leap met certain performance targets. Since mid-2008, the Compensation Committee has generally granted to executive officers and other eligible employees that join us initial awards that vest over a four year period, with the options vesting in equal 25% annual increments and the shares of restricted stock vesting in 25% increments on the second and third anniversaries of the date of grant and 50% on the fourth anniversary of the date of grant. In addition to the initial stock options and restricted stock awards, the Compensation Committee has traditionally made annual refresher grants of options and/or restricted stock to our executive officers and other eligible employees in order to help us achieve our executive compensation objectives noted above, including the long-term retention of members of our senior management team. These grants generally vest in similar fashion to the initial grants described above.

We do not have any requirements that executive officers hold a specific amount of our common stock or stock options. However, we periodically review executive officer equity-based incentives to ensure that our executives maintain sufficient unvested awards to promote their continued retention.

2011 Long-Term Equity Incentive Awards

Consistent with prior years, a significant portion of the compensation opportunity provided to our named executive officers in 2011 consisted of long-term equity incentive awards. In determining the size and amount of the awards, the Compensation Committee considered a variety of factors, including the number of shares available by the Company for grant, the amount and value of unvested equity awards held by our officers and each officer’s individual performance, leadership and other skills. The Compensation Committee also reviewed the value of grants made by those companies against which the Company compares its compensation, although the Compensation Committee did not seek to grant awards at any predetermined levels relative to such other companies. These grants of stock options and restricted stock were made to our named executive officers pursuant to the 2004 Plan in the amounts set forth in the table under the heading “2011 Grants of Plan-Based Awards.”

Messrs. Roman and Young received stock options and restricted stock awards in connection with the commencement of their employment in early 2011. Each executive was granted two sets of equity awards both consisting of stock options and restricted stock awards. One set of awards is subject to a four-year vesting schedule, with 100% of the options and restricted shares vesting on the fourth anniversary of the date of grant (with respect to Mr. Roman) or December 31, 2014 (with respect to Mr. Young). Mr. Roman’s other awards are subject to the same vesting schedule as the other awards made to our named executive officers during 2011. Mr. Young’s other awards are subject to a four-year vesting schedule, with 25% of the options and restricted shares vesting on December 31st of each of 2011, 2012, 2013 and 2014.

Our other named executive officers received refresher grants of equity awards in November 2011. Approximately 60% of the awards consisted of stock options, which vest in annual installments over four years and had an exercise price set at the then-current fair market value per share of Leap common stock, which will provide value to our executive officers only to the extent that we realize increases in our stock price. Half of the stock options issued to Mr. Hutcheson were issued at the then-current fair value market per share of Leap common stock and the remaining half were issued at exercise prices significantly in excess of the then-current fair market value, thus providing him with additional incentives to drive further stock price appreciation.

The remaining 40% of the awards consisted of performance-vested restricted shares. The performance-vested restricted stock awards vest in 20% increments on the first, second and third anniversaries of the date of grant and 40% on the fourth anniversary of the date of grant, subject to a named executive officer’s continued employment with the Company on each vesting date. However, in order for an installment of shares to vest on an anniversary vesting date, the average of the closing prices of Leap’s common stock for the prior 30-calendar day period must be greater than $8.09, the closing price of Leap’s common stock on November 2, 2011, the date on which the award was originally granted; otherwise, the installment of shares will remain unvested until the average of the closing prices of Leap’s common stock for any subsequent 30-calendar day period is greater than such amount. This additional stock performance condition represents a continuation of the vesting term introduced by the Compensation Committee in 2010 and was intended to tie any future compensation benefit to be received with respect to these awards to the performance of Leap’s common stock, thus further aligning the executive officers’ interests with those of our stockholders.

2012 Long-Term Equity Incentive Awards

In 2012, the Compensation Committee has continued its focus on using long-term incentive compensation to align employee and stockholder interests. In March 2012, the Committee granted additional long-term incentives to our executive officers consisting of stock options, performance-based deferred stock units and performance-based cash awards. These long-term incentives were intended to tie future compensation opportunities available to our executive officers to the performance of Leap common stock and the Company’s financial and operational performance, thus further aligning management’s interests with those of our stockholders.

Approximately 30% of the awards granted in 2012 to our named executive officers (40%, in the case of our CEO) consisted of stock options granted pursuant to our 2004 Plan. These option awards vest in annual installments over four years and have an exercise price equal to the then-current fair market value of Leap common stock, thus providing value to our executive officers only to the extent that we realize increases in our stock price.

Approximately 30% of the awards granted in 2012 to our named executive officers (40%, in the case of our CEO) consisted of performance-based deferred stock units granted pursuant to the 2004 Plan and approximately 40% of the awards (20% in the case of our CEO) consisted of performance-based cash awards. Each deferred stock unit represents the right to receive one share of Leap common stock, subject to performance-based adjustments. The number of shares to be issued with respect to the deferred stock units and the amounts of the cash awards will depend upon the performance of our business during each of 2012 and 2013, as follows:

•

First, in order for any shares to be issued with respect to the deferred stock units or any cash awards to be distributed at the end of the two-year performance period, the average of the closing prices of Leap common stock for the 30-calendar day period prior to December 31, 2013 must be greater than $10.10, the closing price of our common stock on March 16, 2012, the date on which the awards were originally granted. Otherwise, no shares will be issued with respect to the deferred stock units nor will any cash awards be eligible for distribution until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount. This minimum share price requirement, however, does not apply to the deferred stock units granted to our CEO nor will it apply to deferred stock units held by other executive officers if such officers elect to amend the terms of their severance arrangements with us to broaden the definition of “cause” such that they could be terminated and not receive a severance payment if they do not meet certain performance expectations.

•

Second, the Company’s net customer additions and adjusted OIBDA for the two-year performance period must exceed certain minimum achievement levels for each of 2012 and 2013. If both of these achievement levels are met for these years, then a certain percentage of shares underlying the units will be issued and a certain amount of the cash award will be distributed (each up to 200% of the target amount of the awards).

One-half of any shares issuable with respect to the deferred stock units and one-half of the cash award that is earned will vest immediately and be issued to the executive on or after December 31, 2013. The remaining one-half of the eligible awards will vest and be issued to the executive on or after December 31, 2014, subject to the employee’s continued employment with us through that date.

In the event of a change of control in Leap, the executive would be entitled to receive a number of shares underlying the deferred stock units and a cash award, in each case equal to the target amounts, and the awards would continue to vest pursuant to the vesting schedule discussed above. However, the awards would immediately vest in the event that the executive officer’s employment was terminated by us without cause or by the executive for good reason within 90 days prior to or 12 months following the change in control.

Other Benefits

Leap maintains a 401(k) plan for all employees, and provides a 50% match on employees’ contributions, with Leap’s matching funds limited to 6% of an employee’s base salary. Leap’s 401(k) plan allows eligible employees to contribute up to 30% of their salary, subject to annual limits. At our discretion, we may also make additional contributions based upon earnings. Our aggregate contributions for all employees for the year ended December 31, 2011 were approximately $5,633,000.

Our named executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our named executive officers. In addition, Leap provides our named executive officers with supplemental health insurance coverage with a maximum benefit of $750,000 per year per person, the ability to apply for supplemental, company-paid executive disability insurance that provides a benefit of up to $5,000 per month up to age 65, $750,000 of supplemental, company-paid executive life insurance, and $850,000 of executive accidental death and disability insurance. Leap also provides an annual reimbursement benefit of up to $15,000 for financial, estate and tax planning services with the amount of the annual reimbursement grossed up for applicable taxes. We believe that these additional benefits are reasonable in scope and amount and are typically offered by other companies against which we compete for executive talent. Other than our 401(k) plan, we do not maintain any pension plans or plans that provide for the deferral of compensation.

Policy on Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to a publicly-held company for compensation in excess of $1.0 million paid to its principal executive officer, or PEO, and its three most highly compensated executive officers (other than the PEO and the principal financial officer). Certain compensation arrangements are excluded from this limitation, including the payment of certain performance-based compensation awards tied to the attainment of specific goals, as well as the grant of certain stock options. The Compensation Committee believes that it is advisable, to the extent practicable, for Leap to award our executive officers performance-based awards that qualify as “performance-based compensation” under Section 162(m). As a result, we adopted the Leap Wireless International, Inc. Executive Incentive Bonus Plan, or the Executive Bonus Plan, which enables us to pay cash bonuses to our executive officers based on Leap’s achievement of certain predetermined corporate performance goals. In addition, the 2004 Plan allows Leap, among other things, to grant options that are exempt from the limits on deductibility under Section 162(m). Stockholders approved the Executive Bonus Plan and the 2004 Plan at our 2007 annual meeting of stockholders. The material terms of performance goals under the Executive Bonus Plan are subject to re-approval by Leap’s stockholders at the Annual Meeting pursuant to Proposal No. 3 below. Proposal No. 4 below seeks the approval of Leap’s stockholders of an amendment to the 2004 Plan to add performance goals and cash-denominated awards under the plan for the purpose of making awards eligible to be deducted under Section 162(m). To the extent possible, the Compensation Committee intends to generally administer these plans in the manner required to make future awards that qualify as performance-based compensation under Section 162(m). As indicated above, 2011 was a year of significant business transition for the Company during which we introduced a number of significant new business and strategic initiatives to address the evolving industry and to improve our competitive positioning. Because these new initiatives were being developed throughout the year, specific corporate performance goals were not formally adopted in time to make our annual cash bonus awards qualify as performance-based compensation under Section 162(m). The Board and Compensation Committee will continue to retain the discretion to pay discretionary bonuses or other types of compensation outside of the plans which may or may not be tax deductible.

Risk Assessment of Compensation Program

In early 2012, management assessed the Company’s compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual short-term incentive compensation, long-term incentive compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to the Company that could arise from our compensation program.

Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company and reported the results of the assessment to the Compensation Committee.

Summary Compensation

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2011, 2010 and 2009 earned by or paid to our CEO, our former CFO, our three next most highly compensated executive officers as of the end of fiscal 2011 and our former COO. We refer to these officers collectively as our named executive officers for 2011.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Non-Equity Incentive Plan Compensation(3)	Stock Awards(4)	Option Awards(5)	All Other Compensation(6)	Total
S. Douglas Hutcheson	2011	$750,000	$328,945	$200,742	$404,500	$721,898	$87,219	$2,493,304
President, CEO and	2010	$750,000	—	—	$2,205,000	—	$71,292	$3,026,292
Director	2009	$743,699	$355,000	—	$1,648,500	—	$63,016	$2,810,215
Walter Z. Berger(7)	2011	$530,000	$209,514	$113,486	$841,003	$285,714	$99,098	$2,078,815
Former Executive Vice	2010	$530,000	$156,000	—	$945,000	—	$48,447	$1,679,447
President and CFO	2009	$530,000	$270,000	—	—	—	$60,449	$860,449
Raymond J. Roman(8)	2011	$503,288	$472,486	$107,766	$2,163,800	$954,782	$42,181	$4,244,303
Executive Vice President and COO
Robert A. Young(9)	2011	$425,000	$106,622	$91,003	$1,396,000	$797,035	$40,402	$2,856,062
Executive Vice President,
Field Operations
William D. Ingram(10)	2011	$299,974	$165,912	$52,188	$113,260	$166,667	$21,383	$819,384
Executive Vice President,	2010	$299,974	$73,746	—	$472,500	—	$29,498	$875,718
Strategy and Acting CFO	2009	$299,974	$130,000	—	$329,700	—	$17,303	$776,977
Albin F. Moschner(11)	2011	$92,704	—	—	—	—	$799,750	$892,454
Former Executive	2010	$500,000	$30,000	—	$945,000	—	$26,409	$1,501,409
Vice President and COO	2009	$500,000	$220,000	—	$824,250	—	$35,328	$1,579,578

(1)	Represents base salary rate for the applicable year, prorated for any approved changes in base salary during the applicable year. Previously reported base salary amounts for 2009 have been conformed to reflect this method of presentation.

(2)	Except as otherwise indicated in the footnotes below, represents the portion of the annual cash bonus awards to our named executive officers in recognition of their individual performance for the applicable year.

(3)	Represents the portion of the annual cash bonus awards to our named executive officers in recognition of our corporate performance for the applicable year.

(4)

Represents the grant date fair value of restricted stock awards and deferred stock units granted to our named executive officers in 2011, 2010 or 2009, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The amount shown for Mr. Berger’s stock awards for 2011 includes $310,100, representing the grant date fair value of deferred stock units issued to him during 2011, adjusted for our assessment of the probability that the performance conditions to which the award was subject would be achieved. Mr. Berger was awarded 35,000 target units, with the opportunity to earn between zero and 131,250 units based on the Company’s achievement of performance measures for our Muve Music service for fiscal years 2011 and 2012 and Mr. Berger’s continued service to us. The full grant date fair value of the award assuming the highest level of performance was $646,843.

(5)	Represents the grant date fair value for 2011, 2010 or 2009 of options to purchase Leap common stock granted to our named executive officers, computed in accordance with FASB ASC Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(6)	Includes the other compensation set forth in the table below:

Name	Year	Matching 401(k) Contributions	Executive Benefits Payments	Financial Planning Services	Housing and Other Living Expenses	Sick Leave/Vacation Payout	Consulting Fees	Total Other Compensation
S. Douglas Hutcheson	2011	$7,350	$21,567	$23,687	—	$34,615	—	$87,219
	2010	$8,250	$9,541	$30,424	—	$23,077	—	$71,292
	2009	$7,350	$17,860	$11,845	—	$25,961	—	$63,016
Walter Z. Berger	2011	$7,350	$30,004	$49,513	—	$12,231	—	$99,098
	2010	$8,250	$30,005	—	—	$10,192	—	$48,447
	2009	$4,491	$8,978	$36,788	—	$10,192	—	$60,449
Raymond J. Roman	2011	$7,096	$1,777	$23,535	—	$9,773	—	$42,181
Robert A. Young	2011	$4,162	$2,285	$24,147	—	$9,808	—	$40,402
William D. Ingram	2011	$7,095	$7,366	—	—	$6,922	—	$21,383
	2010	$4,984	$9,010	$9,735	—	$5,769	—	$29,498
	2009	$5,020	$3,043	$4,625	—	$4,615	—	$17,303
Albin F. Moschner	2011	$1,442	$1,065	—	—	$—	$797,243	$799,750
	2010	$8,250	$4,210	—	$4,334	$9,615	—	$26,409
	2009	$7,350	$7,971	—	$10,392	$9,615	—	$35,328

The Company’s policy is for its employees to use commercial airline travel to the greatest possible extent. To the extent that an employee’s spouse were to accompany him or her on any flight, the employee would pay for the costs of any such companion travel. In certain limited instances, circumstances have required the Company’s officers to use chartered airline travel. Mr. Moschner’s spouse accompanied him on one chartered business flight in 2009. Because the flight was directly related to the performance of his duties and his spouse used an unoccupied seat on the flight, we did not incur any incremental cost in connection with his travel and did not report any compensation related to the flight.

(7)	Mr. Berger resigned as our executive vice president and CFO, effective February 29, 2012. Each of Mr. Berger’s bonus amounts for 2011, 2010 and 2009 includes a $50,000 retention bonus we agreed to pay him upon the completion of each of his first, second and third years of employment.

(8)	Mr. Roman joined us as our executive vice president and COO in February 2011 and his compensation for 2011 is for the partial year. Mr. Roman’s bonus for 2011 includes a sign-on bonus of $300,000 and a payment of $83,020 consisting of a relocation bonus and reimbursement of relocation expenses.

(9)	Mr. Young joined us as our executive vice president, field operations in January 2011.

(10)	Mr. Ingram’s bonus amounts for 2011, 2011 and 2009 include retention bonuses of $35,000, $25,000 and $25,000 we agreed to pay him upon the completion of each of his first, second and third years of employment, respectively.

(11)	Mr. Moschner retired as our executive vice president and COO, effective January 31, 2011. His bonus amount for 2010 represents a discretionary bonus paid to him in February 2010 in recognition of his contributions to the Company as its then-current COO and in lieu of an increase to his annual base salary.

2011 Grants of Plan-Based Awards

The following table sets forth certain information with respect to non-equity and equity incentive plan awards granted during the fiscal year ended December 31, 2011 to the named executive officers.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
S. Douglas Hutcheson
Annual cash bonus award	—	—	$281,250	$562,500	$1,125,000	—	—	—	—		—		—	—	—
Restricted stock award	11/02/2011	09/28/2011	—	—	—	—	—	—	50,000		—		—	$8.09	$404,500
Stock options	11/02/2011	09/28/2011	—	—	—	—	—	—	—		83,375		$8.09	$8.09	$397,023
	11/02/2011	09/28/2011	—	—	—	—	—	—	—		41,688		$12.00	$8.09	$170,508
	11/02/2011	09/28/2011	—	—	—	—	—	—	—		41,688		$15.00	$8.09	$154,367
Walter Z. Berger
Annual cash bonus award	—	—	$159,000	$318,000	$636,000	—	—	—	—		—		—	—	—
Deferred stock units	11/02/2011	09/28/2011	—	—	—	17,500	35,000	131,250	—		—		—	$8.09	$646,843
Restricted stock award	11/02/2011	09/28/2011	—	—	—	—	—	—	24,000		—		—	$8.09	$194,160
Stock options	11/02/2011	09/28/2011	—	—	—	—	—	—	—		60,000		$8.09	$8.09	$285,714
Raymond J. Roman
Annual cash bonus award	—	—	$150,986	$301,973	$603,945	—	—	—	—		—		—	—	—
Restricted stock awards	02/14/2011	01/20/2011	—	—	—	—	—	—	75,000		—		—	$13.96	$1,047,000
	02/14/2011	01/20/2011	—	—	—	—	—	—	80,000	(7)	—		—	$13.96	$1,116,800
Stock options	02/14/2011	01/20/2011	—	—	—	—	—	—	—		100,000		$13.96	$13.96	$794,960
	02/14/2011	01/20/2011	—	—	—	—	—	—	—		20,000	(7)	$13.96	$13.96	$159,822
Robert A. Young
Annual cash bonus award	—	—	$127,500	$255,000	$510,000	—	—	—	—		—		—	—	—
Restricted stock awards	02/14/2011	01/20/2011	—	—	—	—	—	—	50,000	(8)	—		—	$13.96	$698,000
	02/14/2011	01/20/2011	—	—	—	—	—	—	50,000	(9)	—		—	$13.96	$698,000
Stock options	02/14/2011	01/20/2011	—	—	—	—	—	—	—		50,000	(8)	$13.96	$13.96	$397,480
	02/14/2011	01/20/2011	—	—	—	—	—	—	—		50,000	(9)	$13.96	$13.96	$399,500
William D. Ingram
Annual cash bonus award	—	—	$73,119	$146,237	$292,475	—	—	—	—		—		—	—	—
Restricted stock award	11/02/2011	09/28/2011	—	—	—	—	—	—	14,000		—		—	$8.09	$113,260
Stock options	11/02/2011	09/28/2011	—	—	—	—	—	—	—		35,000		$8.09	$8.09	$166,667

(1)	The equity awards were approved by the Compensation Committee on the dates indicated above and granted on the grant dates listed above pursuant to our equity grant guidelines.

(2)	Represents the portion of the annual cash bonus awards eligible to be earned by our named executive officers in recognition of our corporate performance for 2011, which is payable pursuant to the Company’s Executive Bonus Plan.

(3)	Represents deferred stock units issued to Mr. Berger pursuant to the Company’s 2004 Plan. Each unit represented the right to receive one share of Leap common stock upon vesting and settlement of such unit, subject to our achievement of performance measures for our Muve Music service for fiscal years 2011 and 2012. Mr. Berger resigned as our executive vice president and CFO in February 2012 and the deferred stock units expired.

(4)	Represents restricted stock awards issued pursuant to the Company’s 2004 Plan. Except as otherwise indicated, the restricted stock awards vest in 20% increments on the first, second and third anniversaries of the date of grant and 40% on the fourth anniversary of the date of grant. Each award is also subject to certain accelerated vesting upon a termination of the named executive officer’s employment by us without cause or by the executive for good reason within 90 days prior to or 12 months following a change in control, as described under “— Severance, Retention and Change-in-Control Arrangements — Change-in-Control Vesting of Stock Options and Restricted Stock” below.

With respect to the restricted stock awards granted to Messrs. Hutcheson, Berger and Ingram, in order for an installment of shares to vest on the dates described above, the average of the closing prices of Leap common stock for the prior 30-calendar day period must be greater than $8.09, the closing price of Leap common stock on November 2, 2011, the date on which the award was originally granted; otherwise, the installment of shares will remain unvested until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount.

(5)	Represents options to purchase shares of Leap common stock issued pursuant to the Company’s 2004 Plan. Except as otherwise indicated, the stock options vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. Each award is also subject to certain accelerated vesting upon a termination of the named executive officer’s employment by us without cause or by the executive for good reason within 90 days prior to or 12 months following a change in control, as described under “— Severance, Retention and Change-in-Control Arrangements — Change-in-Control Vesting of Stock Options and Restricted Stock” below.

(6)	Represents the grant date fair value of each individual equity award (on a grant-by-grant basis) as computed in accordance with FASB ASC Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. With respect to the deferred stock units granted to Mr. Berger, the amount represents the full grant date fair value of such award without adjusting for the probability of achieving the performance conditions applicable to the award.

(7)	These grants of restricted stock and stock options made to Mr. Roman vest in full on the fourth anniversary of the grant date, with no interim installment vesting.

(8)	These grants of restricted stock and stock options made to Mr. Young vest in equal annual installments on December 31, 2011, 2012, 2013 and 2014.

(9)	These grants of restricted stock and stock options made to Mr. Young vest in full on December 31, 2014, with no interim installment vesting.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the tables entitled “Summary Compensation” and “2011 Grants of Plan-Based Awards” was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson

Effective as of February 25, 2005, Cricket and Leap entered into an Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson in connection with his appointment as our CEO. The Amended and Restated Executive Employment Agreement amends, restates and supersedes the Executive Employment Agreement dated January 10, 2005, as amended, among Mr. Hutcheson, Cricket and Leap. The Amended and Restated Executive Employment Agreement was amended as of June 17, 2005, February 17, 2006 and December 31, 2008. As amended, the agreement is referred to in this proxy statement as the Executive Employment Agreement.

Under the Executive Employment Agreement, Mr. Hutcheson is entitled to receive an annual base salary, subject to adjustment pursuant to periodic reviews by our Board, and an opportunity to earn an annual performance bonus. In 2011, Mr. Hutcheson’s annual base salary was $750,000. In March 2012, the Compensation Committee approved an increase in his annual base salary to $850,000. His annual target performance bonus is equal to 100% of his base salary, and the amount of any annual performance bonus is determined in accordance with Cricket’s prevailing annual performance bonus practices that are generally used to determine annual performance bonuses for Cricket’s senior executives. In addition, the Executive Employment Agreement specifies that Mr. Hutcheson is entitled to participate in all insurance and benefit plans generally available to Cricket’s executive officers.

Under the terms of the Executive Employment Agreement, if Mr. Hutcheson’s employment were terminated as a result of his discharge by the Company other than for cause or if he resigned with good reason, he would be entitled to receive: (1) any unpaid portion of his salary and accrued benefits earned up to the date of termination; (2) a lump sum payment equal to two times the sum of his then-current annual base salary plus his target performance bonus; and (3) if he elected to receive continued health coverage under COBRA, the premiums for such coverage paid by Cricket for a period of 24 months (or, if earlier, until he was eligible for comparable coverage with a subsequent employer). Mr. Hutcheson would be required to execute a general release as a condition to his receipt of any of these severance benefits.

The Executive Employment Agreement also provides that if Mr. Hutcheson’s employment were terminated by reason of his discharge other than for cause or his resignation with good reason, in each case within one year of a change in control of Leap, and he was subject to excise tax pursuant to Section 4999 of the Code as a result of any payments to him, then Cricket would pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. This gross-up payment may not exceed $1.0 million and, if Mr. Hutcheson’s employment were terminated by reason of his resignation for good reason, such payment would be conditioned on Mr. Hutcheson’s agreement to provide consulting services to Cricket or Leap for up to three days per month for up to a one-year period for a fee of $1,500 per day.

If Mr. Hutcheson’s employment were terminated as a result of his discharge by Cricket for cause or if he resigned without good reason, he would be entitled only to his accrued base salary through the date of termination. If Mr. Hutcheson’s employment were terminated as a result of his death or disability, he would be entitled only to his accrued base salary through the date of death or termination, as applicable, and his pro rata share of his target performance bonus for the year in which his death or termination occurs.

Equity Incentive Plans

2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan

Under the 2004 Plan, Leap grants executive officers and other selected employees non-qualified stock options at an exercise price equal to (or greater than) the fair market value of Leap common stock (as determined under the 2004 Plan) on the date of grant and restricted stock and deferred stock units at a purchase price equal to par value or for no purchase price in exchange for services previously rendered to Leap or its subsidiaries by the recipient. The 2004 Plan allows Leap to grant options that constitute “qualified performance-based compensation” exempt from the limits on deductibility under Section 162(m) of the Code and also allows Leap to grant incentive stock options within the meaning of Section 422 of the Code. The 2004 Plan will be in effect until December 2014, unless our Board terminates the 2004 Plan at an earlier date. As of March 20, 2012, stock options, restricted stock awards and deferred stock units for up to an aggregate of 6,321,304 shares were outstanding under the 2004 Stock Plan, and 29,595 shares (plus any shares that might in the future be returned to the 2004 Stock Plan as a result of cancellations, forfeitures, repurchases, surrender or expiration of awards) remained available for future grants.

Proposal No. 4 below seeks the approval of Leap’s stockholders of an amendment to the 2004 Plan to add performance goals, stock appreciation rights, cash settlement of deferred stock units and cash-denominated awards under the 2004 Plan for the purpose of making certain awards granted pursuant to the 2004 Plan eligible to be deducted under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to provide Leap with the flexibility to grant various cash-based awards under the 2004 Plan. Proposal No. 5 seeks the approval of Leap’s stockholders of an amendment clarifying that any awards granted under the 2004 Plan which are later surrendered by their holder for no consideration without having been exercised or settled may again be awarded under the 2004 Plan. The material terms of the 2004 Plan are described in Proposal No. 4 below.

2009 Employment Inducement Equity Incentive Plan

In February 2009, we adopted the 2009 Inducement Plan. The 2009 Inducement Plan was adopted without stockholder approval as permitted under the rules and regulations of the NASDAQ Stock Market. The 2009 Inducement Plan currently authorizes the issuance of up to 400,000 shares of common stock and provides for awards consisting of stock options, restricted stock and deferred stock units, or any combination thereof.

Awards under the 2009 Inducement Plan may only be made to our new employees or new employees of one of our subsidiaries (or following a bona fide period of non-employment) in connection with that employee’s commencement of employment with us or one of our subsidiaries if such grant is an inducement material to that employee’s entering into employment with us or one of our subsidiaries. As of March 20, 2012, stock options and restricted stock awards for an aggregate of 309,432 shares were outstanding under the 2009 Inducement Plan, and 79,793 shares (plus any shares that might in the future be returned to the 2009 Inducement Plan as a result of cancellations, forfeitures, repurchases or expiration of awards) remained available for future grants.

The 2009 Inducement Plan is administered by the Compensation Committee of Leap’s Board. The change-in-control provisions applicable under the 2009 Inducement Plan are generally consistent with the change-in-control provisions applicable to the 2004 Plan described in Proposal No. 4 below. However, under the 2009 Inducement Plan, in the event of a change in control or certain other corporate transactions or events, for reasons of administrative convenience, we, in our sole discretion, may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction. The 2009 Inducement Plan will be in effect until February 2019, unless Leap’s Board terminates the 2009 Inducement Plan at an earlier date. Leap’s Board may terminate the 2009 Inducement Plan at any time with respect to any shares not then subject to an award under the 2009 Inducement Plan.

The Leap Wireless International, Inc. Executive Incentive Bonus Plan

The Executive Bonus Plan is a bonus plan for our executive officers and other eligible members of management which provides for the payment of cash bonuses based on Leap’s achievement of certain predetermined corporate performance goals. The Executive Bonus Plan authorizes the Compensation Committee or such other committee as may be appointed by the Board to establish periodic bonus programs based on specified performance objectives. The purpose of the Executive Bonus Plan is to motivate its participants to achieve specified performance objectives and to reward them when those objectives are met with bonuses that are intended to be deductible by the Company to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code. We may, from time to time, also pay discretionary bonuses, or other types of compensation, outside the Executive Bonus Plan which may or may not be tax deductible. The Executive Bonus Plan was approved by Leap’s stockholders at the 2007 annual meeting of stockholders and the material terms of performance goals under the Executive Bonus Plan are subject to re-approval by Leap’s stockholders at the Annual Meeting pursuant to Proposal No. 3 below. The material terms of the Executive Bonus Plan are described in Proposal No. 3 below.

Employee Stock Purchase Plan

In September 2005, Leap commenced an Employee Stock Purchase Plan, or the ESP Plan, which allows eligible employees to purchase shares of Leap common stock during a specified offering period. A total of 800,000 shares of common stock were initially reserved for issuance under the ESP Plan. The aggregate number of shares that may be sold pursuant to options granted under the ESP Plan is subject to adjustment for changes in Leap’s capitalization and certain corporate transactions. The ESP Plan is a compensatory plan under FASB ASC Topic 718, Stock Compensation and is administered by the Compensation Committee of the Board. The ESP Plan will be in effect until May 2015, unless the Board terminates the ESP Plan at an earlier date.

Our employees and the employees of our designated subsidiary corporations that customarily work more than 20 hours per week and more than five months per calendar year are eligible to participate in the ESP Plan as of the first day of the first offering period after they become eligible to participate in the ESP Plan. However, no employee is eligible to participate in the ESP Plan if, immediately after becoming eligible to participate, such employee would own or be treated as owning stock (including stock such employee may purchase under options granted under the ESP Plan) representing 5% or more of the total combined voting power or value of all classes of Leap’s stock or the stock of any of its subsidiary corporations.

Under the ESP Plan, shares of Leap common stock are offered during six-month offering periods commencing on each January 1st and July 1st. On the first day of an offering period, an eligible employee is granted a nontransferable option to purchase shares of Leap common stock on the last day of the offering period.

An eligible employee can participate in the ESP Plan through payroll deductions. An employee may elect payroll deductions in any whole percentage (up to 15%) of base compensation, and may decrease or suspend his or her payroll deductions during the offering period. The employee’s cumulative payroll deductions (without interest) can be used to purchase shares of Leap common stock on the last day of the offering period, unless the employee elects to withdraw his or her payroll deductions prior to the end of the period. An employee’s cumulative payroll deductions for an offering period may not exceed $5,000.

The per share purchase price of shares of Leap common stock purchased on the last day of an offering period is 85% of the lower of the fair market value of such stock on the first or last day of the offering period. An employee may purchase no more than 250 shares of Leap common stock during any offering period. Also, an employee may not purchase shares of Leap common stock during a calendar year with a total fair market value of more than $25,000.

In the event of certain changes in Leap’s capitalization or certain corporate transactions involving Leap, the Compensation Committee will make appropriate adjustments to the number of shares that may be sold pursuant to options granted under the ESP Plan and options outstanding under the ESP Plan. The Compensation Committee is authorized to provide for the termination, cash-out, assumption, substitution or accelerated exercise of such options.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2011.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(2)
Name	Exercisable	Unexercisable(1)
S. Douglas Hutcheson	68,085	—		$26.55	01/05/2015	25,000		$232,250	—		—
	75,901	—		$26.35	02/24/2015	37,500		$348,375	—		—
	116,000	—		$60.62	12/20/2016	40,000		$371,600	—		—
	75,000	25,000		$51.50	03/25/2018	80,000	(3)	$743,200	—		—
	—	83,375		$8.09	11/02/2021	50,000	(6)	$464,500	—		—
	—	41,688		$12.00	11/02/2021	—		—	—		—
	—	41,688		$15.00	11/02/2021	—		—	—		—
Walter Z. Berger	62,500	37,500	(4)	$50.13	06/23/2018	22,500	(4)	$209,025	—		—
	—	60,000		$8.09	11/02/2021	20,000		$185,800	—		—
	—	—		—	—	32,000	(3)	$297,280	—		—
	—	—		—	—	24,000	(6)	$222,960	—		—
	—	—		—	—	—		—	35,000	(7)	$325,150
Raymond J. Roman	—	20,000	(8)	$13.96	02/14/2021	75,000		$696,750	—		—
	—	100,000		$13.96	02/14/2021	80,000	(8)	$743,200	—		—
Robert A. Young	12,500	37,500	(9)	$13.96	02/14/2021	37,500	(9)	$348,375	—		—
	—	50,000	(10)	$13.96	02/14/2021	50,000	(10)	$464,500	—		—
William D. Ingram	8,970	56,030	(5)	$79.00	09/19/2017	12,930	(5)	$120,120	—		—
	15,000	—		$51.51	12/22/2017	7,500		$69,675	—		—
	—	35,000		$8.09	11/02/2021	7,500		$69,675	—		—
	—	—		—	—	10,000		$92,900	—		—
	—	—		—	—	16,000	(3)	$148,640	—		—
	—	—		—	—	14,000	(6)	$130,060	—		—
Albin F. Moschner	120,160	—		$26.55	01/31/2015	15,000		$139,350	—		—
	40,000	—		$34.37	10/26/2015	10,000		$92,900	—		—
	30,000	—		$60.62	12/20/2016	18,750		$174,188	—		—
	13,500	4,500		$51.51	02/28/2018	20,000		$185,800	—		—
	18,750	6,250		$45.69	08/06/2018	32,000	(3)	$297,280	—		—

(1)

Except as otherwise set forth in the table, represents our standard form of stock option or restricted stock award for new hires and for additional grants to individuals with existing equity awards. Each stock option vests in four equal annual installments on each of the first four anniversaries of the date of grant. For each restricted stock award, 25% of the award vests on the second and third anniversary of the date of grant and 50% of the award vests on the fourth anniversary of the date of grant. Each award is also subject to certain accelerated vesting upon a termination of the named executive officer’s employment by us without cause or by the executive for good reason within 90 days prior to or 12 months following a change in control, as described under “— Severance, Retention and Change-in-Control Arrangements — Change-in-Control Vesting of Stock Options and Restricted Stock” below.

(2)	Computed by multiplying the closing market price of Leap common stock on December 30, 2011 ($9.29), the last business day in fiscal 2011, by the number of shares subject to such stock award.

(3)	The performance-vested restricted stock awards vest in 20% increments on the first, second and third anniversaries of the date of grant and 40% on the fourth anniversary of the date of grant. However, in order for an installment of shares to vest on the dates described above, the average of the closing prices of Leap common stock for the prior 30-calendar day period must be greater than $15.75, the closing price of Leap common stock on March 15, 2010, the date on which the award was originally granted; otherwise, the installment of shares will remain unvested until the average of the closing prices of the Company’s common stock for any subsequent 30-calendar day period is greater than such amount. On May 12, 2011, the initial 20% installment of the shares vested.

(4)	In connection with the commencement of his employment, Mr. Berger was originally granted 100,000 stock options (i) 50,000 of which were scheduled to vest in four equal annual installments on each of the first four anniversaries of the date of grant and (ii) 50,000 of which were scheduled to vest in two equal annual installments on each of the third and fourth anniversaries of the date of grant. Mr. Berger was also granted an aggregate of 45,000 restricted shares in connection with the commencement of his employment (i) 25,000 of which were scheduled to vest over a four-year period, with 25% of the award vesting on the second and third anniversaries of the date of grant and 50% on the fourth anniversary of the date of grant; and (ii) 20,000 of which were scheduled to vest in two equal annual installments on the third and fourth anniversaries of the date of grant.

(5)	Represents our standard form of stock option or restricted stock award for new equity grants to new hires between January 2007 and May 2008. The award vests on the fifth anniversary of the date of grant.

(6)	The performance-vested restricted stock awards vest in 20% increments on the first, second and third anniversaries of the date of grant and 40% on the fourth anniversary of the date of grant. However, in order for an installment of shares to vest on the dates described above, the average of the closing prices of Leap common stock for the prior 30-calendar day period must be greater than $8.09, the closing price of Leap common stock on November 2, 2011, the date on which the award was originally granted; otherwise, the installment of shares will remain unvested until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount.

(7)	Represents deferred stock units issued to Mr. Berger, the vesting of which was tied to the performance of our Muve Music service and Mr. Berger's continued service. Mr. Berger was awarded 35,000 target units, with the opportunity to earn between zero and 131,250 units based on our achievement of performance measures for Muve Music for fiscal years 2011 and 2012. Each unit represented the right to receive one share of Leap common stock upon vesting and settlement of such unit, subject to our achievement of the performance measures discussed above. Mr. Berger resigned as our executive vice president and CFO in February 2012 and the deferred stock units expired.

(8)	The awards of restricted stock and stock options vest in full on the fourth anniversary of the date of grant, with no interim installment vesting.

(9)	The awards of restricted stock and stock options vest in equal annual installments on December 31, 2011, 2012, 2013 and 2014.

(10)	The awards of restricted stock and stock options vest in full on December 31, 2014, with no interim installment vesting.

2011 Stock Vested

The following table provides information on awards of restricted stock held by our named executive officers that vested during the fiscal year ended December 31, 2011. None of our named executive officers exercised any options to purchase shares of our common stock during the fiscal year ended December 31, 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
S. Douglas Hutcheson	45,000	$732,599
Walter Z. Berger	24,250	$404,201
Raymond J. Roman	—	—
Robert A. Young	12,500	$116,125
William D. Ingram	14,000	$185,957
Albin F. Moschner	26,750	$362,264

(1)	The value realized upon vesting of a restricted stock award is calculated based on the number of shares vesting multiplied by the difference between the fair market value per share of our common stock on the vesting date less the purchase price per share.

Severance, Retention and Change-in-Control Arrangements

We have entered into arrangements with our executives whereby they may receive certain additional benefits in the event that their employment with us were to terminate or in connection with the occurrence of a change in control.

Under our severance arrangements, as described further below, we have agreed to provide our executives with certain benefits in the event that their employment were involuntarily or constructively terminated. These severance benefits are designed to alleviate the financial impact of an involuntary termination through salary, bonus and health benefit continuation and with the intent of providing for a stable work environment. We believe that it is important that we provide reasonable severance benefits to our executive officers because it may be difficult for them to find comparable employment within a short period of time following certain qualifying terminations.

We extend severance and change-in-control benefits to senior management because they are essential to help us fulfill our objectives of attracting and retaining key managerial talent. These arrangements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to remain with us. These arrangements have formed an integral part of the total compensation that we provide to these individuals and are considered by the Compensation Committee when determining executive officer compensation. The decision to offer these benefits, however, did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels.

Severance Arrangements

The terms of our severance arrangement with our CEO, S. Douglas Hutcheson, are set forth in his employment agreement and described above in “Discussion of Summary Compensation and Grants of Plan-Based Awards Tables — Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson.”

Cricket and Leap have entered into Severance Benefits Agreements with our other executive officers (except for Robert Young with whom we have an employment agreement). The terms of the Severance Benefit Agreements automatically extend for a one-year period each December 31, unless notice of termination is provided to the executive no later than January 1st of the preceding year. Under the agreements, in the event that the executive were to be terminated other than for cause or if he or she were to resign with good reason, he or she would be entitled to receive severance benefits consisting of the following: (1) any unpaid portion of his or her salary and accrued benefits earned up to the date of termination; (2) a lump sum payment equal to his or her then-current annual base salary and target bonus, multiplied by 1.5 for executive officers who report directly to our CEO and 1.0 for those who do not; and (3) the cost of continuation health coverage (COBRA) for a period of 18 months for executive officers who report directly to our CEO and 12 months for those who do not (or, if shorter, until the time when the respective officer is eligible for comparable coverage with a subsequent employer). In consideration for and prior to receiving any of these benefits, the officer would be required to provide a general release to Cricket and Leap and agree not to solicit any of our employees, and to maintain the confidentiality of our information, for three years following his or her termination.

For purposes of the Severance Benefit Agreements, “cause” is generally defined to include: (i) the officer’s willful neglect of or willful failure substantially to perform his or her duties with Cricket (or its parent or subsidiaries), after written notice and the officer’s failure to cure; (ii) the officer’s willful neglect of or willful failure substantially to perform the lawful and reasonable directions of the board of directors of Cricket (or of any parent or subsidiary of Cricket which employs the officer or for which the officer serves as an officer) or of the individual to whom the officer reports, after written notice and the officer’s failure to cure; (iii) the officer’s commission of an act of fraud, embezzlement or dishonesty upon Cricket (or its parent or subsidiaries); (iv) the officer’s material breach of his or her confidentiality and inventions assignment agreement or any other agreement between the officer and Cricket (or its parent or subsidiaries), after written notice and the executive’s failure to cure; (v) the officer’s conviction of, or plea of guilty or nolo contendere to, the commission of a felony or other illegal conduct that is likely to inflict or has inflicted material injury on the business of Cricket (or its parent or subsidiaries); or (vi) the officer’s gross misconduct affecting or material violation of any duty of loyalty to Cricket (or its parent or subsidiaries). For purposes of the Severance Benefit Agreements, “good reason” is generally defined to include the occurrence of any of the following circumstances, unless cured within thirty days after Cricket’s receipt of written notice of such circumstance from the officer: (i) a material diminution in the officer’s authority, duties or responsibilities with Cricket (or its parent or subsidiaries), including the continuous assignment to the officer of any duties materially inconsistent with his or her position, a material negative change in the nature or status of his or her responsibilities or the conditions of his or her employment with Cricket (or its parent or subsidiaries); (ii) a material diminution in the officer’s annualized cash and benefits compensation opportunity, including base compensation, annual target bonus opportunity and aggregate employee benefits; (iii) a material change in the geographic location at which the officer must perform his or her duties, including any involuntary relocation of Cricket’s offices (or its parent’s or subsidiaries’ offices) at which the officer is principally employed to a location that is more than 60 miles from such location; or (iv) any other action or inaction that constitutes a material breach by Cricket (or its parent or subsidiaries) of its obligations to the officer under his or her Severance Benefit Agreement.

Employment Agreement with Robert Young

Effective as of January 1, 2011, Cricket and Leap entered into an Employment Agreement with Robert A. Young in connection with his appointment as our executive vice president, field operations. Under the agreement, Mr. Young will be employed for the term beginning on January 1, 2011, and ending on December 31, 2012. Immediately following the employment term, Mr. Young will provide consulting services to us for the period beginning on January 1, 2013, and ending on December 31, 2015. During the consulting period, Mr. Young will report directly to our CEO and he will have the opportunity to provide a minimum of five days per month of consulting services to us. This agreement is referred to in this proxy statement as the “Young Employment Agreement.”

Under the Young Employment Agreement, Mr. Young is entitled to receive an annual base salary of $425,000 during the employment term. His annual target performance bonus for 2011 and 2012 is equal to 80% of his base salary, and the amount of any annual performance bonus will be determined in accordance with Leap’s prevailing annual performance bonus practices that are generally used to determine annual performance bonuses for Leap’s senior executives. During the consulting period, Mr. Young will be paid $4,000 per day for his consulting services. In addition, the Young Employment Agreement specifies that during the employment term, Mr. Young is entitled to participate in all insurance and benefit plans generally available to Leap’s executive officers, and that during the consulting period, Leap will pay the premiums for Mr. Young’s health insurance (until he becomes eligible for comparable coverage with a subsequent employer).

In connection with the commencement of his employment, Mr. Young was granted two sets of equity awards. The “First Equity Awards” consisted of options to purchase 50,000 shares of Leap common stock and 50,000 restricted shares of Leap common stock. All of the First Equity Awards are subject to a four-year vesting schedule, with 25% of the options and restricted shares vesting on December 31st of each of 2011, 2012, 2013 and 2014. The “Second Equity Awards” consisted of options to purchase 50,000 shares of Leap common stock and 50,000 restricted shares of Leap common stock. All of the Second Equity Awards are subject to a four-year vesting schedule, with 100% of the options and restricted shares vesting on December 31, 2014.

Under the terms of the Young Employment Agreement, if Mr. Young’s employment is terminated prior to the expiration of the employment term as a result of his discharge by Leap other than for cause or if he resigns with good reason, he will be entitled to receive: (1) any unpaid portion of his salary and accrued benefits earned up to the date of termination; (2) a lump sum payment equal to the lesser of (a) one and one-half times his annual base salary or (b) the base salary remaining to be paid to him for the remainder of the employment term; (3) a lump sum payment equal to his target performance bonus for the year in which the termination occurs; (4) if he elects to receive continued health coverage under COBRA, the premiums for such coverage paid by Leap for the period beginning on the date of termination through December 31, 2015 (or, if earlier, until he becomes eligible for comparable coverage with a subsequent employer); (5) accelerated vesting in full of all of Mr. Young’s unvested First Equity Awards; and (6) if the termination occurs during 2012, accelerated vesting of 25% of the unvested Second Equity Awards. During the consulting period, if the consulting period is terminated by Leap other than for cause, Mr. Young will be entitled to receive: (1) any accrued, unpaid consulting fees earned up to the date of termination; (2) if he elects to receive continued health coverage under COBRA, the premiums for such coverage paid by Leap for the period beginning on the date of termination through December 31, 2015 (or, if earlier, until he becomes eligible for comparable coverage with a subsequent employer); (3) accelerated vesting in full of all of Mr. Young’s unvested First Equity Awards; and (4) if the termination occurs during 2013, accelerated vesting of 50% of the unvested Second Equity Awards and, if the termination occurs during 2014, accelerated vesting of 75% of the unvested Second Equity Awards. Mr. Young will be required to execute a general release as a condition to his receipt of any of these severance benefits.

If Mr. Young’s employment or consultancy is terminated as a result of his death, disability or discharge by Leap for cause, or if he resigns without good reason, he will be entitled only to his accrued base salary or consulting fees through the date of termination.

Retirement and Employment Transition Agreement with Albin Moschner

On January 17, 2011, Leap and Cricket entered into a Retirement and Employment Transition Agreement with Albin F. Moschner. Under the agreement, Mr. Moschner served as Leap’s COO until January 31, 2011, after which he commenced providing consulting services to Leap and Cricket for a period of eighteen months. For his consulting services, Leap agreed to pay Mr. Moschner a fee of $79,167 per month as well the cost of continued heath care coverage for Mr. Moschner and his eligible dependents. In addition, during the consulting period Mr. Moschner’s unexercised equity awards continue to vest and be exercisable under the terms of 2004 Plan and the respective award agreements pursuant to which they were granted. In the event that Mr. Moschner’s consulting services are terminated by the Company before the end of the eighteen-month period, the Company will pay Mr. Moschner the remaining consulting fees due under the agreement and will continue to pay for the cost of continued health care coverage for remaining period.

Cash Retention Arrangements

In March 2010, we entered into retention arrangements with members of senior management, including our named executive officers, which have since terminated and not been renewed. We entered into these agreements in early 2010 in light of the significant public speculation regarding the competitive and strategic landscape in the wireless industry and our belief that it was important to provide senior management with sufficient, future incentives to remain with the Company for a period of time following any change in control to help ensure any orderly transition. If a change in control had occurred before March 8, 2012, cash awards would be made to our named executive officers in the following amounts: Mr. Hutcheson, $1,125,000; Mr. Berger, $750,000; and Mr. Ingram, $450,000.

Change-in-Control Vesting of Stock Options, Restricted Stock and Deferred Stock Units

The stock option, restricted stock and deferred stock unit awards granted to our named executive officers will become exercisable and/or vested on an accelerated basis in connection with certain changes in control. The period over which the award vests or becomes exercisable after a change in control varies depending upon the date that the award was granted and the date of the change in control.

Under the forms of stock option and restricted stock award agreements for new equity grants to new hires that we used between October 2005 and May 2008, which generally provide for five-year cliff vesting with possible accelerated vesting based on achievement of adjusted EBITDA and net customer additions performance objectives, in the event of a change in control, one-third of the unvested portion of such award would vest and/or become exercisable on the date of the change in control. In the event the named executive officer were providing services to us as an employee, director or consultant on the first anniversary of the change in control, an additional one-third of the unvested portion of such award (measured as of immediately prior to the change in control) would vest and/or become exercisable on such date. In the event that a named executive officer were providing services to us as an employee, director or consultant on the second anniversary of the change in control, the entire remaining unvested portion of such award would vest and/or become exercisable on such date.

In the case of all of our outstanding stock option and restricted stock award agreements, in the event a named executive officer’s employment were terminated by us other than for cause, or if the named executive officer resigned with good reason, during the period commencing 90 days prior to a change in control and ending 12 months after such change in control, each stock option and restricted stock award would automatically accelerate and become exercisable and/or vested as to any remaining unvested shares subject to such award on the later of (i) the date of termination of employment or (ii) the date of the change in control. Under the forms of agreements that we have generally used for refresher grants since December 2007, this is the only means by which the underlying awards would vest or become exercisable in connection with a change in control.

In the case of the deferred stock unit awards and long-term incentive cash awards granted to our executive officers beginning in 2012, in the event of a change in control of Leap, the executive would be entitled to receive a number of shares underlying the deferred stock units and a cash award, in each case equal to the target amounts, and the awards would continue to vest pursuant to their terms. However, the awards would immediately vest in the event that the executive officer’s employment was terminated by us without cause or by the executive for good reason within 90 days prior to or 12 months following the change in control.

The terms “cause” and “good reason” are defined in the applicable award agreements and are substantially similar to the definitions of such terms found in the Severance Benefit Agreements, as described above. The term “change in control” is defined in the 2004 Plan. A named executive officer would be entitled to accelerated vesting and/or exercisability in the event of a change in control only if he or she were an employee, director or consultant on the effective date of such accelerated vesting and/or exercisability, except as otherwise described above.

Potential Change-in-Control and Severance Payments

The following table summarizes potential change-in-control and severance payments that could have been made to our named executive officers as of December 31, 2011. The four right-hand columns describe the payments that would apply in four different potential scenarios:

•	a termination of employment as a result of the named executive officer’s voluntary resignation without good reason or his termination by us for cause;

•	a change in control without a termination of employment;

•

a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case within 90 days before or within a year after a change in control; and

•

a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case not within 90 days before and not within 12 months after a change in control.

Name	Benefit Type	Payment in the Case of a Voluntary Termination without Good Reason or Termination for Cause		Payment in the Case of a Change in Control Without Termination		Payment in the Case of a Termination Other than for Cause or with Good Reason, if Within 90 Days Prior to or Within 12 Months Following a Change in Control		Payment in the Case of a Termination Other than for Cause or with Good Reason, Not Within 90 Days Prior to and Not Within 12 Months Following a Change in Control
S. Douglas Hutcheson	Accrued Salary(1)	$16,488		—		$16,488		$16,488
	Accrued PTO(2)	$254,968		—		$254,968		$254,968
	Cash Severance(3)	—		—		$3,000,000		$3,000,000
	COBRA Payments(4)	—		—		$53,692		$53,692
	Value of Equity Award	—		—		$2,259,969	(5)	—
	Acceleration
	Excise Tax Gross-Up Payment	—		—		$1,000,000	(6)	—
	Cash Retention Award(7)	—		$1,125,000		$1,125,000		—
	Total Value:	$271,456		$1,125,000		$7,710,117		$3,325,148

Walter Z. Berger	Accrued Salary(1)	$11,648		—		$11,648		$11,648
	Accrued PTO(2)	$122,308		—		$122,308		$122,308
	Cash Severance(8)	—		—		$1,431,000		$1,431,000
	COBRA Payments(4)	—		—		$40,269		$40,269
	Value of Equity Award	—		—		$1,312,213	(5)	—
	Acceleration
	Cash Retention Award(7)	—		$750,000		$750,000		—
	Total Value:	$133,956		$750,000		$3,667,438		$1,605,225

Raymond J. Roman	Accrued Salary(1)	$12,088		—		$12,088		$12,088
	Accrued PTO(2)	$20,900		—		$20,900		$20,900
	Cash Severance(8)	$(25,479	)(9)	—		$1,485,000		$1,485,000
	COBRA Payments(4)	—		—		$40,269		$40,269
	Value of Equity Award	—		$—		$1,439,950	(5)	—
	Acceleration
	Total Value:	$7,509		$—		$2,998,207		$1,558,257

Robert A. Young	Accrued Salary(1)	$9,341		—		$9,341		$9,341
	Accrued PTO(2)	$33,375		—		$33,375		$33,375
	Cash Severance(10)	—		—		$765,000		$765,000
	COBRA Payments(4)	—		—		$107,384		$107,384
	Value of Equity Award	—		—		$812,875	(5)	$348,375	(12)
	Acceleration
	Total Value:	$42,716		$—		$1,727,975		$1,263,475

William D. Ingram	Accrued Salary(1)	$6,593		—		$6,593		$6,593
	Accrued PTO(2)	$28,717		—		$28,717		$28,717
	Cash Severance(8)	—		—		$742,436		$742,436
	COBRA Payments(4)	—		—		$40,269		$40,269
	Value of Equity Award	—		$40,035	(11)	$673,068	(5)	—
	Acceleration
	Cash Retention Award(7)	—		$450,000		$450,000		—
	Total Value:	$35,310		$490,035		$1,941,083		$818,015
Albin F. Moschner	Cash Severance(13)	$554,169		—		$554,169		$554,169
	COBRA Payments(4)	$15,660		—		$15,660		$15,660
	Value of Equity Award	—		—		$889,513	(14)	—
	Acceleration
	Total Value:	$569,829		$—		$1,459,342		$569,829

(1)	Represents earned but unpaid salary as of December 31, 2011.

(2)	Represents accrual for paid time off that had not been taken as of December 31, 2011.

(3)	Represents two times the sum of (a) Mr. Hutcheson’s annual base salary as of December 31, 2011 plus (b) the target amount of his annual bonus for 2011. This amount excludes potential payments of $1,500 per day that Mr. Hutcheson could receive for providing consulting services at Leap’s request after a resignation for good reason.

(4)	Amounts shown equal an aggregate of 24 months of COBRA payments for Mr. Hutcheson, 48 months of COBRA payments for Mr. Young, seven months of COBRA payments for Mr. Moschner and 18 months of COBRA payments for Messrs. Berger, Roman and Ingram.

(5)	Represents the value of those awards that would vest as a result of the executive’s termination of employment by us other than for cause or by the named executive officer for good reason within 90 days prior to or within 12 months following a change in control. This value assumes that the change in control and the termination occurred on December 31, 2011 and therefore that the vesting of such award was not previously accelerated as a result of a change in control. The value of such awards was calculated assuming a price per share of our common stock of $9.29, which represents the closing market price of our common stock as reported on the NASDAQ Global Select Market on December 30, 2011.

(6)	Represents the maximum excise tax gross-up payment to which Mr. Hutcheson may be entitled pursuant to his Executive Employment Agreement. The actual amount of any such excise tax gross-up payment may be less than the estimated amount. The excise tax gross-up payment takes into account the severance payments and benefits that would be payable to Mr. Hutcheson upon his termination of employment by the Company without cause or his resignation with good reason in connection with a change in control and assumes that such payments would constitute excess parachute payments under Section 280G of the Code, resulting in excise tax liability. See “Severance, Retention and Change-in-Control Arrangements” above. It also assumes that Mr. Hutcheson would continue to provide consulting services to Leap for three days per month for a one-year period after his resignation with good reason, for a fee of $1,500 per day. Such potential consulting fees are not reflected in the amounts shown in the table above.

(7)	Represents payment of the cash retention award approved by the Compensation Committee on March 4, 2010, which agreements have since terminated. If there had been a change in control (as defined in the 2004 Plan) at any time before March 8, 2012 and the Board approved the payment of the award upon the completion of such change in control, then one-third of the award would have been paid in cash upon such change in control, and two-thirds of the award would have been paid upon the six-month anniversary of such change in control. In order to be eligible to receive an award, an executive was required to continue to be employed by Leap on the date of each such payment (subject to the accelerated payment provisions described below.) If an executive’s employment had been terminated by Leap other than for cause or by the executive for good reason within 90 days prior to or six months following a change in control, then any unpaid portion of the award would have been paid to the executive upon the executive’s termination of employment. As noted above, the cash retention agreements expired by their terms in March 2012 and have not been replaced with new retention arrangements.

(8)	Represents one and one-half times the sum of (a) the executive’s annual base salary as of December 31, 2011 plus (b) the target amount of his annual bonus for 2011.

(9)	Represents the prorated amount of Mr. Roman’s sign-on bonus of $300,000 that he would be required to pay back to Leap in the event he voluntarily resigns without good reason or is terminated by us for cause within one year following February 1, 2011, his first day of employment.

(10)	Represents the sum of (a) Mr. Young’s base salary remaining to be paid for the remainder of his employment period ending December 31, 2012 plus (b) the target amount of his annual bonus for 2011.

(11)	Represents the value of those awards that would vest as a result of a change in control occurring on December 31, 2011, without any termination of employment. The value of such awards was calculated assuming a price per share of our common stock of $9.29, which represents the closing market price of our common stock as reported on the NASDAQ Global Select Market on December 30, 2011.

(12)	Represents the value of those awards that would vest as a result of Mr. Young’s termination of employment by us other than for cause or by Mr. Young for good reason not within 90 days before and not within 12 months following a change in control. This value assumes that the date of termination occurred on December 31, 2011. The value of such awards was calculated assuming a price per share of our common stock of $9.29, which represents the closing market price of our common stock as reported on the NASDAQ Global Select Market on December 30, 2011.

(13)	Represents the consulting fees due to Mr. Moschner for the seven months ending July 31, 2012 to which Mr. Moschner is entitled under his Retirement and Employment Transition Agreement if his consulting period is terminated by Leap for any reason.

(14)	Represents the value of those awards that would vest as a result of the termination of Mr. Moschner’s consulting period by us other than for cause within 90 days prior to or within 12 months following a change in control. This value assumes that the change in control and the termination occurred on December 31, 2011. The value of such awards was calculated assuming a price per share of our common stock of $9.29, which represents the closing market price of our common stock as reported on the NASDAQ Global Select Market on December 30, 2011.

Director Compensation

Compensation Arrangements

The annual compensation package for our non-employee directors consists of a combination of cash and equity.

•

Each of our non-employee directors receives annual cash compensation of $40,000, with the Chairman of the Board receiving $60,000. Following the 2012 Annual Meeting, the annual cash compensation will be increased to $45,000 for our non-employee directors and $65,000 for our Chairman.

•

The chairman of the Audit Committee receives additional cash compensation of $15,000; and the chairmen of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive additional cash compensation of $5,000. Following the Annual Meeting, the additional annual cash compensation for chairing the Board Committees will increase to $20,000 for the chairman of the Audit Committee and to $10,000 for the chairmen of each of the Compensation Committee and Nominating and Corporate Governance Committee. In addition, following the Annual Meeting, members of the Audit, Compensation and Nominating and Corporate Governance Committees (other than the chairs) will receive a $2,500 annual cash retainer.

•

Each of our non-employee directors receives an annual award of $100,000 of restricted shares of Leap common stock pursuant to the 2004 Plan. Each such share is valued at fair market value (as defined in the 2004 Plan) on the date of grant. Each award vests in equal installments on each of the first, second and third anniversaries of the date of grant. All unvested shares under each award will vest upon a change in control (as defined in the 2004 Plan). Following the Annual Meeting, the amount of the annual award will increase to $105,000.

•

Each of our non-employee directors receives a fee of $1,000 to $2,000 (depending on the length of the meeting) for each Board meeting they attend in excess of the first four meetings of the year and for each meeting of any standing committee of the Board they attend in excess of the first four meetings of the year. The per-meeting fee is paid in arrears on a quarterly basis in shares of our common stock pursuant to the 2004 Plan. Prior to January 2012, the shares underlying the grants vested on the first anniversary of the date of grant and all unvested shares vested upon a change in control (as defined in the 2004 Plan) or if the director were not nominated for reelection at the annual meeting of stockholders following the grant date. Beginning in January 2012, the per-meeting fee has been paid in vested shares of our common stock.

From time to time, the Board also pays additional compensation to directors for service on special committees of the Board. We also reimburse directors for reasonable and necessary expenses, including their travel expenses incurred in connection with attendance at Board and committee meetings.

2011 Director Compensation

The following table sets forth certain compensation information with respect to each of the members of our Board for the fiscal year ended December 31, 2011, other than Mr. Hutcheson, whose compensation relates to his service as president and CEO and who does not receive additional compensation in his capacity as a director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
John D. Harkey, Jr.	$40,000	$117,999	$157,999
Ronald J. Kramer	$40,000	$115,997	$155,997
Robert V. LaPenta	$40,000	$117,004	$157,004
Mark A. Leavitt	$40,000	$102,994	$142,994
Mark H. Rachesky, M.D.	$65,000	$131,996	$196,996
Richard R. Roscitt	$40,000	$101,998	$141,998
Robert E. Switz	$40,000	$101,998	$141,998
Michael B. Targoff	$55,000	$133,001	$188,001
John H. Chapple(2)	—	$4,006	$4,006
William A. Roper, Jr.(2)	—	$10,999	$10,999

(1) Represents the grant date fair value of restricted stock awards granted to our non-employee directors in 2011, computed in accordance with FASB ASC Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

On July 29, 2011, we granted 7,429 shares of restricted stock to Messrs. Harkey, Kramer, LaPenta, Leavitt, Rachesky and Targoff in connection with their election to the Board at the 2011 annual meeting of stockholders. The grant date fair value of each of these awards, computed in accordance with FASB ASC Topic 718, was $99,994. On August 15, 2011, we granted 11,641 shares of restricted stock to Messrs. Roscitt and Switz in connection with their appointment to the Board. The grant date fair value of each of these awards, computed in accordance with FASB ASC Topic 718, was $99,996. Each award of restricted stock will vest in equal installments on each of the first, second and third anniversaries of the date of grant. All unvested shares of restricted stock under each award will vest upon a change in control (as defined in the 2004 Plan).

In addition, on the following dates during 2011, we granted the following shares of restricted stock to our directors in the form of per-meeting fees (and the grant date fair value of each award, computed in accordance with FASB ASC Topic 718, is shown in parentheses after each award): (a) January 14, 2011: Dr. Rachesky, 589 shares ($7,999); Mr. Chapple, 295 shares ($4,006); Mr. Harkey, 295 shares ($4,006); Mr. Kramer, 295 shares ($4,006); Mr. LaPenta, 295 shares ($4,006); Mr. Roper, 295 shares ($4,006); and Mr. Targoff, 442 shares ($6,002); (b) July 14, 2011: Dr. Rachesky, 752 shares ($11,002); Mr. Harkey, 410 shares ($5,998); Mr. Kramer, 205 shares ($2,999); Mr. LaPenta, 342 shares ($5,003); Mr. Roper, 478 shares ($6,993); and Mr. Targoff, 889 shares ($13,006); and (c) October 14, 2011: Dr. Rachesky, 1,994 shares ($13,001); Mr. Harkey, 1,227 shares ($8,000); Mr. Kramer, 1,380 shares ($8,998); Mr. LaPenta, 1,227 shares ($8,000); Mr. Leavitt, 460 shares ($2,999); Mr. Roscitt, 307 shares ($2,002); Mr. Switz, 307 shares ($2,002); and Mr. Targoff, 2,147 shares ($13,998). The shares underlying the grants vest on the first anniversary of the date of grant and all unvested shares will vest upon a change in control (as defined in the 2004 Plan). The shares underlying the grants will also vest if the director is not nominated for reelection at the annual meeting of stockholders following the grant date.

The aggregate number of unvested restricted stock awards outstanding at the end of 2011 for each non-employee director was as follows: Mr. Harkey, 14,305; Mr. Kramer, 14,299; Mr. LaPenta, 14,237; Mr. Leavitt, 7,889; Dr. Rachesky, 15,708; Mr. Roscitt, 11,948; Mr. Switz, 11,948; and Mr. Targoff, 15,851.

No options to purchase shares of our common stock were granted to our directors during the fiscal year ended December 31, 2011. The aggregate number of stock option awards that were outstanding at the end of

2011 for each non-employee director were as follows: Mr. Harkey, 2,500; Mr. LaPenta, 12,500; Dr. Rachesky, 40,200; and Mr. Targoff, 4,500. These option grants were made to our non-employee directors in March 2005, and there have been no option grants to our non-employee directors since that time.

(2)	Messrs. Chapple and Roper left our Board following the 2011 annual meeting at the end of their term of service.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our proxy statement for our 2012 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Mark H. Rachesky, M.D.

Richard Roscitt

Michael B. Targoff

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of Leap’s Compensation Committee are Dr. Rachesky, Mr. Roscitt and Mr. Targoff. None of these directors has at any time been an officer or employee of Leap or any of its subsidiaries.

In August 2004, we entered into a registration rights agreement with certain holders of Leap common stock, including MHR Institutional Partners II LP and MHR Institutional Partners IIA LP (which entities are affiliated with Dr. Rachesky, Leap’s Chairman of the Board), whereby we granted them registration rights with respect to the shares of common stock issued to them on the effective date of Leap’s plan of reorganization.

In September 2009, we entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP (collectively, the “MHR Entities”), pursuant to which the parties amended and restated the original registration rights agreement. Each of the MHR Entities is a shareholder of Leap and an affiliate of Dr. Rachesky. Under the Amended and Restated Registration Rights Agreement, we are required to maintain a resale shelf registration statement, pursuant to which these holders may sell their shares of common stock on a delayed or continuous basis. In addition, the MHR Entities have certain demand registration rights and the right in certain circumstances to include their Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) in registration statements that we file for public offerings of our common stock. The Amended and Restated Registration Rights Agreement also revised the definition of “Additional Holder” under the agreement to include affiliates of any “Holder” under the agreement, amended the definition of “Registrable Securities” to include shares of our common stock held by any Holder now or from time to time in the future, and required us no later than December 2, 2009 and thereafter upon request, to register the resale on a delayed or continuous basis of Registrable Securities held or acquired by the Holders that are not the subject of an existing resale shelf registration statement. We have filed a registration statement to register the resale of all of the shares of common stock held by the MHR Entities. Under the Amended and Restated Registration Rights Agreement, we are obligated to pay all the expenses of registration, other than underwriting fees, discounts and commissions. The Amended and Restated Registration Rights Agreement contains cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in a registration statement that are attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation we provided to our named executive officers in 2011, as disclosed above in the section of this proxy statement entitled “Compensation Discussion and Analysis” (which we also refer to as our CD&A) and the related tabular disclosure. Pursuant to the Dodd-Frank Act, the vote on executive compensation is an advisory vote only, and it is not binding on Leap, our Compensation Committee or our Board of Directors. Although the vote is non-binding, our Compensation Committee and Board of Directors value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

We urge shareholders to read the CD&A section of this proxy statement, which describes in detail the principles and objectives of our executive compensation program, which is designed to attract, motivate and retain talented executives who will drive our financial and operational objectives while creating long-term shareholder value. In particular, in the section of the CD&A entitled “Executive Summary” on page 13, we review the Company’s financial and operational performance in 2011 and discuss how those results influenced the compensation earned by our named executive officers, including discussion of the following:

•

2011 Year of Continued Competition and Company Transition — For the Company, 2011 was a year of continued intense competition within the wireless industry and further transition in our business during which we took additional steps to improve our competitive positioning. These efforts included continuing to develop and evolve our product and service offerings, including our new Muve Music offering; continuing to build brand awareness in our markets and improve the productivity of our distribution; continuing to maintain and develop our network to allow us to provide customers with high-quality service, which included the successful launch of our first commercial LTE trial market; and completion of a number of other significant initiatives to strengthen our operating and financial position, including the upgrade of our customer billing system.

•

Significant Year-Over-Financial and Operational Growth — The changes we introduced in our business in 2011 helped drive significant year-over-year financial and operational growth. Total customers for 2011 increased 8% over the prior year, and our rate of customer turnover, or churn, for the year improved nearly 100 basis points to 3.8%. Total revenues and service revenues increased approximately 14% over prior year amounts, driving a nearly $3 year-over-year increase in ARPU. Adjusted OIBDA increased 7% to $562.6 million.

•	Reasonable 2011 Compensation for CEO — The 2011 compensation earned by our CEO, S. Douglas Hutcheson, was reasonable in light of our 2011 financial and operational performance:

•

In 2011, Mr. Hutcheson did not receive any increase to his base salary of $750,000 or to the amount of his annual target bonus, which together were below the 25th percentile of total cash compensation opportunity provided by those companies against which we measured our compensation.

•	Based upon the Company’s financial and operational performance in 2011, Mr. Hutcheson received a cash bonus award of $529,687, which represented approximately 71% of his target bonus amount.

•

Almost half of Mr. Hutcheson’s total compensation for 2011 (as reported in the table entitled “Summary Compensation”) was attributable to long-term equity compensation awards. These awards consisted of stock options, half of which were issued with an exercise price equal to the then-current fair value market of Leap common stock and the remaining half of which were issued at exercise prices significantly in excess of our then-current fair market value. The remaining long-term incentives consisted of performance-vested restricted shares which vest in annual installments only if the average closing price for Leap common stock is at or above the closing price on the date such shares were originally issued for the 30-calendar day period preceding the annual vesting date or for a subsequent 30-day period.

•	Reasonable 2011 Compensation for Other Named Executive Officers — Like Mr. Hutcheson, the other named executive officers earned reasonable compensation amounts in 2011. The Compensation

Committee did not increase 2011 base salaries for any of our named executive officers. The other named executive officers received 2011 cash bonus awards in amounts below their target bonus levels and, like Mr. Hutcheson, a significant portion of their compensation for 2011 consisted of long-term equity compensation awards.

In addition to discussing 2011 compensation, our CD&A also discusses some of the following governance and compensation practices that our stockholders should consider:

•

Independent Compensation Committee — Compensation amounts provided to our executive officers are determined by our Compensation Committee, which is comprised solely of independent directors, as defined by the NASDAQ Stock Market listing standards.

•

Substantial Performance-Based Compensation — To link compensation to corporate and individual performance, a substantial portion of each executive officer’s potential compensation opportunity is comprised of his annual performance bonus and long-term equity incentive awards. For 2011, our long-term incentive awards consisted of stock options, performance-based restricted stock and performance-vested deferred stock units. We have continued our focus on performance-based awards in 2012, granting long-term incentive awards consisting of stock options and performance-based deferred stock units and performance-based cash bonus awards.

•

Reasonable Severance Benefits — We provide our executive officers with severance benefits of between one and two times their annual base salary and target bonus if they are terminated without “cause” or resign for “good reason.”

•

Insider Trading and Equity Grant Policies — We have adopted an insider trading policy which prohibits directors and officers from engaging in short sales or trading in put and call options with respect to our equity securities. We have also established an equity grant policy under which equity awards are generally granted and effective, to the extent practicable, on the 14th calendar day of the month following their approval by the Board or Compensation Committee.

We believe that our executive compensation program is reasonable and structured to drive financial and operational performance and that the total compensation earned by our named executive officers for 2011, including our CEO, was appropriate when viewed in light of our achievements for the year, as well as their individual contributions.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in the CD&A and the related tabular disclosure. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Leap’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Leap’s Proxy Statement for the 2012 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

Vote Required

Stockholder approval, on an advisory basis, of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of our executive compensation program must exceed the number of votes “AGAINST” the approval of our executive compensation program. Abstentions and broker non-votes will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Voting Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION PROGRAM AS DESCRIBED IN THIS PROXY STATEMENT

PROPOSAL 3

REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LEAP WIRELESS INTERNATIONAL, INC. EXECUTIVE INCENTIVE BONUS PLAN

We are asking our stockholders to reapprove the material terms of the performance goals that may apply under the Leap Wireless International, Inc. Executive Incentive Bonus Plan, which we refer to as the “Executive Bonus Plan.” Stockholders approved the Executive Bonus Plan at our annual meeting of stockholders in May 2007. We are asking stockholders to reapprove the material terms of the performance goals under the Executive Bonus Plan in order to allow for certain awards under the Executive Bonus Plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Code. One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed and approved by our stockholders every five years. Stockholders are not being asked to approve any amendments to the Executive Bonus Plan itself, but are only being asked to reapprove the material terms of the performance goals for purposes of compliance with Section 162(m) of the Code.

Leap’s Board believes it is in the best interests of Leap and its stockholders to provide for a stockholder-approved plan under which bonuses paid to its executive officers can be deducted for federal income tax purposes. However, in no event will reapproving the performance goals under the Executive Bonus Plan require the Board, or any applicable committee thereof, to grant bonus awards that are deductible as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Board and any applicable committee thereof reserves the right to grant bonus awards pursuant to terms and conditions that it determines to be in the best interests of Leap and its stockholders, regardless of whether or not such bonus awards result in compensation that is deductible for federal income tax purposes.

The following summary of the terms of the Executive Bonus Plan is qualified in its entirety by reference to the text of the Executive Bonus Plan, which is attached as Appendix B to this proxy statement.

Purpose of the Executive Bonus Plan

The purpose of the Executive Bonus Plan is to motivate its participants to achieve specified performance objectives and to reward them when those objectives are met with bonuses that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Administration

The administration of the Executive Bonus Plan has been delegated to the Compensation Committee. All actions taken and all interpretations and determinations relating to the Executive Bonus Plan made in good faith by the Compensation Committee or Leap’s Board will be final and binding on Leap and all participants.

Eligibility

Participation in the Executive Bonus Plan is limited to those senior vice presidents or more senior officers of Leap or any subsidiary who are selected by the Compensation Committee to receive a bonus award under the Executive Bonus Plan. There are currently approximately eighteen such senior officers.

Performance Objectives

The Compensation Committee may, in its discretion, establish specific performance objectives (including any adjustments) that must be achieved in order for an eligible participant to become eligible to receive a bonus award payment. In order for a bonus award to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance objectives (including any adjustments) must be established in writing by the Compensation Committee no later than the earlier of (i) the ninetieth day following the commencement of the period of service to which the performance goals relate or (ii) the date preceding the date on which 25% of the period of service has lapsed (as scheduled in good faith at the time the performance objectives are established), provided that the achievement of such goals must be substantially uncertain at the time such goals are established in writing. For each performance period with regard to which one or more eligible participants in the Executive Bonus Plan is selected by the Compensation Committee to receive a bonus award, the Compensation Committee will establish in writing one or more objectively determinable performance objectives for such bonus award, based upon one or more of the following business criteria, any of which may be measured in absolute terms (as compared to an incremental increase over a prior period) or as compared to the results of a peer group:

•	revenue;

•	sales;

•	cash flow;

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization);

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization) per share of Leap’s common stock;

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization);

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization) per share of Leap’s common stock;

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	end of period customers or change in customers across a period;

•	working capital;

•	market share; and

•	fair market value per share of Leap’s common stock.

The performance objectives may be expressed in terms of overall company performance or the performance of a business function or business unit and/or Leap’s subsidiaries. The Compensation Committee, in its discretion, may specify different performance objectives for each bonus award granted under the Executive Bonus Plan. Following the end of the performance period in which the performance objectives are to be achieved, the Compensation Committee will, within the time prescribed by Section 162(m) of the Code, determine whether, and to what extent, the specified performance objectives have been achieved for the applicable performance period. To the extent U.S. generally accepted accounting principles, or GAAP, are applicable, the achievement of the above performance objectives will be determined in accordance with GAAP.

Performance periods under the Executive Bonus Plan will be specified by the Compensation Committee and may be a fiscal year of Leap or one or more fiscal quarters during a fiscal year.

Adjustments to the Performance Objectives

For each bonus award granted under the Executive Bonus Plan, the Compensation Committee, in its discretion, may, at the time of grant, specify in the bonus award that one or more objectively determinable adjustments will be made to one or more of the performance objectives established under the criteria discussed above. Such adjustments may include or exclude one or more of the following:

•	items related to a change in accounting principle;

•	items related to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by Leap during the year;

•	items related to dispositions;

•	items related to the launch of one or more new markets or the disposition of one or more markets;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

•	items related to gain or loss on sale of wireless licenses and/or operating assets;

•	items related to impairment of indefinite-lived intangible assets;

•	items related to impairment of long-lived assets and related charges; and

•	share-based compensation expense.

Awards

Under the Executive Bonus Plan, an eligible participant will be eligible to receive awards based upon Leap’s performance against the targeted performance objectives established by the Compensation Committee. If and to the extent the performance objectives are met, an eligible participant will be eligible to receive a bonus award to be determined by the Compensation Committee, which bonus amount may be a specific dollar amount or a specified percentage of such participant’s base compensation for the performance period.

Maximum Award; Negative Discretion

The maximum aggregate amount of all bonus awards granted to any eligible participant under the Executive Bonus Plan for any fiscal year is $1,500,000. The Executive Bonus Plan, however, is not the exclusive means for the Compensation Committee to award incentive compensation to those persons who are eligible for bonus awards under the Executive Bonus Plan and does not limit the Compensation Committee from making additional discretionary incentive awards. The Compensation Committee, in its discretion, may reduce or eliminate any bonus amount otherwise payable to an eligible participant under the Executive Bonus Plan.

Form of Payment

All bonus awards will be paid in cash, subject to any applicable tax or other withholding.

Termination of Employment

If an eligible participant’s employment with Leap or a subsidiary is terminated, including by reason of such participant’s death or disability, prior to payment of any bonus award, all of such participant’s rights under the Executive Bonus Plan will terminate and such participant will not have any right to receive any further payments from any bonus award granted under the Executive Bonus Plan. The Compensation Committee may, in its discretion, determine what portion, if any, of the eligible participant’s bonus award under the Executive Bonus Plan should be paid if the termination results from such participant’s death or disability.

Amendment and Termination

The Compensation Committee or Leap’s Board may terminate the Executive Bonus Plan or partially amend or otherwise modify or suspend the Executive Bonus Plan at any time or from time to time, subject to any stockholder approval requirements under Section 162(m) of the Code or other requirements. However, with respect to bonus awards that the Compensation Committee determines should qualify as performance-based compensation as described in Section 162(m) of the Code, no action of the Board or the Compensation Committee may modify the performance objectives (or adjustments) applicable to any outstanding bonus award, to the extent such modification would cause the bonus award to fail to qualify as performance-based compensation.

Federal Income Tax Consequences

Under present federal income tax law, a participant generally will recognize ordinary income at the time such participant receives cash pursuant to a bonus award under the Executive Bonus Plan. Subject to the limitations of Section 162(m) of the Code, Leap is generally entitled to a tax deduction at the time a participant recognizes ordinary income attributable to an award under the Executive Bonus Plan. Section 162(m) of the Code generally limits the deductibility of non-qualifying compensation in excess of $1,000,000 paid to covered employees. However, Section 162(m) of the Code exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Executive Bonus Plan is intended to satisfy these requirements. The Compensation Committee’s policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. However, the Compensation Committee may elect to forgo deductibility for federal income tax purposes if such action is, in the opinion of the Compensation Committee, necessary or appropriate to further the goals of Leap’s executive compensation program or otherwise is in Leap’s best interests.

New Plan Benefits

It is not possible to determine the actual amount of compensation that will be earned for 2012 or in future years under the Executive Bonus Plan since actual awards will be based on performance objectives and targets established by the Compensation Committee for such performance period in accordance with the terms of the Executive Bonus Plan, and Leap’s relative performance against such performance objectives and targets. However, payouts under the Executive Bonus Plan for 2011 to each of our named executive officers are described in the Compensation Discussion and Analysis and are included in the Summary Compensation Table above.

Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” reapproving the material terms of the performance goals under the Leap Wireless International, Inc. Executive Incentive Bonus Plan must exceed the number of votes “AGAINST” reapproving the material terms of the performance goals under the Leap Wireless International, Inc. Executive Incentive Bonus Plan. Abstentions and broker non-votes will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Voting Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” REAPPROVING THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE LEAP WIRELESS INTERNATIONAL, INC. EXECUTIVE INCENTIVE BONUS PLAN

PROPOSAL 4

APPROVAL OF THE FOURTH AMENDMENT TO THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC.

We are asking our stockholders to approve the fourth amendment to our 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as previously amended (the “2004 Plan”) which adds performance goals, stock appreciation rights (“SARs”), cash settlement of deferred stock units and cash-denominated awards to the 2004 Plan for the purpose of making certain awards granted pursuant to the 2004 Plan eligible to be deducted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to provide Leap with the flexibility to grant various cash-based awards under the 2004 Plan.

The fourth amendment to the 2004 Plan was adopted on April 23, 2012, subject to stockholder approval. Currently, the 2004 Plan provides for the granting of stock options, restricted stock and deferred stock units (which are currently only settled in stock). Based on the current terms of the 2004 Plan, the only form of award granted pursuant to the 2004 Plan that is eligible to qualify as “performance-based compensation” for the purposes of Section 162(m) of the Code is a stock option award. In order for other awards granted pursuant to the 2004 Plan to qualify as tax-deductible “performance-based compensation,” the 2004 Plan must be amended to provide for the granting of qualified performance-based awards, in addition to stock options, and the material terms of the performance goals adopted under the 2004 Plan must be approved by our stockholders. The 2004 Plan will also be amended to provide Leap with the flexibility to grant cash-based awards, including awards denominated in cash, stock appreciation rights and the settlement of deferred stock units in cash, with the cash awards, the stock appreciation rights and the cash-settled deferred stock units all being eligible to qualify as “performance-based compensation” for the purposes of Section 162(m) of the Code if the Administrator (as defined below) determines that it is in the best interests of the Company to do so.

This amendment does not increase the number of shares available for grant under the 2004 Plan nor does it make any material amendment other than to provide Leap with the flexibility to grant cash awards, settle deferred stock units in cash or stock and grant stock appreciation rights (in addition to stock options), all of which may qualify as “performance-based compensation.”

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1,000,000 paid to its chief executive officer and certain other executive officers. However, under Section 162(m) of the Code, the deduction limit does not apply to “qualified performance-based compensation” as provided in the Treasury Regulations under Section 162(m) of the Code if the compensation is awarded by an independent compensation committee and the compensation is disclosed to, and approved by, stockholders. In particular, awards will satisfy the “qualified performance-based compensation” exception if the awards are made under a plan approved by stockholders, the awards are granted by a qualifying compensation committee, the underlying plan sets the maximum number of shares or cash that can be granted to any person within a specified period, the qualified performance-based awards, other than stock options or SARs, are based on performance metrics using stockholder-approved performance goals and, with respect to stock options and SARs, the compensation is based solely on an increase in the stock price after the grant date (i.e., the stock option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

Our Board believes that it is in the best interests of Leap and its stockholders to provide an incentive plan under which a variety of awards made to executive officers can be deducted by the Company for federal income tax purposes and to provide the Company with flexibility with respect to the forms of awards, including the ability to settle certain awards in cash or stock. While this amendment, if approved, will provide the Company with the flexibility to grant awards under the 2004 Plan that are eligible to qualify as “performance-based compensation,” the approval of this amendment will not require the Administrator to grant awards that qualify as “performance-based compensation” and the Administrator reserves the right to grant any form of award permitted by the 2004 Plan, regardless of whether or not the grant of such award results in compensation that is deductible for federal income tax purposes.

The following summary of the terms of the 2004 Plan and the proposed amendment is qualified in its entirety by reference to the text of the 2004 Plan and the various award agreements used thereunder, forms of which have been filed as exhibits to Leap’s Annual Reports on Form 10-K and Current Reports on Form 8-K. The fourth amendment to the 2004 Plan is attached as Appendix C to this proxy statement.

Description of Proposed Amendments

Under the current terms of the 2004 Plan, the only form of equity award that is eligible to qualify as “performance-based compensation” for the purposes of Section 162(m) of the Code is a stock option. The proposed amendment will allow (i) the granting of cash-denominated awards that are eligible to qualify as “performance-based compensation” for the purposes of Section 162(m), (ii) other forms of equity awards that are currently available for grant under the 2004 Plan to be eligible to qualify as “performance-based compensation” for the purposes of Section 162(m) of the Code and (iii) the granting of new forms of awards (SARs, and cash-settled deferred stock units) that will be eligible to qualify as “performance-based compensation” for the purposes of Section 162(m) of the Code. The amendments include a list of performance goals for stockholder approval and related performance adjustments, in each case, that the Company may use as the underlying performance goals and performance adjustments (if applicable) when granting qualified performance-based awards. The amendment also provides for a process for granting qualified performance-based awards and cash awards that may qualify as performance-based awards. No participant in the 2004 Plan may be granted cash awards that are qualified performance-based awards that have an aggregate maximum payment value in any calendar year in excess of $2,000,000 and the maximum number of shares of common stock that a participant may receive in one year with respect to stock options and SARs is 1,500,000 shares of common stock and the maximum number of shares of common stock for which awards other than stock options or SARs may be granted to a participant in one year is 1,500,000 shares of common stock. This award limit is consistent with the award limit in the 2004 Plan prior to the amendment, but such award limit now applies separately to (i) stock options and SARs and (ii) awards other than stock options or SARs.

The performance goals to be added to the 2004 Plan are the same as provided in the Company’s Executive Incentive Bonus Plan discussed in Proposal No. 3 of this proxy statement (and are set forth below). The Administrator may, in its discretion, establish specific performance objectives (including any adjustments) that must be achieved in order for qualified performance-based awards held by an eligible employee to vest. For each qualified performance-based award granted, the Administrator will establish in writing one or more objectively determinable performance objectives for such qualified performance-based awards, based upon one or more of the following business criteria, any of which may be measured in absolute terms, as compared to any incremental increase or as compared to the results of a peer group:

•	revenue;

•	sales;

•	cash flow;

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization);

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization) per share of Leap’s common stock;

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization);

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization) per share of Leap’s common stock;

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	end of period customers or change in customers across a period;

•	working capital;

•	market share; and

•	fair market value per share of Leap’s common stock.

The performance objectives may be expressed in terms of overall company performance or the performance of a business function or business unit and/or Leap’s subsidiaries.

Adjustments to the Performance Goals

For each qualified performance-based award granted under the 2004 Plan, the Administrator, in its discretion, may, at the time of grant, specify in the qualified performance-based award that one or more objectively determinable adjustments will be made to one or more of the performance objectives established under the criteria discussed above. Such adjustments may include or exclude one or more of the following:

•	items related to a change in accounting principle;

•	items related to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by Leap during the year;

•	items related to dispositions;

•	items related to the launch of one or more new markets or the disposition of one or more markets;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

•	items related to gain or loss on sale of wireless licenses and/or operating assets;

•	items related to impairment of indefinite-lived intangible assets;

•	items related to impairment of long-lived assets and related charges; and

•	share-based compensation expense.

Qualified Performance-Based Awards

The amendments also specifically provide for the grant of equity awards that qualify as “performance-based compensation” for the purposes of the exemption from Section 162(m) of the Code. All qualified performance-based awards must be granted by a committee comprised solely of two or more “outside directors” for the purposes of Section 162(m) of the Code. Such awards will be earned, vested and/or payable solely upon the achievement of one or more of the shareholder-approved performance goals that the Administrator approves at the time of the grant.

The fourth amendment does not amend the 2004 Plan in any respect other than to reflect the changes specifically described above. This fourth amendment, adopted on April 23, 2012, supersedes a previous fourth amendment to the 2004 Plan which had been approved by the Board on April 3, 2012 but had not yet been submitted to stockholders for approval nor had the Company taken any actions contemplated by such previous amendment.

Purposes of the 2004 Plan

The purposes of the 2004 Plan are to attract and retain the best available personnel for positions of responsibility and to provide additional incentive to our employees, directors and consultants to promote the success of our business.

The aggregate number of shares of common stock subject to awards under the 2004 Plan is currently 9,300,000. As of March 20, 2012, stock options, restricted stock awards and deferred stock units for up to an aggregate of 6,321,304 shares were outstanding under the 2004 Stock Plan, and 29,595 shares (plus any shares that might in the future be returned to the 2004 Stock Plan as a result of cancellations, forfeitures, repurchases, surrender or expiration of awards) remained available for future grants. The aggregate authorized number may be adjusted for changes in Leap’s capitalization and certain corporate transactions, as described below under the heading “Changes in Control and Corporate Transactions.” To the extent that an award expires, terminates or is cancelled (or, only if Proposal No. 5 is approved by stockholders, surrendered for no consideration), without having been exercised in full or settled, any unexercised shares subject to the award will be available for future grant or sale under the 2004 Plan. Shares of restricted stock which are forfeited, repurchased by us or surrendered pursuant to the 2004 Plan may again be optioned, granted or awarded under the 2004 Plan. In addition, shares of common stock which are delivered by the holder or withheld by us upon the exercise of any award under the 2004 Plan in payment of the exercise or purchase price of such award or tax withholding thereon may again be optioned, granted or awarded under the 2004 Plan.

The maximum number of shares that may be subject to awards settled in stock other than stock options and SARs granted under the 2004 Plan to any individual in any calendar year may not exceed 1,500,000 shares of common stock and the maximum number of shares with respect to which stock options and SARs may be granted under the 2004 Plan to any individual in any calendar year may not exceed 1,500,000 shares of common stock. The maximum payment value for cash awards that are qualified performance-based awards granted under the 2004 Plan to any individual in any calendar year may not exceed $2,000,000.

Administration

The 2004 Plan is generally administered by the Compensation Committee of Leap’s Board (the “Administrator”). However, Leap’s Board determines the terms and conditions of, interprets and administers the 2004 Plan for awards granted to our non-employee directors and, with respect to these awards, the term “Administrator” refers to Leap’s Board. In addition, Leap’s Board may elect to grant awards or may determine to delegate to one or more of Leap’s directors or officers the authority to make grants to individuals who are not directors or executive officers.

Eligibility

The 2004 Plan authorizes discretionary grants to our employees, consultants and non-employee directors, and to the employees and consultants of our subsidiaries, of stock options, restricted stock and deferred stock units. As of March 20, 2012, outstanding equity awards have been issued to approximately 260 of our approximately 3,800 employees and to our eight non-employee directors.

Awards Under the 2004 Plan

Stock Options.    The 2004 Plan provides for discretionary grants of non-qualified stock options, or NQSOs, to employees, non-employee directors and consultants. The 2004 Plan also provides for the grant of incentive stock options, or ISOs, which may only be granted to employees. Stock options may be granted with terms determined by the Administrator; provided that ISOs must meet the requirements of Section 422 of the Code. The 2004 Plan provides that a stock option holder may exercise his or her stock option for three months following termination of employment, directorship or consultancy (12 months in the event such termination results from death or disability). With respect to stock options granted to employees, a stock option terminates immediately in the event of a stock option holder’s termination for cause. The exercise price for stock options granted under the 2004 Plan is set by the Administrator and may not be less than par value (except for ISOs and stock options granted to non-employee directors which must have an exercise price not less than fair market value on the date of grant). To date, however, all stock options granted under the 2004 Plan have had an exercise price greater than or equal to the fair market value of our common stock on the date of grant, as determined under the 2004 Plan. Stock options granted under the 2004 Plan generally have a term of 10 years. As of March 20, 2012, the fair market value (as that term is defined under the 2004 Plan) of a share of our common stock was $9.79.

Stock Appreciation Rights.    The Administrator in its discretion may grant SARs under the 2004 Plan. SARs may be granted in conjunction with a stock option, or granted independently. A SAR entitles the holder to receive, upon exercise, an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a SAR granted independent of a stock option will not be less than 100% of the fair market value of a share of our common stock on the date of grant. A SAR granted in connection with a stock option may be granted at the grant date of the related stock option. Such a SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A SAR granted in conjunction with a stock option will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the related SAR. Each SAR will be evidenced by an award agreement that specifies the exercise price, the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the Administrator may determine. The Company may settle an exercised SAR by delivering a share of our common stock, cash or a combination of stock and cash.

Restricted Stock.    Unless otherwise provided in the applicable award agreement, participants generally have all of the rights of a stockholder with respect to restricted stock. Restricted stock may be issued for a nominal purchase price or for no purchase price in exchange for services previously rendered and may be subject to vesting over time or upon attainment of performance targets. Any dividends or other distributions paid on restricted stock are also subject to restrictions to the same extent as the underlying stock. Award agreements related to restricted stock may provide that restricted stock is subject to repurchase by Leap or subject to forfeiture in the event that the participant ceases to be an employee, director or consultant prior to vesting.

Deferred Stock Units.    Deferred stock units represent the right to receive shares of common stock or cash (pursuant to the fourth amendment to the 2004 Plan) on a deferred basis. Deferred stock units may be subject to vesting over time or upon attainment of performance targets. A deferred stock unit award will not be settled before the deferred stock unit award has vested, and a participant granted a deferred stock unit award generally will have no voting or dividend rights with respect to the underlying shares of common stock, if any, prior to the time when the stock is distributed. The deferred stock unit award will specify when the award will be settled. The Administrator may provide that the deferred stock unit award may be settled on a deferred basis pursuant to a timely irrevocable election by the participant in compliance with Section 409A of the Code.

Cash Awards.    An award granted under the 2004 Plan may be denominated in cash. Each cash award will be granted subject to terms and conditions, if any, that are not inconsistent with the 2004 Plan, as determined by the Administrator and set forth in the applicable award agreement.

Awards Generally Not Transferable

Awards under the 2004 Plan are generally not transferable during the award holder’s lifetime, except, with the consent of the Administrator, pursuant to qualified domestic relations orders. The Administrator may allow non-qualified stock options to be transferable to certain permitted transferees (i.e., immediate family members for estate planning purposes).

Changes in Control and Corporate Transactions

In the event of certain changes in the capitalization of Leap or certain corporate transactions involving the Company and certain other events (including a change in control, as defined in the 2004 Plan), the Administrator will make appropriate adjustments to awards under the 2004 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards. We will give award holders 20 days’ prior written notice of certain changes in control or other corporate transactions or events (or such lesser notice as the Administrator determines is appropriate or administratively practicable under the circumstances) and of any actions the Administrator intends to take with respect to outstanding awards in connection with such change in control, transaction or event. Award holders will also have an opportunity to exercise any vested awards prior to the consummation of such changes in control or other corporate transactions or events (and such exercise may be conditioned on the closing of such transactions or events).

Federal Income Tax Consequences Associated with the 2004 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options.    For federal income tax purposes, if an optionee is granted a NQSO under the 2004 Plan, the optionee will not have taxable income on the grant of the stock option, nor will we be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess of the fair market value of a common share over the stock option exercise price on the date each such stock option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to an optionee when an optionee is granted an ISO or when that stock option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the stock option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (a) two years of the date of grant of the stock option or (b) one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the excess of the fair market value of a common share over the stock option exercise price on the date of the stock option’s exercise will be taxed at ordinary income rates (or, if less, the gain on the sale), and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the stock option, the income the optionee recognizes upon sale or disposition of the shares will not be considered an item of adjustment for alternative minimum tax purposes.

An ISO exercised more than three months after an optionee terminates employment, for reasons other than death or disability, will be taxed as a NQSO, and the optionee will recognize ordinary income on the exercise. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights.    A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid to the participant, and we will generally be entitled to a corresponding deduction.

Restricted Stock.    An individual to whom restricted stock is issued generally will not recognize taxable income upon such issuance, and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price of such shares, and we will be entitled to a deduction for the same amount.

Deferred Stock Units.    For federal income tax purposes, if an individual is granted deferred stock units, he or she generally will not have taxable income on the grant of the deferred stock units, nor will we then be entitled to any deduction. However, when shares of our common stock are distributed to the individual pursuant to the deferred stock units, he or she generally will recognize ordinary income, and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date of distribution over the purchase price per share for the stock issuable pursuant to the deferred stock units.

Cash Awards.    A participant generally will recognize ordinary income at the time such participant receives cash pursuant to a cash award. Subject to the limitations of Section 162(m) of the Code, Leap is generally entitled to a tax deduction at the time a participant recognizes ordinary income attributable to a cash award.

Section 162(m) of the Code.    As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, full-value equity award vesting and settlement, and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 in any one year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation” as provided in the Treasury Regulations under Section 162(m) of the Code if the compensation is awarded by an independent compensation committee and adequately disclosed to, and approved by, stockholders. In particular, equity awards will satisfy the “qualified performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares or maximum amount of cash that can be granted, the qualified performance-based awards, other than stock options, are based on performance metrics using stockholder-approved performance goals and, with respect to stock options, the compensation is based solely on an increase in the stock price after the grant date (i.e., the stock option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

The Administrator can determine the terms and conditions of equity awards granted under the 2004 Plan such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. No assurance is given that any specific award will qualify as “qualified performance-based compensation” under the 2004 Plan.

Section 409A of the Code.    Section 409A of the Code, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the non-qualified deferred compensation. In addition, Section 409A of the Code generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A of the Code imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A of the Code requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Certain awards under the 2004 Plan generally will be subject to the requirements of Section 409A of the Code in form and in operation. For example, the following types of awards generally will be subject to Section 409A of the Code: non-qualified stock options granted with an exercise price less than fair market value on the date of grant, deferred stock unit awards and other awards that provide for deferred compensation.

If a 2004 Plan award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize the compensation deferred under the award as ordinary income when such amounts are vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A of the Code fails to comply, Section 409A of the Code imposes an additional 20% federal income tax on the deferred compensation recognized as ordinary income, as well as interest on such deferred compensation.

2004 Plan Benefits

From January 1, 2012 through March 20, 2012, the Administrator granted the following awards of stock options, restricted stock and deferred stock units under the 2004 Plan. During this period, the Administrator also granted the following cash awards of the kind which, if the proposed amendment to the 2004 Plan described in this Proposal No. 4 is approved by stockholders, will be permitted to be granted in the future under the 2004 Plan:

Name and Position	Aggregate Dollar Value ($)(1)	Number of Stock Options	Shares of Restricted Stock	Number of Deferred Stock Units(2)	Amount of Cash Award(3)
S. Douglas Hutcheson	$5,205,513	417,000	—	183,000	$850,000
Walter Z. Berger	—	—	—	—	—
Raymond J. Roman	$950,175	38,000	—	17,000	$550,000
Robert A. Young	$912,563	45,000	—	20,000	$440,000
William D. Ingram	$1,095,475	62,000	—	27,000	$450,000
Albin F. Moschner	—	—	—	—	—
Executive Group(4)	$11,873,155	758,000	75,000	290,000	$3,722,000
Non-Executive Director Group(5)	$77,995	—	7,823	—	—
Non-Executive Officer Employee Group(6)	$3,624,064	55,525	297,990	35,500	—

(1)	For the equity awards, represents the grant date fair value of each individual equity award (on a grant-by-grant basis) as computed in accordance with FASB ASC Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. For the cash awards, represents the full value of award at target.

(2)	Represents target amounts of performance-based deferred stock units granted to our executive officers. The number of shares to be issued with respect to the deferred stock units will range from 0% to 200% of the targeted amount of the awards, depending upon the extent to which the Company has met certain performance thresholds. For more information regarding the awards, see above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Long Term Incentive Compensation.”

(3)	Represents target amounts of performance-based cash awards granted to our executive officers. The amount of the cash awards to be paid will range from 0% to 200% of the targeted amount of the awards, depending upon the extent to which the Company has met certain performance thresholds. For more information regarding the awards, see above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Long Term Incentive Compensation.”

(4)	Represents aggregate amounts received by the Company’s executive officers during the period.

(5)	Represents aggregate amounts received by members of the Board during the period.

(6)	Represents aggregate amounts received by the Company’s employees (excluding the Company’s executive officers) during the period.

Vote Required

Stockholder approval of this Proposal No. 4 requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the fourth amendment to the 2004 Plan must exceed the number of votes “AGAINST” the approval of the fourth amendment to the 2004 Plan. Abstentions and broker non-votes will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Voting Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDMENT TO THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC.

PROPOSAL 5

APPROVAL OF THE FIFTH AMENDMENT TO THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC.

We are asking our stockholders to approve the fifth amendment to the 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan of Leap Wireless International, Inc., as previously amended, which we refer to as the “2004 Plan”. The fifth amendment of the 2004 Plan was adopted on April 25, 2012, subject to stockholder approval. Currently, the 2004 Plan provides that, to the extent that an award expires, terminates or is cancelled without having been exercised in full or settled, any unexercised shares subject to the award or shares with respect to awards that have not yet been settled will be available for future grant or sale under the 2004 Plan. In addition, the 2004 Plan provides that shares of restricted stock that are forfeited or repurchased by us pursuant to the 2004 Plan may again be optioned, granted or awarded under the 2004 Plan. Further, shares of common stock which are delivered by the holder or withheld by us upon the exercise of any award under the 2004 Plan in payment of the exercise or purchase price of such award or tax withholding thereon may again be optioned, granted or awarded under the 2004 Plan. The fifth amendment to the 2004 Plan clarifies that any awards surrendered for no consideration by their holder without having been exercised in full or settled shall be treated the same as awards that expire, are terminated or are cancelled and the unexercised shares subject to the surrendered award will be available for future grant or sale under the 2004 Plan.

The Board believes that it is in the best interests of Leap and its stockholders to clarify that shares underlying equity awards that are voluntarily surrendered for no consideration by holders may be available for future grant pursuant to the terms of the 2004 Plan. This amendment is intended to provide Leap with the flexibility to accept awards that are no longer providing appropriate retentive value and make them available for future grant under the 2004 Plan in connection with structuring appropriate compensation arrangements for its officers and employees. As a result of the movement in Leap’s trading price over the past few years, there are currently outstanding stock options with exercise prices that significantly exceed the current trading price of Leap common stock. Leap may, in the future, ask certain of its senior executives to surrender, for no consideration, these outstanding stock options with exercise prices that significantly exceed the then-current trading price. No agreements, understandings or arrangements have been made with respect to surrendering stock options for no consideration, but, in light of the foregoing facts, it is an alternative that Leap and its senior executives may consider in the future. Furthermore, the recycling of surrendered shares will provide Leap with the ability to attract and retain talented executives and employees, which may provide incentives for current senior executives to surrender outstanding equity awards that have little or no value to the holder. The terms of the 2004 Plan will continue to provide that, unless Leap stockholders approve such transaction in advance, no holder who surrenders shares underlying equity awards can receive a new equity award in exchange for the surrendered awards.

A summary of the key terms of the 2004 Plan and the plan benefits under the 2004 Plan are provided in Proposal No. 4 of this proxy statement. The summary of the terms of the 2004 Plan as set forth in Proposal No. 4 of this proxy statement and the proposed amendment are qualified in their entirety by reference to the text of the 2004 Plan and the various award agreements used thereunder, forms of which have been filed as exhibits to Leap’s Annual Reports on Form 10-K and Current Reports on Form 8-K. The fifth amendment to the 2004 Plan is attached as Appendix D to this proxy statement.

Description of Proposed Amendment

The 2004 Plan currently provides that, to the extent that an award expires, terminates or is cancelled without having been exercised in full or settled, any unexercised shares subject to the award or shares with respect to awards that have not yet been settled will be available for future grant or sale under the 2004 Plan. Further, shares of common stock which are delivered by the holder or withheld by us upon the exercise of any award under the 2004 Plan in payment of the exercise or purchase price of such award or tax withholding thereon may again be optioned, granted or awarded under the 2004 Plan. The fifth amendment to the 2004 Plan clarifies that any awards surrendered for no consideration by their holder without having been exercised in full or settled shall be treated the same as awards that expire, are terminated or are cancelled and the unexercised shares subject to the surrendered award will be available for future grant or sale under the 2004 Plan.

Voting Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FIFTH AMENDMENT TO THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC.

PROPOSAL 6

APPROVAL OF TAX BENEFIT PRESERVATION PLAN

Background and Reasons for the Proposal

The Company has generated substantial net operating losses (“NOLs”) for federal and state income tax purposes. Subject to certain requirements, we may “carry forward” these NOLs to offset future taxable income and reduce our income tax liability. As result, these NOLs are a very valuable asset to us, and our Board believes that it is in the best interest of the Company and our stockholders to prevent the imposition of limitations on their use. At December 31, 2011, we had NOLs of approximately $2.5 billion (which begin to expire in 2022 for federal income tax purposes and of which $37.2 million will expire at the end of 2012 for state income tax purposes).

Our ability to utilize these NOLs, however, could be limited if we were to experience an “ownership change,” as defined in Section 382 of the Code and similar state provisions. In general terms, an ownership change can occur whenever there is a cumulative shift in the ownership of a company by more than 50 percentage points by one or more “5% stockholders” within a three-year period.

In order to help deter acquisitions of Leap common stock that could limit our ability to use our NOL carryforwards, Leap entered into a Tax Benefit Preservation Plan with Mellon Investor Services, LLC, as rights agent (the “Tax Benefit Preservation Plan”), effective August 30, 2011. Our Board adopted the Tax Benefit Preservation Plan, after consultation with its legal, tax and investment banking advisors, in response to trading in Leap common stock in the weeks prior to August 30, 2011, which our Board believed created a substantially increased risk of an ownership change under Section 382. (The Board had previously adopted a similar plan designed to protect our NOLs on September 13, 2010 but later terminated that plan on June 21, 2011, after it had determined, in consultation with its advisors, that the plan was not necessary at that time to protect the value of the NOLs.)

The Tax Benefit Preservation Plan is designed to deter acquisitions of Leap common stock that would result in a stockholder owning 4.99% or more of Leap common stock (as calculated under Section 382), or any existing holder of 4.99% or more of Leap common stock acquiring additional shares, by substantially diluting the ownership interest of any such stockholder unless the stockholder obtains an exemption from our Board. The Board will consider requests to exempt certain proposed acquisition of our common stock from the applicable ownership trigger if it determines in its sole discretion that the requested acquisition will not limit or impair the availability of the NOLs to Leap.

The Board is asking Leap stockholders to approve the Tax Benefit Preservation Plan at the Annual Meeting. The stockholder vote, however, will not be binding on the Board. If stockholders do not approve the Tax Benefit Preservation Plan, the Board intends to hold a meeting to consider whether to retain the plan. The Board will consider the outcome of the stockholder vote, together with all available information relevant to whether the Tax Benefit Preservation Plan continues to be necessary to protect the value of the Company’s NOLs, in deciding whether to retain the plan.

Summary Description of the Tax Benefit Preservation Plan

The following description of the terms of the Tax Benefit Preservation Plan does not purport to be complete and is qualified in its entirety by reference to the Tax Benefit Preservation Plan, which is attached hereto as Appendix E and is incorporated herein by reference. We urge you to read carefully the Tax Benefit Preservation Plan in its entirety as the discussion below is only a summary.

Dividend of Preferred Stock Purchase Rights.    In connection with its adoption of the Tax Benefit Preservation Plan, on August 30, 2011, the Board declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of Leap common stock outstanding at the close of business on September 12, 2011 (the “Record Date”). Each Right will entitle the registered holder, after the Rights become exercisable and until August 31, 2014 (or the earlier redemption, exchange or termination of the Rights), to purchase from Leap one one-thousandth of a share of Leap’s Series A Junior Participating

Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a price of $60.00 per one one-thousandth of a share of Preferred Stock, subject to certain anti-dilution adjustments (the “Purchase Price”). One Right was distributed to Leap stockholders for each share of common stock owned of record by them at the close of business on September 12, 2011. As long as the Rights are attached to the common stock, Leap will issue one Right with each new share of common stock so that all such shares will have attached Rights. Leap has reserved 160,000 shares of Preferred Stock for issuance upon exercise of the Rights.

Transfer, “Flip In” and Exercise of Purchase Rights.    Until the earlier to occur of (i) the close of business on the tenth business day following a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of our common stock (an “Acquiring Person”) or (ii) the close of business on the tenth business day following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of Leap common stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to common stock certificates outstanding as of the Record Date, by such common stock certificates, or, with respect to uncertificated common stock registered in book entry form, by notation in book entry, in either case together with a copy of the Summary of Rights attached as Exhibit C to the Tax Benefit Preservation Plan. The Board can postpone the Distribution Date in certain circumstances. Shares held by persons participating in a group are deemed to be beneficially owned by all persons treated as the same entity for purposes of Section 382 of the Code.

The Tax Benefit Preservation Plan provides that any person who beneficially owned 4.99% or more of Leap common stock as of the first public announcement of the adoption of the Tax Benefit Preservation Plan (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Tax Benefit Preservation Plan unless the Existing Holder becomes the beneficial owner of one or more additional shares of our common stock (other than pursuant to a dividend or distribution paid or made by Leap on the outstanding common stock, pursuant to a split or subdivision of the outstanding common stock or pursuant to the acquisition of common stock upon the exercise of any option, warrants or other rights, or upon the initial grant or vesting of restricted stock, granted by Leap to our directors or officers). However, if upon acquiring beneficial ownership of one or more additional shares of common stock, the Existing Holder does not beneficially own 4.99% or more of our common stock then outstanding, the Existing Holder will not be treated as an “Acquiring Person” for purposes of the Tax Benefit Preservation Plan.

The Rights will be transferred only with our common stock until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights). After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Term of Tax Benefit Preservation Plan and Expiration of Rights.    The Rights are not exercisable until the Distribution Date. The Rights will expire on August 31, 2014, subject to Leap’s right to extend such date, unless earlier redeemed or exchanged by Leap or terminated, or if the Board determines that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which Leap could use the NOLs, or materially impair the amount of the NOLs that could be used by Leap in any particular time period, for applicable tax purposes. The Rights do not have any voting rights.

Rights and Preferences of Preferred Stock.    Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 or (ii) 1,000 times the dividend, if any, declared per share of our common stock. In the event of liquidation, dissolution or winding up of Leap, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of our common stock. Each share of Preferred Stock will have 1,000 votes and will vote together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. The Preferred Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions.

The Purchase Price payable, and the number of one one-thousandth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of Leap for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

No Stockholder Rights.    Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of Leap other than the rights such holder has as a result of its ownership of our common stock.

Merger, Exchange or Redemption of Purchase Rights.    In the event that a person becomes an Acquiring Person or if Leap were the surviving corporation in a merger with an Acquiring Person and shares of our common stock were not changed or exchanged in such merger, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, Leap were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

Exchange Option.    At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding common stock of Leap, the Board may cause Leap to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for shares of our common stock at an exchange rate of one share of common stock per Right (subject to adjustment).

Redemption of Rights.    The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Tax Benefit Preservation Plan.    Any of the provisions of the Tax Benefit Preservation Plan may be amended by the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, Leap may amend or supplement the Tax Benefit Preservation Plan in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person).

Other Considerations

As described above in “Background and Reasons for the Proposal,” Leap’s ability to utilize its significant NOLs may be limited if an “ownership change” under Section 382 were to occur. The Tax Benefit Preservation Plan is an important tool in reducing the likelihood that such an “ownership change” will occur and, therefore, in protecting Leap’s ability to offset future taxable income. Therefore our Board believes it in Leap’s and our stockholders’ best interests to approve the Tax Benefit Preservation Plan.

Nonetheless, we cannot eliminate the possibility that an “ownership change” will occur even if the Tax Benefit Preservation Plan is approved. You should consider the following factors when making your voting decision.

Future Use and Amount of NOLs is Uncertain.    Leap’s use of the NOLs depends on Leap’s ability to generate taxable income in the future. We cannot assure you that Leap will have taxable income in any applicable period or, if we do, whether such income or the NOLs at such time will exceed any potential Section 382 limitations.

Potential Challenge to NOLs.    The amount of the NOLs has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that Leap experienced an “ownership change” and attempt to reduce the benefit of the NOLs even if the Tax Benefit Preservation Plan is put into place.

Continued Risk of Ownership Change.    Although the Tax Benefit Preservation Plan is intended to diminish the likelihood of an “ownership change” as defined in Section 382 of the Code, Leap cannot assure you that it will be effective. The amount by which Leap’s ownership may change in the future could, for example, be affected by purchases and sales of stock by our five-percent stockholders who either are unaware of the plan or make a conscious decision to discount the potential consequences under the plan.

Potential Effects on Liquidity.    The Tax Benefit Preservation Plan is intended to deter persons or groups of persons from acquiring ownership of shares of our common stock in excess of the specified limitations. A stockholder’s ability to dispose of Leap common stock may be limited if the Tax Benefit Preservation Plan reduces the number of persons willing to acquire our stock or the amount they are willing to acquire. A stockholder’s ownership of Leap common stock may become subject to the Tax Benefit Preservation Plan upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to monitor their ownership of our common stock carefully and to consult their own legal advisors to determine whether their ownership of our common stock approaches the proscribed level in the Tax Benefit Preservation Plan.

Potential Impact on Value.    The Tax Benefit Preservation Plan could negatively impact the value of Leap common stock by deterring persons or groups of persons from acquiring shares of our common stock, including in acquisitions for which some stockholders might receive a premium above market value.

Potential Anti-Takeover Effect.    Our Board adopted the Tax Benefit Preservation Plan to diminish the risk that Leap’s ability to use its NOLs to offset future taxable income becomes limited. Nonetheless, the Tax Benefit Preservation Plan may have an “anti-takeover effect” because it may deter a person or group of persons from, without obtaining the approval of our Board, acquiring beneficial ownership of 4.99% or more of our common stock, or, in the case of persons who already beneficially own 4.99% or more of our common stock, from acquiring beneficial ownership of any additional shares of our common stock. As the Tax Benefit Preservation Plan will cause substantial dilution to any person or group who attempts to acquire such an interest in Leap without advance approval from our Board, one effect of the Tax Benefit Preservation Plan may be to render more difficult or discourage any attempt to acquire Leap or a substantial interest in Leap without Board approval.

Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the Tax Benefit Preservation Plan must exceed the number of votes “AGAINST” the approval of the Tax Benefit Preservation Plan. Abstentions and broker non-votes will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Voting Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF OUR TAX BENEFIT PRESERVATION PLAN

AS DESCRIBED IN THIS PROXY STATEMENT

PROPOSAL 7

STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING IN DIRECTOR ELECTIONS

We received notice from the California State Teachers’ Retirement System, or CalSTRS, that it intends to present the following stockholder proposal and supporting statement at the Annual Meeting. According to information provided to us, CalSTRS, whose address is 100 Waterfront Place, MS-04, West Sacramento, California, 95605-2807, beneficially owned 131,277 shares of our common stock as of February 24, 2012. In accordance with the applicable proxy rules and regulations, the proposed resolution and supporting statement (for which neither Leap nor its Board of Directors accepts responsibility) are set forth below.

Stockholder Proposal and Supporting Statement

Be It Resolved:    That the shareholders of Leap Wireless International, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:    In order to provide shareholders a meaningful role in director elections, the Company’s current direction election standard should be changed from a plurality voting standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 77% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder’s role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performance directors and increase the directors’ accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

Board of Directors’ Statement in Opposition to the Stockholder Proposal

Our Board has carefully reviewed and considered this stockholder proposal and believes it is not in the best interests of our stockholders at this time. For the reasons set forth below, the Board believes that Leap’s current plurality voting standard continues to be the best standard for electing our directors. The Board therefore recommends a vote AGAINST the stockholder proposal.

Unlike the long-standing and widely used plurality voting standard, the majority voting standard has not yet been fully tested and may have ramifications that are not yet completely understood.

Leap currently employs a plurality voting standard in director elections, which is the default standard under Delaware law and under the laws of many other states. It is also the prevailing method used by corporations in the United States, including some of the largest corporations in the country and corporations recognized as leaders in corporate governance. Because plurality voting has long been the accepted standard, the rules governing plurality voting are well established and widely understood.

The Board believes the majority voting standard, in contrast, may raise issues for which there is little precedent. Our Board believes that there are complex legal and practical issues surrounding the implementation of a majority voting system and that the stockholder proposal fails to adequately address these issues. For example, a majority voting standard presents the potential problem of “holdover” directors, which would occur when, as a result of the majority voting structure, a director receives less than a majority of the votes cast and is therefore not elected but, as a result of Delaware law, continues to serve until his or her successor is elected and qualified. In other words, implementation of the stockholder proposal could result in a situation where unelected incumbent directors nonetheless remain on our Board for some period of time until a subsequent stockholder meeting is held. In addition, the stockholder proposal does not address how to handle vacancies on the Board that may result if one or more directors are not elected because they fail to receive a majority of the votes cast. We believe that these and other questions regarding the mechanics of majority voting would need to be resolved before exposing our company to the uncertainty and potential unforeseen risks involved in such a system.

In light of these uncertainties, the legal community, shareholder advocates, governance experts, public companies and other groups are still debating whether the purported benefits of such a standard outweigh the risks and are considering how to deal with the practical difficulties of implementing a majority voting standard. The discussions surrounding the adoption of the Dodd-Frank Act, for example, included discussions about whether majority voting should be made mandatory for all public companies. Congress did not, however, mandate majority voting as part of the Dodd-Frank Act, supporting our view that concerns and questions regarding majority voting remain. We have been monitoring and will continue to monitor the ongoing debate and developments on this topic and will re-evaluate our approach as necessary in response to any emerging consensus or progressions in the discourse. Our Board is of the view that any change in voting standards should be undertaken cautiously and only with a better grasp of the potential ramifications of such a change. Until the advantages, disadvantages, feasibility and implications of majority voting are more thoroughly understood, we believe it would be premature and imprudent to abandon our long-standing voting standard to venture into uncharted territory.

A majority voting standard could have negative consequences for us.

Our Board is likewise concerned about the potential unintended and undesirable effects of majority voting for Leap and its stockholders, including, for instance, the potential cost and disruption involved in director elections subject to majority voting and the possible pitfalls associated with failed elections. For example, a majority voting standard may unnecessarily increase the cost to us of soliciting stockholder votes, with the potential to turn every annual meeting into an expensive and time-consuming contest that drains corporate funds and distracts management and our Board from more pressing matters. For example, special-interest or single-issue stockholders could choose to promote a “vote no” campaign against the election of one or more director nominees in an effort to forward their particular agendas at the expense of other Leap stockholders. To prevent such stockholders from thwarting a productive director or group of directors from being elected, we could be forced to resort to proactive and costly solicitation strategies and to divert our attention from our everyday business. If we are unable to obtain the requisite votes for our slate of directors despite these efforts, such special-interest or single-issue stockholders, who are at best indifferent to and at worst hostile to the long-term interests of other Leap stockholders, may gain undue influence.

Further, in addition to the uncertainties discussed above, the Board believes that holdover directors and vacancies resulting from failed elections could lead to other adverse consequences. In addition to the potentially substantial cost involved in soliciting stockholder votes in the first place, we could incur the potentially substantial cost involved in soliciting stockholder votes all over again if, as a result of the majority voting standard, we are faced with the need to replace a holdover director or fill a resulting vacancy. To make matters worse, the process of identifying, evaluating and electing a director may be an unavoidably slow one, resulting in extended time periods dedicated to the election process and lingering uncertainty over the identity of our Board members. Moreover, vacant Board positions may increase the workload of our existing directors, especially those serving on Board committees, and until any such vacancies are filled, we could confront problems in complying with stock exchange listing requirements or federal securities laws. For instance, if an insufficient number of directors who meet the independence and financial literacy requirements of NASDAQ is elected, we could be incapable of taking important corporate action until the situation is remedied.

These potential negative effects of the stockholder proposal are exacerbated by the recent amendment to the New York Stock Exchange, or NYSE, Rule 452, which eliminated broker discretionary voting in uncontested director elections. Even though we are a NASDAQ-listed company, this rule governs all brokers licensed by the NYSE, including those who hold our stock on behalf of a client. Consequently, our Board believes this change will make it more difficult to obtain a high voter turnout for the election of directors and, when combined with the higher voting threshold inherent in a majority voting standard, will ultimately make it more difficult to obtain enough stockholder votes to fill all of our Board seats. To overcome the effect of this amended NYSE rule, we may have to increase our solicitation expenditures even in routine elections where no “vote no” campaign has been launched, perhaps requiring us to use corporate resources to conduct telephone solicitation campaigns, make second mailings of proxy materials or engage in other vote-getting strategies.

The stockholder proposal is not necessary to ensure the election of highly qualified directors given our already strong corporate governance practices.

Although the stockholder proposal may have a downside for Leap and its stockholders, the Board does not feel it has any clear upside for us, given our strong process for identifying, nominating and evaluating highly qualified director candidates and our commitment to accountability and transparency in corporate governance. The Board has already adopted what it considers to be strong director nomination procedures. As described under the section entitled “Board of Directors and Board Committees—Director Nomination Process,” the Nominating and Corporate Governance Committee, which consists only of independent directors, takes into account a variety of factors when recommending candidates for our Board, including professional integrity, business and industry expertise and practical and mature business judgment, and has established procedures for considering candidates recommended by our stockholders. As a result, our stockholders have consistently elected highly qualified, dedicated directors with outstanding professional reputations and a diverse set of qualifications, attributes and skills, all of whom are independent as defined by the NASDAQ Stock Market listing standards, except for Mr. Hutcheson (who, as our president and CEO and an employee of the Company, is not considered independent under these standards).

Further, contrary to the suggestion made in the stockholder proposal, we do not believe that a plurality voting standard prevents our stockholders from registering dissatisfaction with the Board or is in any way inconsistent with the accountability of our directors to our stockholders. Our stockholders have always had the ability to nominate an alternative Board candidate or candidates for stockholder consideration, and our Bylaws further permit stockholders to remove directors, with or without cause, by a majority of the shares entitled to vote. Moreover, a plurality voting standard does not, as the stockholder proposal implies, render “withhold” votes meaningless. Because we are required to report voting results of director elections in a publicly filed report on Form 8-K, there is significant visibility as to any director who receives a large number of “withhold” votes, providing stockholders with a viable means to publicly communicate any dissatisfaction with individual Board members or the Board as a whole to other stockholders. “Withhold” votes also have the potential to influence our Nominating and Corporate Governance Committee, which reviews the voting results from each annual meeting. Also, because we do not have a classified Board, our stockholders are able to express their confidence, or lack of confidence, in each director on an annual basis. Given the existing safeguards, our Board feels that a different voting standard is unnecessary and would not enhance corporate governance or result in a more effective Board.

Because our directors have consistently received a majority of votes cast, even without the majority voting standard in place, the stockholder proposal is unlikely to result in any tangible benefit in our case.

The stockholder proposal reflects the view that majority voting is unqualifiedly appropriate for all companies at all times and under all circumstances. Our Board, however, disagrees with this one-size-fits-all, cookie-cutter approach to corporate governance. We believe that our plurality standard has served us well to date and that the stockholder proposal is especially unwarranted in our case. At every election we have held since the formation of the Company, our stockholders have elected our Board members, even under a plurality voting standard, by the affirmative vote of at least a majority of votes cast. Accordingly, as a practical matter, implementation of the stockholder proposal would not have had any impact on the outcome of these prior director elections. This suggests that the stockholder proposal is not made in response to any particular concerns over the contribution of our directors or any perceived deficiencies with our current director election process. Instead, the historic support our stockholders have shown for our directors underscores our stockholders’ satisfaction with the composition of our Board and confidence in our corporate governance protections and renders the stockholder proposal unnecessary for our company.

The Board accordingly recommends a vote AGAINST this proposal.

Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the stockholder proposal must exceed the number of votes “AGAINST” the stockholder proposal. Abstentions and broker non-votes will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Voting Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE MAJORITY VOTING STOCKHOLDER PROPOSAL ABOVE

PROPOSAL 8

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL 2012

Leap’s financial statements for the fiscal year ended December 31, 2011 have been examined by PricewaterhouseCoopers LLP, which has audited Leap’s financial statements since 1998. The Board has selected PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and has directed that management submit the selection of the independent registered public accounting firm to the stockholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the ratification of Leap’s independent registered public accounting firm must exceed the number of votes “AGAINST” the ratification of Leap’s independent registered public accounting firm. Abstentions will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Stockholders are not required to ratify the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Leap and its stockholders.

Voting Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012

The following table summarizes the aggregate fees billed to Leap by its independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2011 and 2010 (in thousands):

	2011	2010
Audit fees(1)	$2,896	$2,918
Audit-related fees(2)	274	908
Tax fees(3)	48	468
All other fees	—	—

Total	$3,218	$4,294

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the consolidated annual financial statements of Leap and its subsidiaries and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements of Leap and its subsidiaries and are not reported under “Audit fees.” For the fiscal years ended December 31, 2011 and 2010, these fees primarily related to assurance and related services in connection with the implementation and testing of a new customer billing system.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning. For the fiscal years ended December 31, 2011 and 2010, these services included assistance regarding federal and state tax compliance and consultations regarding various income tax issues.

In considering the nature of the services provided by PricewaterhouseCoopers LLP, the Audit Committee determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with PricewaterhouseCoopers LLP and Leap management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board. The Audit Committee requires that all services performed by PricewaterhouseCoopers LLP be pre-approved prior to the services being performed. During the fiscal years ended December  31, 2011 and 2010, all services were pre-approved in accordance with these procedures.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Leap’s Board of Directors is comprised solely of independent directors, as defined by the listing standards of the NASDAQ Stock Market, and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee is responsible for monitoring and overseeing management’s conduct of Leap’s financial reporting process, Leap’s systems of internal accounting and financial controls, and the independent audit of Leap’s financial statements by Leap’s independent registered public accounting firm.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Leap as of and for the fiscal year ended December 31, 2011 with both management and PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and it has discussed with PricewaterhouseCoopers LLP the issue of its independence from Leap.

Based on the Audit Committee’s review of the audited financial statements and its discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael B. Targoff, Chairman

Robert V. LaPenta

Mark A. Leavitt

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of March 20, 2012 for:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	each of our current directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The percentage of ownership indicated in the following table is based on 79,218,426 shares of common stock outstanding on March 20, 2012.

Information with respect to beneficial ownership has been furnished by each director and officer, and with respect to beneficial owners of more than 5% of our common stock, by Schedules 13D and 13G, filed with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 20, 2012 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

5% Stockholders, Directors and Officers(1)	Number of Shares	Percent of Total
Entities affiliated with MHR Fund Management LLC(2)	23,533,869	29.7%
Wellington Management Company, LLP(3)	9,677,628	12.2%
Capital Research Global Investors(4)	9,640,252	12.2%
Pentwater Capital Management LP (5)	4,950,001	6.2%
John D. Harkey, Jr.(6)	77,774	*
Ronald J. Kramer(6)	26,280	*
Robert V. LaPenta(6)(7)	52,505	*
Mark A. Leavitt(6)	8,992	*
Mark H. Rachesky(6)(8)	23,600,859	29.8%
Richard R. Roscitt(6)	26,551	*
Michael B. Targoff(6)	31,899	*
Robert E. Switz(6)	12,851	*
S. Douglas Hutcheson(9)	712,622	*
Walter Z. Berger(10)	107,278	*
Raymond J. Roman(11)	180,250	*
Robert A. Young (12)	109,160	*
William D. Ingram(13)	103,368	*
Albin F. Moschner(14)	328,070	*
All directors and executive officers as a group (16 persons)	25,335,929	32%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each person or entity named below is c/o Leap Wireless International, Inc., 5887 Copley Drive, San Diego, California 92111.

(2)	Consists of (a) 353,420 shares of common stock held for the account of MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”);

(b) 42,514 shares of common stock held for the account of MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”); (c) 3,340,378 shares of common stock held for the account of MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”); (d) 8,415,428 shares of common stock held for the account of MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”); and (e) 11,382,129 shares of common stock held for the account of MHR Institutional Partners III LP, a Delaware limited partnership (“Institutional Partners III”). MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Master Account and Capital Partners (100). MHR Institutional Advisors II LLC (“Institutional Advisors II”) is the general partner of Institutional Partners II and Institutional Partners IIA, and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Institutional Partners II and Institutional Partners IIA. MHR Institutional Advisors III LLC (“Institutional Advisors III”) is the general partner of Institutional Partners III, and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Institutional Partners III. MHR Fund Management LLC (“Fund Management”) has entered into an investment management agreement with Master Account, Capital Partners (100), Institutional Partners II, Institutional Partners IIA and Institutional Partners III and thus may be deemed to be the beneficial owner of all of the shares of common stock held by all of these entities. The address for each of these entities is 40 West 57th Street, 24th Floor, New York, New York 10019.

(3)	Wellington Management Company, LLP, in its capacity as an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(E), may be deemed to beneficially own 9,677,628 shares which are held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting power with respect to 8,047,918 shares and has shared dispositive power with respect to 9,677,628 shares. The address for Wellington Management Company is 280 Congress Street, Boston, Massachusetts 02210.

(4)	These securities may be deemed to be beneficially owned by Capital Research Global Investors, an investment adviser, in accordance with Section 240.13d-1(b)(1)(ii)(E). The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(5)	Consists of (a) 792,000 shares held by PWCM Master Fund Ltd, an exempted company formed in the Cayman Islands (“PWCM Master”); (b) 2,524,501 shares held by Pentwater Equity Opportunities Master Fund, Ltd., an exempted company formed in the Cayman Islands (“Pentwater Equity”); (c) 1,089,000 shares held by Oceana Master Fund, Ltd., an exempted company formed in the Cayman Islands (“Oceana”); and (d) 544,500 shares held by LMA SPC for and on behalf of MAP 98 Segregated Portfolio, a segregated portfolio company formed in the Cayman Islands (“MAP”). PWCM Master, Pentwater Equity, Oceana and MAP are collectively referred to herein as the “Funds”. Pentwater Capital Management LP, a Delaware limited partnership (“Pentwater Capital”), is the investment manager for the Funds. The business address of Pentwater Capital and the Funds is 227 West Monroe, Suite 4000, Chicago, IL 60606.

(6)

Includes (a) shares issuable upon exercise of vested stock options, as follows: Dr. Rachesky, 40,200 shares; Mr. Harkey, 2,500 shares; Mr. Targoff, 4,500 shares; and Mr. LaPenta, 12,500 shares; (b) restricted stock awards which vest on May 22, 2012, as follows: Dr. Rachesky, 854 shares; Mr. Harkey, 854 shares; Mr. Targoff, 854 shares; and Mr. LaPenta, 854 shares; (c) restricted stock awards which vest on November 2, 2012, as follows: Mr. Kramer, 4,990 shares; (d) restricted stock awards which vest in two equal installments on May 21, 2012 and 2013, as follows: Dr. Rachesky, 4,090 shares; Mr. Harkey, 4,090 shares; Mr. Targoff, 4,090 shares; and Mr. LaPenta, 4,090 shares; (e) restricted stock awards which vest on July 14, 2012, as follows: Dr. Rachesky, 752 shares; Mr. Harkey, 410 shares; Mr. Kramer, 205 shares; Mr. LaPenta, 342 shares; and Mr. Targoff, 889 shares; (f) restricted stock awards which vest in three equal installments on July 29, 2012, 2013 and 2014, as follows: Dr. Rachesky, 7,429 shares; Mr. Harkey, 7,429 shares; Mr. Kramer, 7,429 shares; Mr. LaPenta, 7,429 shares; Mr. Leavitt, 7,429 shares; and Mr. Targoff, 7,429 shares; (g) restricted stock awards which vest in three equal installments on August 15, 2012, 2013 and 2014, as follows: Mr. Roscitt, 11,641 shares; and Mr. Switz, 11,641 shares; (h) restricted stock awards which vest on October 14, 2012, as follows: Dr. Rachesky, 1,994 shares; Mr. Harkey, 1,227 shares; Mr. Kramer, 1,380 shares; Mr. Leavitt, 460 shares; Mr. Switz, 307 shares; and

Mr. Targoff, 2,147 shares; and (i) restricted stock awards which vest on January 17, 2013, as follows: Dr. Rachesky, 1,103 shares; Mr. Harkey, 903 shares; Mr. Kramer, 903 shares; Mr. LaPenta, 702 shares; Mr. Leavitt, 1,103 shares; Mr. Roscitt, 1,103 shares; Mr. Switz, 903 shares; and Mr. Targoff, 1,103 shares. Does not include 243 shares issued to Dr. Rachesky, Mr. Roscitt and Mr. Targoff on April 16, 2012.

(7)	Includes 5,000 shares held by a corporation which is wholly owned by Mr. LaPenta. Mr. LaPenta has the power to vote and dispose of such shares by virtue of his serving as an officer and director thereof.

(8)	Consists of (a) all of the shares of common stock otherwise described in footnote 2 by virtue of Dr. Rachesky’s position as the managing member of each of Fund Management, Advisors, Institutional Advisors II and Institutional Advisors III; (b) 40,200 shares of common stock issuable upon exercise of options and 16,222 shares of restricted stock, as further described in footnote 7; and (c) 10,568 shares of common stock which were previously granted as shares of restricted stock and which have vested. The address for Dr. Rachesky is 40 West 57th Street, 24th Floor, New York, New York 10019

(9)	Includes (a) restricted stock awards for 25,000 shares which vested on March 25, 2012 (and from which 9,400 shares were sold to pay applicable taxes); (b) restricted stock awards for 37,500 shares, of which 12,500 shares vested on April 14, 2012 (and from which 4,585 shares were sold to pay applicable taxes) and 25,000 shares vest on April 14, 2013; (c) restricted stock awards for 30,000 shares, of which 10,000 shares vest on March 15, 2013 and 20,000 shares vest on March 15, 2014; (d) restricted stock awards for 60,000 shares, of 20,000 shares vest on March 15, 2013 and 40,000 shares vest on March 15, 2014, subject in each case to the achievement of certain performance-based vesting conditions; and (e) restricted stock awards for 50,000 shares, of which 10,000 shares vest on November 2, 2012, 10,000 shares vest on November 2, 2013, 10,000 shares vest on November 2, 2014 and 20,000 shares vest on November 2, 2015, subject in each case to the achievement of certain performance-based vesting conditions. Also includes 359,986 shares issuable upon exercise of vested stock options.

(10)	Includes (a) restricted stock awards for 12,500 shares which vest on June 23, 2012; and (b) restricted stock awards for 10,000 shares which vest on June 23, 2012. Also includes 62,500 shares issuable upon exercise of vested stock options. Mr. Berger resigned as our executive vice president and CFO effective February 29, 2011, and his shares of restricted stock will be repurchased by the Company on or about June 14, 2012.

(11)	Includes (a) restricted stock awards for 75,000 shares, of which 18,750 shares vest on February 14, 2013, 18,750 shares vest on February 14, 2014 and 37,500 shares vest on February 14, 2015; and (b) restricted stock awards for 80,000 shares which vest on February 14, 2015. Also includes 25,000 shares issuable upon exercise of vested stock options.

(12)	Includes (a) restricted stock awards for 37,500 shares, of which 12,500 shares vest on December 31, 2012, 12,500 shares vest on December 31, 2013 and 12,500 shares vest on December 31, 2014; and (b) restricted stock awards for 50,000 shares which vest on December 31, 2014. Also includes 12,500 shares issuable upon exercise of vested stock options.

(13)	Includes (a) restricted stock awards for 12,930 shares which vest on September 19, 2012; (b) restricted stock awards for 7,500 shares, of which 2,500 shares vested on April 14, 2012 (and from which 917 shares were sold to pay applicable taxes) and 5,000 shares vest on April 14, 2013; (c) restricted stock awards for 7,500 shares, of which 2,500 shares vest on March 15, 2013 and 5,000 shares vest on March 15, 2014; (d) restricted stock awards for 12,000 shares, of which 4,000 shares vest on March 15, 2013 and 8,000 shares vest on March 15, 2014, subject to certain performance-based vesting conditions; and (e) restricted stock awards for 14,000 shares, of which 2,800 shares vest on November 2, 2012, 2,800 shares vest on November 2, 2013, 2,800 shares vest on November 2, 2014 and 5,600 shares vest on November 2, 2015, subject to certain performance-based vesting conditions. Also includes 23,970 shares issuable upon exercise of vested stock options.

(14)	Includes (a) restricted stock awards for 10,000 shares which vest on August 6, 2012; (b) restricted stock awards for 18,750 shares, of which 6,250 shares vest on April 14, 2012 and 12,500 shares vest on April 14, 2013; (c) restricted stock awards for 15,000 shares, of which 5,000 shares vest on March 15, 2013 and 10,000 shares vest on March 15, 2014; and (d) restricted stock awards for 24,000 shares, of which 8,000 shares vest on March 15, 2013 and 16,000 shares vest on March 15, 2014, subject to certain performance-based vesting conditions. Also includes 226,910 shares issuable upon exercise of vested stock options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 with respect to equity compensation plans (including individual compensation arrangements) under which Leap common stock is authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,966,672	(1)(3)	$26.71	1,987,164	(4)
Equity compensation plans not approved by security holders	179,782	(2)(3)	$13.05	101,793

Total	3,146,454		$25.93	2,088,957

(1)	Represents shares reserved for issuance under the 2004 Plan, adopted by the Compensation Committee of our Board of Directors on December 30, 2004 (as contemplated by our confirmed plan of reorganization) and as amended on March 8, 2007. Stock options granted prior to May 17, 2007 were granted prior to the approval of the 2004 Plan by Leap stockholders. The material features of the 2004 Plan are described above under “Discussion of Summary Compensation and Grants of Plan-Based Awards Tables — 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan.”

(2)	Represents shares reserved for issuance under the 2009 Inducement Plan, which was adopted in February 2009 without stockholder approval, as permitted under the rules and regulations of the NASDAQ Stock Market. The material features of the 2009 Inducement Plan are described above under “Discussion of Summary Compensation and Grants of Plan-Based Awards Tables — 2009 Employment Inducement Equity Incentive Plan.” The 2009 Inducement Plan was amended on January 14, 2010 by our Board to increase the number of shares reserved for issuance under the 2009 Inducement Plan by 100,000 shares of Leap common stock.

(3)	Excludes 1,946,777 and 109,475 shares of restricted stock issued under the 2004 Plan and 2009 Inducement Plan, respectively, which are subject to release upon vesting of the shares.

(4)	Consists of 216,254 shares reserved for issuance under the ESP Plan, and 1,770,910 shares reserved for issuance under the 2004 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Historically, we have reviewed potential related party transactions on a case-by-case basis. On March 8, 2007 the Board approved a “Related Party Transaction Policy and Procedures.” Under the policy and procedures, the Audit Committee, or alternatively, those members of the Board who are disinterested, reviews the material facts of specified transactions for approval or disapproval, taking into account, among other factors that it deems appropriate, the extent of the related person’s interest in the transaction and whether the transaction is fair to Leap and is in, or is not inconsistent with, the best interests of Leap and its stockholders. Transactions to be reviewed under the policy and procedures include transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Leap or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater-than-five-percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less-than-ten-percent beneficial owner of another entity). Terms of director and officer compensation that are disclosed in proxy statements or that are approved by the Board or Compensation Committee and are not required to be disclosed in our proxy statement, and transactions where all holders of our common stock receive the same benefit on a pro rata basis, are not subject to review under the policy and procedures.

For a description of the registration rights agreement between Leap and certain affiliates of Dr. Mark H. Rachesky, our Chairman of the Board, see “Compensation Committee Interlocks and Insider Participation” set forth above in this proxy statement.

STOCKHOLDER PROPOSALS

To be included in our proxy statement, proposals of stockholders that are intended to be presented at our 2013 annual meeting of stockholders must be received no later than December 28, 2012 and must satisfy the conditions established by the SEC for such proposals. However, if Leap changes the date of its 2013 annual meeting by more than thirty days from the anniversary date of the Annual Meeting, the deadline for proposals that stockholders wish to include in the proxy statement for the 2013 annual meeting of stockholders will be a reasonable time before we begin to print and mail the proxy materials for that meeting.

In order for a stockholder proposal that is not included in our proxy statement for the 2013 annual meeting to be eligible for presentation at the 2013 annual meeting of stockholders, the stockholder presenting such proposal must give timely notice of the proposal to us in writing and otherwise comply with the provisions of our Bylaws. For a proposal to be timely, Article II, Section 8 of the Bylaws provides that we must have received the stockholder’s notice not less than seventy days nor more than ninety days prior to the anniversary of our annual meeting, meaning between February 16, 2013 and March 8, 2013 for the 2013 annual meeting. In the event that the 2013 annual meeting of stockholders is advanced by more than thirty days or delayed by more than seventy days from the anniversary date of the Annual Meeting, proposals that stockholders wish to present at the 2013 annual meeting must be received by Leap no earlier than the ninetieth day prior to the date of the 2013 annual meeting of stockholders and no later than the later of the seventieth day prior to such annual meeting date or the date which is ten days after the day on which public announcement of the date of such meeting is first made.

All proposals should be sent to Leap’s Secretary at our principal executive offices, 5887 Copley Drive, San Diego, California 92111.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Leap’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of Leap’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Leap. Officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish Leap with copies of all Section 16(a) forms they file.

To Leap’s knowledge, based solely on a review of the copies of such reports furnished to Leap and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of Internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Brokers with account holders who are Leap stockholders may be “householding” our proxy materials. If you hold your shares in an account with one of those brokers, a single proxy statement, annual report, or notice of Internet availability of proxy materials, as applicable, may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, please notify your broker. “Householding” for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. If two individuals share the same last name and address but have accounts containing our stock at two different banks or brokerage firms, your household will receive two copies of our proxy statement, annual report or notice of Internet availability of proxy materials, as applicable — one from each firm. Stockholders who currently receive multiple copies of our proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, from one bank or brokerage firm and would like to request “householding” of their communications should contact their bank or brokerage firm.

We will deliver promptly upon written or oral request a separate proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Please direct such requests to Leap Wireless International, Inc., Attn. Investor Relations, 5887 Copley Drive, San Diego, California 92111, or to our Investor Relations Dept. by telephone at (858) 882-9876.

Annual Report on Form 10-K

A copy of Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, including the financial statements and the financial statement schedules, but excluding exhibits, may be obtained by stockholders without charge by written request addressed to Leap Wireless International, Inc., Attn: Director of Investor Relations, 5887 Copley Drive, San Diego, California 92111. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting, or any continuation, adjournment or postponement thereof. If any other matters are properly brought before the Annual Meeting, or any continuation, adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope as promptly as possible.

By Order of the Board of Directors

S. Douglas Hutcheson

President and Chief Executive Officer

April 27, 2012

APPENDIX A

ADJUSTED OIBDA AND ARPU DEFINITIONS AND RECONCILIATIONS

Adjusted OIBDA

Adjusted OIBDA is a non-GAAP financial measure defined as operating income (loss) before depreciation and amortization, adjusted to exclude the effects of: gain/(loss) on sale, exchange or disposal of assets, net; impairments and other charges; and share-based compensation expense. Adjusted OIBDA should not be construed as an alternative to operating income (loss) or net income (loss) as determined in accordance with GAAP, or as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity.

In a capital-intensive industry such as wireless telecommunications, management believes that adjusted OIBDA, and the associated percentage margin calculations, are meaningful measures of our operating performance. We use adjusted OIBDA as a supplemental performance measure because management believes it facilitates comparisons of our operating performance from period to period and comparisons of our operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted OIBDA facilitates internal comparisons of our historical operating performance, management also uses this metric for business planning purposes and to measure our performance relative to that of our competitors. In addition, we believe that adjusted OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry.

Adjusted OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect capital expenditures;

•

although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future and adjusted OIBDA does not reflect cash requirements for such replacements;

•	it does not reflect costs associated with share-based awards exchanged for employee services;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Management understands these limitations and considers adjusted OIBDA as a financial performance measure that supplements but does not replace the information provided to management by our GAAP results.

A-1

The following table reconciles adjusted OIBDA to operating income (loss), which we consider to be the most directly comparable GAAP financial measure to adjusted OIBDA (in thousands):

	Year Ended December 31, 2011	Year Ended December 31, 2010
Operating income (loss)	$(25,352)	$(450,738)
Plus depreciation and amortization	548,426	457,035

OIBDA	$523,074	$6,297
Plus (gain) loss on sale, exchange or disposal of assets, net	(2,622)	5,061
Plus impairments and other charges	26,770	477,327
Plus share-based compensation expense	15,328	36,609

Adjusted OIBDA	$562,550	$525,294

ARPU

ARPU is service revenues, less pass-through regulatory fees and telecommunications taxes, divided by the weighted-average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. Customers of our Cricket Wireless and Cricket Broadband service are generally disconnected from service approximately 30 days after failing to pay a monthly bill. Cricket PAYGo customers generally have 60 days from the date they activated their account, were charged a daily or monthly access fee for service or last “topped-up” their account (whichever is later) to do so again, or they will have their account suspended for a subsequent 60-day period before being disconnected. We currently plans to modify our disconnection policies in mid-2012 to eliminate this subsequent 60-day grace period and disconnect customers who have not been charged an access fee or “topped-up” their account during the preceding 60-days. Because our calculation of weighted-average number of customers includes customers who are not currently paying for service but who have not yet been disconnected from service because they have not paid their last bill or have not replenished their account, ARPU may appear lower during periods in which we have significant disconnect activity. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total service revenues used in the calculation of ARPU to service revenues, which we consider to be the most directly comparable GAAP financial measure to ARPU (unaudited; in thousands, except weighted-average number of customers and ARPU):

	Year Ended December 31, 2011	Year Ended December 31, 2010
Service revenues	$2,829,281	$2,482,601
Less pass-through regulatory fees and telecommunications taxes	(32,570)	(108,376)

Total service revenues used in the calculation of ARPU	$2,796,711	$2,374,225
Weighted-average number of customers	5,724,152	5,239,638

ARPU	$40.72	$37.76

A-2

APPENDIX B

LEAP WIRELESS INTERNATIONAL, INC.

EXECUTIVE INCENTIVE BONUS PLAN

The Leap Wireless International, Inc. Executive Incentive Bonus Plan (the “Plan”) is designed to motivate and reward certain executive officers of Leap Wireless International, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) to produce results that increase stockholder value and to encourage individual and corporate performance that helps the Company achieve both short and long-term corporate objectives.

The Board of Directors of the Company (the “Board”) has adopted this Plan, effective with respect to bonus awards for periods beginning on or after January 1, 2007, subject to approval of the Plan by the stockholders of the Company.

ARTICLE I.

Certain Definitions

SECTION 1.1 — Base Compensation. “Base Compensation” of a Participant for a Plan Year, or portion of a Plan Year, shall mean the Participant’s regular base salary, excluding bonuses, expense reimbursements, moving expenses, fringe benefits, stock options, restricted stock and other stock based awards, and other payments which are not considered part of regular base salary, payable during such Plan Year or such portion of the Plan Year, determined prior to any reduction under a plan subject to Section 125 or 401(k) of the Code or any deferral under a non-qualified deferred compensation plan.

SECTION 1.2 — Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 — Committee. “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board consisting solely of two or more Directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Code.

SECTION 1.4 — Common Stock. “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company.

SECTION 1.5 — Director. “Director” shall mean a member of the Board.

SECTION 1.6 — Eligible Individual. “Eligible Individual” shall mean any Senior Vice President or more senior officer of the Company or any Subsidiary.

SECTION 1.7 — Fair Market Value. “Fair Market Value” shall have the meaning given to such term in the Stock Option, Restricted Stock and Deferred Stock Unit Plan.

SECTION 1.8 — Participant. “Participant” shall mean any Eligible Individual selected by the Committee to receive a bonus award under the Plan.

SECTION 1.9 — Performance Period. “Performance Period” shall mean the period of time specified by the Committee for which the achievement of a Performance Goal (as defined below) shall be determined. The “Performance Period” with respect to a Performance Goal may be a Plan Year, or one or more fiscal quarters of a Plan Year.

SECTION 1.10 — Plan Year. A “Plan Year” shall be the fiscal year of the Company, including the fiscal year ending December 31, 2007.

SECTION 1.11 — Stock Option, Restricted Stock and Deferred Stock Unit Plan. “Stock Option, Restricted Stock and Deferred Stock Unit Plan” shall mean the 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan of Leap Wireless International, Inc., as amended from time to time.

SECTION 1.12 — Subsidiary. “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Code, of the Company.

ARTICLE II.

Bonus Awards

SECTION 2.1 — Participants; Bonus Awards. The Committee may, in its discretion, grant bonus awards (“Bonus Award”) under the Plan with regard to any specified Performance Period to one or more of the Eligible Individuals. At the time a Bonus Award is granted pursuant to this Section 2.1, the Committee shall specify a bonus amount (“Bonus Amount”) to be paid upon the achievement of the Performance Goals established in accordance Section 2.2, which Bonus Amount may be a specific dollar amount, or a specified percentage of the Participant’s Base Compensation for the Performance Period, subject to Section 2.4.

SECTION 2.2 — Performance Goals.

(a) For each Performance Period with regard to which one or more Eligible Individuals is selected by the Committee to receive a Bonus Award under the Plan, the Committee shall establish in writing one or more objectively determinable performance goals (“Performance Goals”) for such Bonus Award, based upon one or more of the following business criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to the results of a peer group:

•	revenue;

•	sales;

•	cash flow;

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization);

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization) per share of Common Stock;

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization);

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization) per share of Common Stock;

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	end of period customers, or change in customers across a period;

•	working capital;

•	market share; and

•	Fair Market Value per share of Common Stock.

(b) With respect to any Bonus Award which the Committee determines should constitute qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, the applicable Performance Goals specified pursuant to Section 2.2 (including any adjustments specified pursuant to Section 2.3) shall be established in writing no later than the ninetieth day following the commencement of the period of service to which the Performance Goals relate; provided, however, that in no event shall the Performance Goals be established after 25% of the period of service (as scheduled in good faith at the time the Performance Goals are established) has elapsed. The achievement of any Performance Goals established by the Committee shall be substantially uncertain at the time such Performance Goals are established in writing.

(c) Depending on the business criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, Subsidiary performance or the performance of a division or business unit of the Company and/or the Subsidiaries. The Committee may, in its discretion, specify different Performance Goals for each Bonus Award granted under the Plan. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of determining whether and to what extent the specified Performance Goal has been achieved for the Performance Period; provided, however, that, subject to Section 2.3, the achievement of each Performance Goal shall be determined in accordance with United States generally accepted accounting principles (“GAAP”) to the extent applicable.

SECTION 2.3 — Adjustments to Performance Components. For each Bonus Award granted under the Plan, the Committee may, in its discretion, at the time of grant, specify in the Bonus Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals established under Section 2.2. Such adjustments may include or exclude one or more of the following:

•	items related to a change in accounting principle;

•	items related to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by the Company during the Plan Year;

•	items related to dispositions;

•	items that relate to the launch of one or more new markets or the disposition of one or more markets;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

•	items related to gain or loss on sale of wireless licenses and/or operating assets;

•	items related to impairment of indefinite-lived intangible assets;

•	items related to impairment of long-lived assets and related charges; and

•	share-based compensation expense.

The amount of any objectively determinable adjustment made pursuant to this Section 2.3 shall be determined in accordance with GAAP to the extent applicable.

SECTION 2.4 — Award Limit. The maximum aggregate amount of all bonus awards granted to a Participant under this Plan with regard to any Plan Year shall not exceed $1,500.000.

SECTION 2.5 — Other Incentive Awards. The Plan shall not be the exclusive means for the Committee to award incentive compensation to Participants. No employee of the Company or any Subsidiary has a guaranteed right to any discretionary bonus as a substitute for a bonus award under this Plan in the event that Performance Goals are not met or that the Company’s stockholders fail to approve or reapprove the Plan.

ARTICLE III.

Payment of Bonus Award

SECTION 3.1 — Form of Payment. Each Participant’s Bonus Award shall be paid in cash, subject to any applicable tax or other withholding.

SECTION 3.2 — Certification; Timing of Payment.

(a) Prior to the payment of any Bonus Award, the Committee shall certify in writing the level of performance attained (relative to the applicable Performance Goals determined pursuant to Section 2.2 (including any adjustments under Section 2.3)) for the Performance Period to which such Bonus Award relates.

(b) Bonus Award payments shall be made following the close of the Performance Period as soon as practicable after the review and certification by the Committee of the applicable performance upon which the Bonus Award payment is based.

(c) Bonus Award payments are not intended to constitute a deferral of compensation subject to Section 409A of the Code and are intended to satisfy the “short-term deferral” exemption under the Treasury Regulations pursuant to Section 409A of the Code. Subject to subsection 3.2(b), and to the extent necessary to cause the Bonus Award to satisfy the “short-term deferral” exemption under the Treasury Regulations pursuant to Section 409A of the Code, a Bonus Award payment shall be made not later than the later of (i) the fifteenth day of the third month following the Participant’s first taxable year in which the Bonus Amount is no longer subject to a substantial risk of forfeiture, or (ii) the fifteenth day of the third month following the Company’s first taxable year in which the Bonus Award is no longer subject to a substantial risk of forfeiture.

SECTION 3.3 — Negative Discretion. The Committee may, in its discretion, reduce or eliminate the Bonus Amount otherwise payable to any Participant under a Bonus Award. Any such reduction or elimination may be made based on such objective or subjective determinations as the Committee determines appropriate.

SECTION 3.4 — Terminations. If a Participant’s employment with the Company and the Subsidiaries is terminated for any reason other than death or disability prior to payment of any Bonus Award, all of the Participant’s rights under the Plan shall terminate and the Participant shall not have any right to receive any further payments with respect to any Bonus Award granted under the Plan. The Committee may, in its discretion, determine what portion, if any, of the Participant’s Bonus Award under the Plan shall be paid if the Participant’s employment has been terminated by reason of death or disability.

ARTICLE IV.

Administration

SECTION 4.1 — Committee.

(a) The Committee shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom constitutes an “outside director” within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder.

(b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 4.2 — Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.

SECTION 4.3 — Determinations of the Committee or the Board. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, inaction, determination or interpretation made in good faith with respect to the Plan or any Bonus Award, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

SECTION 4.4 — Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in office. The Committee may act either by majority vote at a meeting or by a memorandum or other written instrument signed by all of the members of the Committee.

ARTICLE V.

Other Provisions

SECTION 5.1 — Qualified Performance Based Compensation. The Committee may, in its discretion, determine whether a Bonus Award should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder and may take such actions as it may deem necessary to ensure that such Bonus Award will so qualify.

SECTION 5.2 — Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, with respect to Bonus Awards which the Committee determines should constitute qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, no action of the Board or the Committee may modify the Performance Goals (or adjustments) applicable to any outstanding Bonus Award, to the extent such modification would cause the Bonus Award to fail to constitute qualified performance-based compensation.

SECTION 5.3 — Effective Date. This Plan shall be effective upon approval by the Board (the “Plan Effective Date”), subject to stockholder approval. The Committee may grant Bonus Awards under the Plan at any time on or after the Plan Effective Date; provided, however, that no Bonus Award payment shall be made prior to the approval of the Plan in accordance with Section 5.4.

SECTION 5.4 — Approval of Plan by Stockholders.

(a) This Plan shall be submitted for the approval of the Company’s stockholders at the annual meeting of stockholders to be held in 2007. In the event that this Plan is not so approved, this Plan shall cease to be effective and no payment shall be made with respect to any Bonus Award granted under the Plan.

(b) This Plan shall be subject to reapproval by the stockholders of the Company not later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders last approved this Plan, as required under the Treasury Regulations pursuant to Section 162(m) of the Code. In the event that this Plan is not so reapproved, no further Bonus Awards shall be granted under this Plan on or after the date of such stockholder meeting and any outstanding Bonus Award shall be paid in accordance with the terms and conditions of this Plan and such Bonus Award.

SECTION 5.5 — Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with a Bonus Award granted under this Plan.

SECTION 5.6 — Miscellaneous.

(a) In no event shall the Company be obligated to pay to any Participant a Bonus Award for a Performance Period by reason of the Company’s payment of a Bonus Award to such Participant in any other Performance Period.

(b) The rights of Participants under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. Neither the Company nor any Subsidiary shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Bonus Award under the Plan.

(c) The Company intends that certain Bonus Awards payable under the Plan shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder. To the extent Bonus Awards under the Plan are intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, any provision, application or interpretation of the Plan that is inconsistent with this intent shall be disregarded with respect to Bonus Awards intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code.

(d) Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or any Subsidiary, or to interfere with the rights of the Company or any Subsidiary to discharge any individual at any time, with or without cause, for any reason or no reason, and with or without notice except as may be otherwise agreed in writing.

(e) No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

(f) Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

(g) The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

* * *

LEAP WIRELESS INTERNATIONAL, INC.

/S/ ROBERT J. IRVING, JR.
By: Robert J. Irving, Jr., Senior Vice President, General Counsel and Secretary

APPENDIX C

FOURTH AMENDMENT TO THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC.

THIS FOURTH AMENDMENT TO THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC. (this “Amendment”), dated as of April 23, 2012, is made and adopted by LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains The 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan of Leap Wireless International, Inc. (as amended to date, the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth below;

WHEREAS, pursuant to Section 10.2 of the Plan, the Plan may be amended by the Board of Directors of the Company;

WHEREAS, the Board of Directors of the Company approved a previous fourth amendment to the Plan pursuant to resolutions adopted on April 3, 2012, which fourth amendment has been superseded by this Amendment; and

WHEREAS, this Amendment was approved on April 23, 2012.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.  Section 1.2 is hereby amended to read as follows:

“1.2.  “Award” shall mean an Option, a Stock Appreciation Right (a “SAR”), a Restricted Stock award, a Deferred Stock Unit award or a Cash Award granted or awarded under the Plan.”

2.  Section 1.4 is hereby amended to read as follows:

“1.4.  “Award Limit” shall mean, with respect to an Award denominated in shares of Common Stock, 1,500,000 shares of Common Stock, as adjusted pursuant to Section 10.3, and, with respect to an Award denominated in cash, $2,000,000.”

3.  Section 1.29 is hereby amended to read as follows:

“1.29. “Substitute Award” shall mean an Option or a SAR granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or a SAR.”

4.  The first sentence of Section 2.1(b) is hereby amended to read as follows:

“Following the date the Plan is approved by the stockholders of the Company, subject to adjustment as provided in Section 10.3, the maximum number of shares of Common Stock (i) for Awards other than Options or SARs may be granted under the Plan to any individual in any calendar year shall not exceed the Award Limit and (ii) with respect to which Options and SARs may be granted under the Plan to any individual in any calendar year shall not exceed the Award Limit.”

5.  Article VIII is hereby amended to read as follows:

“ARTICLE VIII

AWARDING OF DEFERRED STOCK UNITS TO EMPLOYEES,

CONSULTANTS AND INDEPENDENT DIRECTORS

8.1. Eligibility. Deferred Stock Unit awards may be awarded to any Employee who the Administrator determines is a key Employee, any Independent Director or any Consultant who the Administrator determines should receive such an Award. A Deferred Stock Unit is an award denominated in shares of Common Stock that represents the right to receive, at the sole discretion of the Administrator, (a) shares of Common Stock, (b) cash, (c) other property, or (d) or a combination of shares of Common Stock, cash and/or other property, in accordance with this Article VIII.

8.2. Awards of Deferred Stock Units.

(a) The Administrator may from time to time, in its absolute discretion:

(i) Determine which Employees are key Employees and select from among the key Employees, Independent Directors or Consultants (including Employees, Independent Directors or Consultants who have previously received Awards under the Plan) which of them in its opinion should be awarded Deferred Stock Unit awards;

(ii) Determine the number of Deferred Stock Units to be awarded (subject to the Award Limit); and

(iii) Determine the terms and conditions applicable to such Deferred Stock Unit award, consistent with the Plan, including whether the Deferred Stock Unit award will be settled in (A) shares of Common Stock, (B) cash, (C) other property or (D) or a combination of shares of Common Stock, cash and/or other property.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Deferred Stock Unit awards; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

(c) The Administrator shall determine the terms regarding the settlement of a Deferred Stock Unit award in the applicable Award Agreement and may provide that such terms are subject to a deferral election by the Employee, Independent Director or Consultant to whom such Award is to be or has been awarded in accordance with Section 8.5.

8.3. Settlement of Deferred Stock Units. The Deferred Stock Unit award will not be settled until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or Performance Goals, in each case set by the Administrator and the settlement shall occur on the date or dates determined by the Administrator (the “Settlement Date”) and set forth in the applicable Award Agreement. The Deferred Stock Unit awards may, in the Administrator’s sole discretion (at the time of granting the Award or at any time thereafter), be settled in (a) the delivery of shares of Common Stock or other property, (b) cash, (c) partially in cash and partially in the delivery of shares of Common Stock and/or other property, or (d) partially in the delivery of shares of Common Stock and partially in the delivery of other property. A settlement in cash or other property shall be based on the value of the shares of Common Stock that would otherwise have been delivered on the Settlement Date.

8.4. Rights as Stockholder. Unless otherwise provided by the Administrator in the applicable Award Agreement, a Holder of a Deferred Stock Unit shall have no rights as a Company stockholder with respect to the shares of Common Stock, if any, underlying such Deferred Stock Unit award until such time as the Award has vested and, to the extent that the Deferred Stock Unit is settled in shares of Common Stock, the shares of Common Stock underlying such Award have been delivered pursuant to the Deferred Stock Unit award.

8.5. Deferred Settlement. The Administrator may provide for the deferral of the settlement of a Deferred Stock Unit award at the election of the Employee, Independent Director or Consultant to whom the Award is to be or has been awarded in a manner consistent with the requirements of Section 409A of the Code.

8.6. Unfunded Obligations. Deferred Stock Units are unfunded and unsecured obligations of the Company, and nothing contained in the Plan or in any Award Agreement shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Holder of such Deferred Stock Units or any other person.

8.7. Conditions to Issuance of Shares of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock issuable pursuant to the terms of a Deferred Stock Unit award prior to fulfillment of all of the conditions set forth in Section 6.3.

8.8. Limitation on Settlement. Notwithstanding the provisions of Sections 8.2, 8.5, 10.2 and 10.3, Deferred Stock Unit awards shall be settled in accordance with the terms of the Plan and the applicable Award Agreement only to the extent the settlement of the outstanding Deferred Stock Units at such times or upon such events and under such terms will not cause the Award or amounts issuable or distributed in connection with the settlement of the Deferred Stock Unit award to be includable in the gross income of the Holder under Section 409A of the Code prior to such times or occurrence of such events, as permitted by Section 409A of the Code and the regulations and other guidance thereunder.”

6.  The first sentence of Section 9.5 is hereby amended to read as follows:

“Subject to the terms and conditions of Article XIII hereof, the Board may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.”

7.  The following clause is hereby added as clause (iv) to Section 10.3(a):

“(iv) The Performance Goals, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Award, such adjustment does not violate Section 162(m) of the Code;”

8.  Section 10.3(d) is hereby amended to read as follows:

“No such adjustment or action shall be authorized to the extent such adjustment or action would (i) result in short-swing profit liability under Section 16 or violate the exemptive conditions of Rule 16b-3 or (ii) in the case of Awards intended to qualify as Qualified Performance-Based Awards, violate Section 162(m) of the Code, in each case unless the Administrator determines that the Award is not to comply with such exemptive conditions.”

9.  A new Article XI is hereby added and it reads as follows:

“ARTICLE XI

AWARDING OF STOCK APPRECIATION RIGHTS TO EMPLOYEES,

CONSULTANTS AND INDEPENDENT DIRECTORS

11.1  Eligibility. Subject to the Award Limit, any Employee, Consultant or Independent Director selected by the Administrator shall be eligible to be granted SARs. Each SAR shall be granted subject to terms and conditions determined by the Administrator that are not inconsistent with the Plan and are set forth in the applicable Award Agreement.

11.2  Nature of Stock Appreciation Rights. A SAR shall entitle the Holder to receive, upon exercise, a payment, in cash or shares of Common Stock, as described in Section 11.5, equal to the (a) the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise of a SAR, over (ii) the Exercise Price (as described below) of the SAR, times (b) the number of shares of Common Stock as to which it is being exercised. A SAR may be granted either with a related Option at the time the Option is originally granted or thereafter, or without a related Option.

11.3  Exercise Price. The Exercise Price of a SAR that does not have a related Option shall be determined by the Administrator on the date the SAR is granted, provided that, except in connection with a Substitute Award pursuant to Section 11.10, the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant . The Exercise Price of a SAR that has a related Option shall equal the Option price of the related Option.

11.4  Grant with Related Option. A SAR that is granted with a related Option shall be subject to the same terms and conditions as the Option, shall be exercisable only to the extent its related Option is exercisable, and shall terminate or be forfeited and cease to be exercisable when the term of the related Option expires or the related Option is forfeited.

11.5  Form of Payment. The Administrator shall determine, in each case, whether the payment to a Holder upon exercise of a SAR will be in the form of all cash, all shares of Common Stock (which may be Restricted Shares) or any combination thereof. If payment is to be made in shares of Common Stock, the number of shares of Common Stock shall be equal to the amount of the payment, as described in the first sentence of Section 11.2, divided by the Fair Market Value of a share of Common Stock on the date of exercise.

11.6  Exercise of Stock Appreciation Rights. A SAR, or portion thereof, may be exercised during the period beginning on the date when it first becomes exercisable in accordance with its terms, and ending upon the expiration of its term or, if sooner, when it is forfeited as a result of a Termination of Employment, Termination of Consultancy, Termination of Directorship or otherwise in accordance with the terms and conditions of the SAR. Subject to the provisions of Section 11.7, the term of a SAR shall expire on such date, not later than the tenth anniversary of the date of grant of the SAR, as set forth in the applicable Award Agreement. The exercise of all or a portion of a SAR granted with a related Option shall result in the forfeiture of all or a corresponding portion of the related Option and vice versa. To exercise a SAR, a Holder shall give written notice complying with the applicable rules established by the Administrator stating that the SAR, or a portion thereof, is exercised. The notice shall specify the number of shares of Common Stock with respect to which the SAR is being exercised.

11.7  Effect of Termination of Employment, Termination of Consultancy or Termination of Directorship. The effect of a Holder’s Termination of Employment, Termination of Consultancy or Termination of Directorship on any SAR then held by the Holder, to the extent it has not previously expired or been exercised, shall be set forth in the applicable Award Agreement. Notwithstanding anything in any Award Agreement to the contrary, in no event shall a SAR be exercisable after the expiration of its term.

11.8  Conditions to Issuance of Shares of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock in connection with the exercise of a SAR that is settled in shares of Common Stock prior to fulfillment of all of the conditions set forth in Section 6.3.

11.9  No Obligation to Exercise Stock Appreciation Right. The granting of a SAR shall impose no obligation upon the Holder or upon a beneficiary of a Holder to exercise such SAR.

11.10  Substitute Awards. Notwithstanding any of the foregoing provisions of this Article XI to the contrary, in the case of a SAR that is a Substitute Award, the price per share of the shares subject to such SAR may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over (b) the aggregate exercise price thereof, does not exceed the excess of: (c) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over (d) the aggregate exercise price of such shares.”

10.  A new Article XII is hereby added and it reads as follows:

“ARTICLE XII

AWARDING OF CASH AWARDS TO EMPLOYEES

12.1  Award.    An Award may be denominated in cash (a “Cash Award”). Each Cash Award shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as such shall be determined by the Administrator and set forth in the applicable Award Agreement, including but not limited to any provisions as to continued employment or continued service, performance conditions and any other provisions that may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

12.2  Eligibility.    Cash Awards may be granted to any Employee who the Administrator determines is a key Employee.

12.3  Performance-Based Cash Award Limitations.    Cash Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Article XIII hereof. In addition, no Holder may be granted Cash Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of the Award Limit.”

11.  A new Article XIII is hereby added and it reads as follows:

“ARTICLE XIII

QUALIFIED PERFORMANCE-BASED AWARDS

13.1  The provisions of this Plan are intended to ensure that all Options and SARs granted hereunder to any Employee who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or SAR is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Administrator, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or SAR, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Administrator wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Administrator will designate one or more Performance Periods, determine the Employees for the Performance Periods and establish the Performance Goals for the Performance Periods.

13.2  Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Administrator may determine to be appropriate.

13.3  The following terms shall have the following meaning for the purposes of this Article XIII:

(a) “Performance Adjustments” means the adjustments that the Administrator may, in its discretion, at the time of grant of a Qualified Performance-Based Award, specify in the applicable Award Agreement that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include or exclude one or more of the following: items related to a change in accounting principle; items related to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the year; items related to dispositions; items related to the launch of one or more new markets or the disposition of one or more markets; items related to discontinued operations that do not qualify as a segment of a business under GAAP; items related to gain or loss on sale of wireless licenses and/or operating assets; items related to impairment of indefinite-lived intangible assets; items related to impairment of long-lived assets and related charges; and share-based compensation expense.

(b) “Performance Goals” means the performance objectives established by the Administrator in connection with the grant of Awards. In the case of Qualified Performance-Based Awards, (A) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenue; sales; cash flow; earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization); earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization) per share of Common Stock; operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization); operating income (including operating income before any one or more of the following:

(i) depreciation and (ii) amortization) per share of Common Stock; return on equity; total stockholder return; return on capital; return on assets or net assets; income or net income; operating profit or net operating profit; operating margin; cost reductions or savings; end of period customers or change in customers across a period; working capital; market share; and fair market value per share of Common Stock in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies) and (B) such Performance Goals shall be set by the Administrator within the time period prescribed by Section 162(m) of the Code.

(c) “Performance Period” means that period established by the Administrator at the time any applicable Qualified Performance-Based Award is granted or at any time thereafter during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

(d) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in this Article XIII.

(e) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.”

12.  This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

I hereby certify that the foregoing Amendment was duly adopted on April 23, 2012.

By:	/s/ Robert J. Irving, Jr.
Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel

APPENDIX D

FIFTH AMENDMENT TO

THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK

UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC.

THIS FIFTH AMENDMENT TO THE 2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN OF LEAP WIRELESS INTERNATIONAL, INC. (this “Amendment”), dated as of April 25, 2012, is made and adopted by LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains The 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan of Leap Wireless International, Inc. (as amended to date, the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth below;

WHEREAS, pursuant to Section 10.2 of the Plan, the Plan may be amended by the Board of Directors of the Company; and

WHEREAS, this Amendment was approved on April 25, 2012.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1. The first two sentences of Section 2.2 are hereby amended to read as follows:

“If any Award expires, terminates, or is canceled or surrendered (for no consideration) without being exercised or settled, the number of shares of Common Stock subject to such Award but as to which such Award was not exercised or settled prior to its expiration, termination, cancellation or surrender, as applicable, may again be awarded hereunder, subject to the limitations of Section 2.1. Consistent with the foregoing, if any shares of Restricted Stock are forfeited or surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares of Common Stock may again be granted or awarded hereunder, subject to the limitations of Section 2.1.”

2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

I hereby certify that the foregoing Amendment was duly adopted on April 25, 2012.

By:	/s/ Robert J. Irving, Jr.
Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel

D-1

APPENDIX E

TAX BENEFIT PRESERVATION PLAN

Tax Benefit Preservation Plan, dated as of August 30, 2011 (this “Plan”), between Leap Wireless International, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, on August 30, 2011, the Board of Directors (the “Board”) of the Company adopted this Plan, and has authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock (as defined in Section 1.6) of the Company outstanding at the close of business on September 12, 2011 (the “Record Date”) and has authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are defined in Sections 3.1 and 7.1, respectively), each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Series A Junior Participating Preferred Stock, par value $.0001 per share (the “Preferred Stock”), of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations of Series A Junior Participating Preferred Stock attached hereto as Exhibit A (as amended from time to time), upon the terms and subject to the conditions hereinafter set forth, provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22;

WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to use net operating losses and certain other tax attributes (collectively, “NOLs”) for income tax purposes could be substantially limited or lost altogether; and

WHEREAS, the Company views its NOLs as a valuable asset of the Company, which is likely to inure to the benefit of the Company and its shareholders, and the Company believes that it is in the best interests of the Company and its shareholders that the Company provide for the protection of the Company’s NOLs on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.    For purposes of this Plan, the following terms have the meanings indicated:

1.1. “Acquiring Person”    shall mean any Person who or which, from and after the date of this Plan, shall be the Beneficial Owner of 4.99% or more of the Common Stock then outstanding, but shall not include (i) an Exempt Person; and (ii) any Existing Holder, unless and until such time as such Existing Holder shall become the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon acquiring such Beneficial Ownership, such Existing Holder does not Beneficially Own 4.99% or more of the Common Stock then outstanding. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of (x) an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 4.99% or more of the Common Stock then outstanding, provided, however, that if a Person shall become the Beneficial Owner of 4.99% or more of the Common Stock then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Stock, such Person does not Beneficially Own 4.99% or more of the Common Stock then outstanding, or (y) the acquisition of Common Stock upon the exercise of any options, warrants or other rights, or upon the initial grant or vesting of restricted stock, in each case, granted by the Company to its directors or officers. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Plan. For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 of the Code and the Treasury Regulations promulgated thereunder.

1.2. “Affiliate”    shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Plan and, to the extent not included within the foregoing, will also include, with respect to any Person, any other Person whose shares of Common Stock would be deemed constructively owned or that otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder; provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both are or were officers or members of the Board of Directors of the Company.

1.3. “Associate”    shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Plan.

1.4.    A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

1.4.1.    which such Person, directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “Beneficially Own” (w) securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of securities (including rights, options or warrants) would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations promulgated under Section 382 of the Code; (x) securities tendered pursuant to a tender or exchange offer made by such Person until such tendered securities are accepted for purchase or exchange; (y) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, or (z) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person prior to the Distribution Date or pursuant to Section 3.1 or Section 22 (“Original Rights”) or pursuant to Section 11.9 or Section 11.15 with respect to an adjustment to Original Rights;

1.4.2.    which such Person, directly or indirectly, has or shares the right to vote or dispose of, or otherwise has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), provided, however, that Beneficial Ownership arising solely as a result of any such Person’s participation in a “group” (within the meaning of Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) shall be determined under Section 1.4.3 of this Agreement and not under this Section 1.4.2;

1.4.3.    of which any other Person is the Beneficial Owner, if such Person has any agreement, arrangement or understanding (whether or not in writing) with such other Person with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1.4.3 shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board of the Company may determine in any specific case;

Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1.4, a Person shall be deemed the Beneficial Owner of, and shall be deemed to Beneficially Own, securities held by any other Person that such Person would be deemed to constructively own or that otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section 1.4), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

1.5. “Business Day”    shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

1.6. “close of business”    on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

1.7. “Common Stock”    when used with reference to the Company shall mean the Common Stock, par value $.0001 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person, and which has issued and outstanding such capital stock, equity securities or equity interest.

1.8. “Exempt Person”    shall mean (i) the Company, any Subsidiary of the Company, in each case including, without limitation, the officers and members of the boards of directors thereof acting in their fiduciary capacities, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, and (ii) any Person deemed to be an “Exempt Person” in accordance with Section 28.

1.9. “Existing Holder”    shall mean any Person who, immediately prior to the first public announcement of the adoption of this Plan, is the Beneficial Owner of 4.99% or more of the Common Stock then outstanding.

1.10. “Person”    shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of any such entity, as well any group under Rule 13d-5(b)(2) of the Exchange Act, but shall not include a Public Group (as such term is defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

1.11. “Right to Acquire”    shall mean a legal, equitable or contractual right to acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act of 1933, as amended (the “Securities Act”), or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

1.12. “Stock Acquisition Date”    shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

1.13. “Subsidiary”    of any Person shall mean any partnership, joint venture, limited liability company, firm, corporation, unincorporated association, trust or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, of record or beneficially, directly or indirectly, by such Person.

1.14. A “Trigger Event”    shall be deemed to have occurred upon any Person becoming an Acquiring Person.

1.15.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Adjustment Shares	11.1.2
Board	Recitals
Book Entry Shares	3.1
Code	Recitals
common stock equivalent	11.1.3
Company	Preamble
current per share market price	11.4.1
Current Value	11.1.3
Distribution Date	3.1
equivalent preferred stock	11.2
Exchange Act	1.2
Exchange Consideration	27.1
Exemption Request	28
Expiration Date	7.1
Final Expiration Date	7.1
NASDAQ	9
NOLs	Recitals
Original Rights	1.4.2
Plan	Preamble
Preferred Stock	Recitals
Principal Party	13.2
Purchase Price	4
Record Date	Recitals
Redemption Date	7.1
Redemption Price	23.1
Requesting Person	28
Right	Recitals
Right Certificate	3.1
Rights Agent	Preamble
Securities Act	1.10
Security	11.4.1

Term	Section
Spread	11.1.3
Substitution Period	11.1.3
Summary of Rights	3.2
Trading Day	11.4.1
Trust	27.1
Trust Agreement	27.1

Section 2. Appointment of Rights Agent.    The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions set forth herein (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon 10 days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agent shall be as the Company shall determine; provided, however, that the Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Right Certificates.

3.1. Rights Evidenced by Stock Certificates.    Until the earlier of (i) the close of business on the tenth (10th) Business Day after the Stock Acquisition Date or (ii) the close of business on the tenth (10th) Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming the Beneficial Owner of Common Stock aggregating 4.99% or more of the then outstanding Common Stock (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Section 3.2) by the certificates representing the Common Stock registered in the names of the holders thereof or, in the case of uncertificated shares of Common Stock registered in book entry form (“Book Entry Shares”), by notation in book entry (which certificates for Common Stock and Book Entry Shares shall also be deemed to be Right Certificates) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Stock. The preceding sentence notwithstanding, (A) prior to the occurrence of a Distribution Date specified as a result of an event described in clauses (i) or (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date in order to make a determination pursuant to Section 7.1(v) or (B) prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii). Nothing herein shall permit such a postponement of a Distribution Date after a Person becomes an Acquiring Person, except as a result of the operation of the third sentence of Section 1.1. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company (or, if requested and provided with all necessary information and documents, the Rights Agent) will send, by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, one or more certificates for Rights, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

3.2. Summary of Rights.    On the Record Date or as soon as practicable thereafter, the Company will send or cause to be sent a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of

Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock. Any failure to send a copy of the Summary of Rights shall not invalidate the Rights or affect their transfer with the Common Stock. With respect to certificates representing Common Stock and Book Entry Shares outstanding as of the close of business on the Record Date, until the Distribution Date (or the earlier Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof or Book Entry Shares, as applicable, together with a copy of the Summary of Rights and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier Expiration Date), the surrender for transfer of any certificate for Common Stock or Book Entry Shares outstanding at the close of business on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby and the Book Entry Shares, as applicable.

3.3. New Certificates and Uncertificated Shares After Record Date.    Certificates for Common Stock that become outstanding (whether upon issuance out of authorized but unissued Common Stock, disposition out of treasury or transfer or exchange of outstanding Common Stock) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date, shall have impressed, printed, stamped, written or otherwise affixed onto them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Tax Benefit Preservation Plan between Leap Wireless International, Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent, dated as of August 30, 2011, as the same may be amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Plan, such Rights (as defined in the Plan) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor. As described in the Plan, Rights which are owned by, transferred to or have been owned by Acquiring Persons (as defined in the Plan) shall become null and void and will no longer be transferable.

With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. Until the Distribution Date (or the earlier Expiration Date), the Rights associated with the Common Stock represented by such certificates and such Book Entry Shares shall be evidenced solely by such certificates or the Book Entry Shares alone, and the surrender for transfer of any such certificates or Book Entry Shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

Notwithstanding this Section 3.3, neither the omission of the legend required hereby, nor the failure to provide the notice thereof, shall affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

Section 4. Form of Right Certificates.    The Right Certificates (and the forms of election to purchase shares and assignment, including the certifications therein, to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the terms and conditions hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share of Preferred Stock set forth therein (the “Purchase Price”), but the number of such one one-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration.    The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, or the President, the Chief Operating Officer, any Executive Vice President or any Senior Vice President of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof, which shall be attested by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company or by such officers as the Board may designate, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such person was not such an officer.

Following the Distribution Date, receipt by the Rights Agent of written notice to that effect and all other necessary information and documents referred to in Section 3.2, the Rights Agent will keep or cause to be kept, at an office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.    Subject to the provisions of this Plan, including but not limited to Section 11.1.2 and Section 14, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 27) may be transferred, split up or combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9 hereof. Thereupon, the Rights Agent, subject to the provisions of this Plan, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Plan that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

Subject to the provisions of Section 11.1.2, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1. Exercise of Rights.    Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised and an amount equal to any tax or charge required to be paid under Section 9 hereof, at any time prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on August 31, 2014 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated, (iv) the time at which the Rights are exchanged as provided in Section 27, (v) the time at which the Board determines that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, or (vi) a determination by the Board, prior to the time any Person becomes an Acquiring Person, that the Plan and the Rights are no longer in the best interests of the Company and its stockholders. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Expiration Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes, prior to the Final Expiration Date, that the Expiration Date has not occurred.

7.2. Purchase.    The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall be initially $60.00, shall be subject to adjustment from time to time as provided in Sections 11, 13 and 26 and shall be payable in lawful money of the United States of America in accordance with Section 7.3.

7.3. Payment Procedures.    Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification properly completed and duly executed, accompanied (subject to the following sentence) by payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Preferred Stock to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash or by certified or cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depository agent, requisition from such depositary agent depositary receipts representing interests in such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs any such depositary agent to comply with all such requests, (ii) when necessary to comply with this Plan, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof or otherwise in accordance with Section 11.1.3 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Plan, after receipt of the cash requisitioned from the Company, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11.1.3 hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Plan.

7.4. Partial Exercise.    Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his or her duly authorized assigns, subject to the provisions of Section 6 and Section 14 hereof.

7.5. Full Information Concerning Ownership.    Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certification contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, (ii) not indicated an affirmative response to clause 1 or 2 thereof, and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates.    All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in respect or lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law, regulation and the Rights Agent’s internal policies, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Rights Certificates which have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law, regulation and the Rights Agent’s internal policies. Subject to applicable law, regulation and the Rights Agent’s internal policies, upon written request of the Company (and at the expense of the Company), the Rights Agent shall (i) destroy or cause to be destroyed such cancelled Rights Certificates, and/or (ii) provide to the Company or its designee copies of any such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

Section 9. Reservation and Availability of Capital Stock.    The Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock (and, following the occurrence of a Trigger Event, out of its authorized and unissued Common Stock or other securities or out of its shares held in its treasury) the number of shares of Preferred Stock (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

So long as the Preferred Stock (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on The NASDAQ Global Select Market (“NASDAQ”) or any other national securities exchange or traded in the over-the-counter market, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NASDAQ or such other exchange or market upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of Preferred Stock upon the exercise of Rights, to register and qualify such Preferred Stock under the Securities Act, and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, from time to time for a period of time not to exceed one hundred twenty (120) days in any particular instance, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective or in order to prepare and file any supplement or amendment to such registration statement that the Board determines to be necessary and appropriate under applicable law. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section and give the Rights Agent a copy of such announcement. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the registered holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Preferred Stock Record Date.    Each Person in whose name any certificate for Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby (or an exchange pursuant to Section 27), the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock (or Common Stock or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights.    The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1. Post-Execution Events.

11.1.1. Corporate Dividends, Reclassifications, Etc.    In the event the Company shall, at any time after the date of this Plan, (A) declare and pay a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1.1, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11.1.1 and Section 11.1.2, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, the adjustment required pursuant to Section 11.1.2.

11.1.2. Acquiring Person Events; Triggering Events.    Subject to Section 27, in the event that a Trigger Event occurs, then, from and after the first occurrence of such event, each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable (without giving effect to this Section 11.1.2), in accordance with the terms of this Plan and in lieu of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable (without giving effect to this Section 11.1.2) and (y) dividing that product by 50% of the then current per share market price of the Common Stock (determined pursuant to Section 11.4) on the first of the date of the occurrence of, or the date of the first public announcement of, a Trigger Event (the “Adjustment Shares”); provided that the Purchase Price and the number of Adjustment Shares shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6. Notwithstanding the foregoing, upon the occurrence of a Trigger Event, any Rights that are or were acquired or Beneficially Owned by (1) any Acquiring Person, (2) a transferee of any Acquiring Person who becomes a transferee after the Acquiring Person becomes such, or (3) a transferee of any Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 11.1.2, and subsequent transferees, shall become null and void without any further action, and any holder (whether or not such holder is an Acquiring Person) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Plan or otherwise. From and after the Trigger Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled.

The Company shall use all reasonable efforts to ensure that the provisions of this Section 11.1.2 are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to any Acquiring Person or transferees hereunder.

From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exercised pursuant to this Section 11.1.2 shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11.1.2.

11.1.3. Insufficient Shares.    The Company may at its option substitute for Common Stock issuable upon the exercise of Rights in accordance with the foregoing Section 11.1.2 a number of shares of Preferred Stock or fraction thereof such that the then current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the then current per share market price of one share of Common Stock. In the event that upon the occurrence of a Trigger Event there shall not be sufficient Common Stock authorized but unissued, or held by the Company as treasury shares, to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights, provided, however, that if the Company determines that it is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), over (2) the Purchase Price (such excess, the “Spread”) and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11.1.2), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Preferred Stock, (4) other equity securities of the Company (including, without limitation, shares, or fractions of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, the Board has deemed in good faith to have substantially the same value as the Common Stock) (each such share of preferred stock or fractions of shares of preferred stock constituting a “common stock equivalent”)), (5) debt securities of the Company, (6) other assets or (7) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the occurrence of a Trigger Event, then the Company shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, such number or fractions of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is unlikely that sufficient additional Common Stock would be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended and re-extended to the extent necessary, but not more than one hundred twenty (120) days following the occurrence of a Trigger Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period as may be extended, the “Substitution Period”). To the extent that the Company determines that some actions need be taken pursuant to the second and/or third sentences of this Section 11.1.3, the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11.1.3, the value of a share of Common Stock shall be the then current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11.1.3.

11.2. Dilutive Rights Offering.    In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having the same rights, privileges and preferences as the Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Stock or equivalent preferred stock) less than the then current per share market price of the Preferred Stock (as determined pursuant to Section 11.4) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and shares of equivalent preferred stock outstanding on such record date plus the number of shares of Preferred Stock and shares of equivalent preferred stock which the aggregate offering price of the total number of shares of Preferred Stock and/or shares of equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of shares of Preferred Stock and shares of equivalent preferred stock outstanding on such record date plus the number of additional Preferred Stock and/or shares of equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Stock and shares of equivalent preferred stock owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

11.3. Distributions.    In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, securities or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or a dividend payable in Preferred Stock (which dividend, for purposes of this Plan, shall be subject to the provisions of Section 11.1.1(A))) or convertible securities, or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (as determined pursuant to Section 11.4) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets, securities or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price of the Preferred Stock (as determined pursuant to Section 11.4); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.4. Current Per Share Market Value.

11.4.1. General.    For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date; provided, however, that in the event that the then current per share market price of the Security is determined during any period following, but not including, the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” shall be appropriately adjusted to reflect the then current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 P.M. Eastern time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Security is not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if on such date the Security is not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 P.M. Eastern time thereby or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Security is not publicly held or not so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, “current per share market price” shall mean the fair value per share as determined in good faith by the Board or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

11.4.2. Preferred Stock.    Notwithstanding Section 11.4.1, for the purpose of any computation hereunder, the “current per share market price” of the Preferred Stock shall be determined in the same manner as set forth above in Section 11.4.1 (other than the last sentence thereof). If the current per share market price of the Preferred Stock cannot be determined in the manner described in Section 11.4.1, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Plan) multiplied by the current per share market price of the Common Stock (as determined pursuant to Section 11.4.1). If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, or if on any such date neither the Common Stock nor the Preferred Stock are so quoted and no such market maker is making a market in either the Common Stock or the Preferred Stock, “current per share market price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For purposes of this Plan, the “current per share market price” of one one-thousandth of a share of Preferred Stock shall be equal to the “current per share market price” of one share of Preferred Stock divided by 1,000.

11.5. Insignificant Changes.    No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price. Any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundred thousandth of a share of Preferred Stock or the nearest one-hundred thousandth of a share of Common Stock or other share or security, as the case may be. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

11.6. Shares Other Than Preferred Stock.    If as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11.1, 11.2, 11.3, 11.5, 11.8, 11.9 and 11.13, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

11.7. Rights Issued Subsequent to Adjustment.    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock and shares of other capital stock or other securities, assets or cash of the Company, if any, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8. Effect of Adjustments on Existing Rights.    Unless the Company shall have exercised its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11.2 and Section 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-hundred thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9. Adjustment in Number of Rights.    The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

11.10. Right Certificates Unchanged.    Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

11.11. Par Value Limitations.    Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Stock or other such shares at such adjusted Purchase Price.

11.12. Deferred Issuance.    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of shares of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and shares of other capital stock or other securities, assets or cash of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

11.13. Reduction in Purchase Price.    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any of the Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

11.14. Company Not to Diminish Benefits of Rights.    The Company covenants and agrees that after the earlier of the Stock Acquisition Date or Distribution Date it will not, except as permitted by Section 23, Section 26 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

11.15. Adjustment of Rights Associated with Common Stock.    Notwithstanding anything contained in this Plan to the contrary, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Stock payable in shares of Common Stock, (ii) effect a subdivision or consolidation of the outstanding Common Stock (by reclassification or otherwise than by the payment of dividends payable in shares of Common Stock) or (iii) combine the outstanding Common Stock into a greater or lesser number of shares of Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date or in accordance with Section 22 shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.    Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if before the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry Shares in respect thereof) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

13.1. Certain Transactions.    In the event that, from and after the first occurrence of a Trigger Event, directly or indirectly, (A) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property or (C) the Company shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more wholly-owned Subsidiaries of the Company in one or more transactions each of which complies with Section 11.14), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than Rights which have become null and void pursuant to Section 11.1.2) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12), in accordance with the terms of this Plan and in lieu of Preferred Stock or Common Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as such term is hereinafter defined) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12) and (y) dividing that product by 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11.4) on the date of consummation of such consolidation, merger, sale or transfer; provided that the price per Right so payable and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6 to reflect any events covered thereby occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all of the obligations and duties of the Company pursuant to this Plan; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.1, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13.1, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming (i) that the requirements of this Section 13.1 and Section 13.2 shall promptly be performed in accordance with their terms, (ii) that the Principal Party has assumed all the duties, responsibilities and obligations that the Company owes to the Rights Agent under this Plan, and (iii) that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Plan as the same shall have been assumed by the Principal Party pursuant to this Section 13.1 and Section 13.2 and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party, at its own expense, shall:

(1) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

(2) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NASDAQ or such securities exchange;

(3) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(4) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In case the Principal Party has provision in any of its authorized securities or in its articles or certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Stock or common stock equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11.4) or securities exercisable for, or convertible into, Common Stock or common stock equivalents of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13), or (ii) providing for any special payment, taxes, charges or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provision of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The Company covenants and agrees that it shall not, at any time after the Trigger Event, enter into any transaction of the type described in clauses (A) through (C) of this Section 13.1 if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13.2 shall have received a distribution of Rights previously owned by such Person or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive transactions of the type described in clauses (A) through (C) of this Section 13.1.

13.2. Principal Party. “Principal Party”    shall mean:

(i) in the case of any transaction described in clauses (A) or (B) of the first sentence of Section 13.1: (i) the Person that is the issuer of the securities into which the Common Stock is converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding, or (ii) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (C) of the first sentence in Section 13.1, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13.2, if the shares of Common Stock of such Person are not at such time or have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

13.3. Approved Acquisitions.    Notwithstanding anything contained herein to the contrary, upon the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Plan and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1.

Section 14. Fractional Rights and Fractional Shares.

14.1. Cash in Lieu of Fractional Rights.    The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (except prior to the Distribution Date in accordance with Section 11.15). In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Rights are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the current market value of the Rights on such date shall be the fair value of the Rights as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

14.2. Cash in Lieu of Fractional Shares of Preferred Stock.    The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Interests in fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current per share market price of one share of Preferred Stock (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.3. Cash in Lieu of Fractional Shares of Common Stock.    The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.4. Waiver of Right to Receive Fractional Rights or Shares.    The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

14.5. Notice and Payment to the Rights Agent.    Whenever a payment for fractional Rights or fractional shares of Common Stock or Preferred Stock is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares or Common Stock or Preferred Stock under any Section of this Plan relating to the payment of fractional Rights or fractional shares of Common Stock or Preferred Stock unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action.    All rights of action in respect of this Plan, except the rights of action given to the Rights Agent under Section 18 and Section 20, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce this Plan, and may institute and maintain any suit, action or proceeding against the Company to enforce this Plan, or otherwise enforce or act in respect of his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Right Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person (including, without limitation, the Company) subject to this Plan.

Section 16. Agreement of Right Holders.    Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the Common Stock;

(b) as of and after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and such additional evidence of the identity of the Beneficial Owner and/or former Beneficial Owner as the Company or the Rights Agent shall reasonably request;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate (or notices provided to holders of Book Entry Shares) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 17. Right Certificate Holder Not Deemed a Shareholder.    No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses, including but not limited to the reasonable fees and expenses of its counsel, and other disbursements incurred in connection with the preparation, negotiation, delivery, amendment, administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance and administration of this Plan, or the exercise or performance of its duties hereunder, including without limitation, the costs and expenses of defending against any claim of liability hereunder, directly or indirectly. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company to the extent that the Rights Agent is successful, in whole or in part, with respect to such enforcement proceeding. The provisions of this Section 18 and Section 20 below shall survive the termination of this Plan, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent hereunder, including, without limitation, the reasonable costs and expenses of defending against a claim of liability hereunder.

The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Plan and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or certificate for the Preferred Stock or the Common Stock or for any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, be converted into or be consolidated with, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareowner services business or corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

Section 20. Duties of Rights Agent.    The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Plan (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

20.1. Legal Counsel.    The Rights Agent may consult with outside or internal legal counsel selected by it (who may be legal counsel for the Company and/or the Board), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

20.2. Certificates as to Facts or Matters.    Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking or suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Plan in reliance upon such certificate.

20.3. Standard of Care.    The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential, incidental or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement shall be limited to four times the amount of annual fees paid by the Company to the Rights Agent.

20.4. Reliance on Plan and Right Certificates.    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except as to its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

20.5. No Responsibility as to Certain Matters.    The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11.1.2 hereof) or any change or adjustment in the terms of the Rights, including any adjustment required under the provisions of Sections 3, 11, 13, 23 or 27 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 hereof, describing any such change or adjustment, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock or other securities to be issued pursuant to this Plan or any Right Certificate or as to whether any Preferred Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

20.6. Further Assurance by Company.    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties under this Plan.

20.7. Authorized Company Officers.    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent with respect to its duties or obligations under this Plan and the date on and/or after which such action shall be taken, suffered or such omission shall be effective. The Rights Agent shall not be liable to the Company or any other Person for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three (3) Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking of any such action (or the effective date in the case of omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

20.8. Freedom to Trade in Company Securities.    The Rights Agent and any shareholder, affiliate, director, officer, agent or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent or any shareholder, affiliate, director, officer, agent or employee from acting in any other capacity for the Company or for any other Person.

20.9. Reliance on Attorneys and Agents.    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

20.10. Incomplete Certificate.    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed to certify the holder is not an Acquiring Person or a transferee thereof, or is not signed or indicates an affirmative response to clause 1 and/or 2, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

20.11. Repayment of Funds.    No provision of this Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

20.12. Rights Holders List.    At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

Section 21. Change of Rights Agent.    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and/or Preferred Stock known to the Rights Agent, as applicable, by registered or certified mail. Following the Distribution Date, the Company shall promptly notify the holders of the Right Certificates by first-class mail of any such resignation. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Plan as of the effective date of such termination. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and/or Preferred Stock, as applicable, by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates or other documents or instruments of any kind then in its possession which were acquired by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder (except for such items that it is required to retain pursuant to applicable law, regulation, order or the Rights Agent’s internal policies), and shall thereafter be discharged from all duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a Person organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an Affiliate of a Person described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and/or Preferred Stock, as applicable, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates.    Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded, or upon exercise, conversion or exchange of securities hereinafter issued by the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption.

23.1. Right to Redeem.    The Board may, at its option, at any time prior to a Trigger Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Stock (based on the “current per share market price,” determined pursuant to Section 11.4, of the Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish.

23.2. Redemption Procedures.    Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. The Company shall promptly give, or (by giving written notice and all necessary information and documents to the Rights Agent) cause the Rights Agent to give, notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23.2 or any defect therein shall not affect the validity of the action taken by the Company. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 27, and other than in connection with the purchase, acquisition or redemption of Common Stock prior to the Distribution Date.

Section 24. Notice of Certain Events.    In case the Company shall propose at any time after the earlier of the Stock Acquisition Date and the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividends, or a stock dividend on, or a subdivision, combination or reclassification of the Common Stock), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than pursuant to a merger or other acquisition agreement of the type excluded from the definition of “Beneficial Ownership” in Section 1.3), or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock and/or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock and/or Common Stock, whichever shall be the earlier.

In case any event set forth in Section 11.1.2 or Section 13 shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11.1.2 and Section 13, and (ii) all references in this Section 24 to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 25. Notices.    Subject to the provisions of this Plan, notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Leap Wireless International, Inc.

5887 Copley Drive

San Diego, CA 92111

Attention: General Counsel

Subject to the provisions of this Plan, including but not limited to Section 21 and Section 24, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC

480 Washington Boulevard – 29th Floor

Jersey City, NJ 07310

Attention: Tiffany Skiles

with a copy to:

Mellon Investor Services LLC

480 Washington Boulevard – 29th Floor

Jersey City, NJ 07310

Attention: Legal Department

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing

Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the transfer agent or registrar for the Common Stock; provided that prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Plan and no other notice need be given.

Section 26. Supplements and Amendments.    Except as otherwise provided in this Section 26, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of Rights or Common Stock. From and after the time that the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Plan without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the Final Expiration Date; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause this Plan again to become amendable as to an Acquiring Person other than in accordance with this sentence; provided further, that the right of the Board to extend the Distribution Date or make any other determination under this Plan that does not affect the rights, duties, obligations or liabilities of the Rights Agent shall not require any amendment or supplement hereunder. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Plan to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, immunities or obligations under this Plan.

Section 27. Exchange.

27.1. Exchange of Common Stock for Rights.    The Board may, at its option, at any time after the occurrence of a Trigger Event, exchange Common Stock for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11.1.2) by exchanging at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Consideration”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section 27.1 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27.1. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 27, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Stock issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all shareholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any Common Stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Stock or Preferred Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

27.2. Exchange Procedures.    Immediately upon the effectiveness of the action of the Board ordering the exchange for any Rights pursuant to Section 27.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than the Rights that have become null and void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.

27.3. Insufficient Shares.    The Company may at its option substitute, and, in the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 27, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or equivalent preferred stock, as such term is defined in Section 11.2) such that the current per share market price (determined pursuant to Section 11.4) of one share of Preferred Stock (or equivalent preferred stock) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11.4) as of the date of such exchange.

Section 28. Process to Seek Exemption.    Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person beneficially owning 4.99% or more of the then outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock) (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 28, request that the Board grant an exemption with respect to such acquisition under this Plan so that such Person would be deemed to be an “Exempt Person” under subsection (ii) of Section 1.7 hereof for purposes of this Plan (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person will not limit or impair the availability to the Company of the NOLs. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s NOLs. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the

Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.

Section 29. Successors.    All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30. Benefits of this Plan.    Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 31. Determination and Actions by the Board.    The Board, or any duly authorized committee thereof, shall have the exclusive power and authority to administer this Plan and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including, without limitation, a determination to redeem or not redeem the Rights or amend this Plan). In administering this Plan and exercising the rights and powers specifically granted to the Board and to the Company hereunder, and in interpreting this Plan and making any determination hereunder, the Board, or any duly authorized committee thereof, may consider any and all facts, circumstances or information it deems to be necessary, useful or appropriate. All such actions, calculations, interpretations and determinations that are done or made by the Board, or any duly authorized committee thereof, in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties to the fullest extent permitted by applicable law. The Rights Agent is entitled always to presume that the Board, or any duly authorized committee thereof, acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 32. Severability.    If any term, provision, covenant or restriction of this Plan or applicable to this Plan is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 33. Governing Law.    This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 34. Counterparts.    This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Plan transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 35. Descriptive Heading.    Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 36. Force Majeure.    Notwithstanding anything to the contrary contained herein, the Rights Agent shall not incur any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, labor dispute, accident or failure or malfunction of any utilities, means of communication or computer (software or hardware) services or similar occurrence).

Section 37. Each Person that is a party hereto acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify each such person or entity. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from any such person or entity that will help the Rights Agent to identify such person or entity, including without limitation, as applicable, such person or entity’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. Each person or entity that is a party hereto acknowledges that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies each such person or entity’s identity in accordance with the Customer Identification Program requirements.

Section 38. The Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of this Plan, obtaining products or services covered by this Plan or products or services that may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded by BNYM solely out of fees and commissions paid under this Plan or with respect to such ancillary or supplemental products or services.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed, as of the day and year first above written.

LEAP WIRELESS INTERNATIONAL, INC.

By	/s/ Robert J. Irving, Jr.
	Name:	Robert J. Irving, Jr.
	Title:	Senior Vice President and General Counsel

MELLON INVESTOR SERVICES LLC

By	/s/ Tiffany J. Skiles
	Name:	Tiffany J. Skiles
	Title:	Vice President

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

LEAP WIRELESS INTERNATIONAL, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Leap Wireless International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on August 30, 2011:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Amended and Restated Certificate of Incorporation of this Corporation, the Board hereby creates a series of Preferred Stock, par value $.0001 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1. Designation and Amount.    The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 160,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.0001 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of

Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.    The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at such meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears on the Series A Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of shareholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(D) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock (provided, however, that the Corporation shall be permitted to redeem, purchase or otherwise acquire the Common Stock of the Corporation held by any current or former employee, consultant or director of the Corporation or its subsidiaries pursuant to the terms of any equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business); or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares.    Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption.    The Series A Preferred Stock shall not be redeemable by the Corporation.

Section 9. Rank.    The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred Stock.

Section 10. Amendment.    At any time any shares of Series A Preferred Stock are outstanding, the Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

Section 11. Fractional Shares.    Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

*                *                 *

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IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by the undersigned authorized officer this thirtieth day of August 2011.

LEAP WIRELESS INTERNATIONAL, INC.

By:
Name:	Robert J. Irving, Jr.
Title:	Senior Vice President and General Counsel

EXHIBIT B

[Form of Right Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER AUGUST 31, 2014 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN, IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 13.3 OF THE TAX BENEFIT PRESERVATION PLAN (THE “PLAN”), OR IF THE BOARD OF DIRECTORS DETERMINES THAT THE NOLS ARE UTILIZED IN ALL MATERIAL RESPECTS OR NO LONGER AVAILABLE IN ANY MATERIAL RESPECT UNDER SECTION 382 OF THE CODE (AS DEFINED IN THE PLAN) OR THAT AN OWNERSHIP CHANGE UNDER SECTION 382 OF THE CODE WOULD NOT ADVERSELY IMPACT IN ANY MATERIAL RESPECT THE TIME PERIOD IN WHICH THE COMPANY COULD USE THE NOLS, OR MATERIALLY IMPAIR THE AMOUNT OF THE NOLS THAT COULD BE USED BY THE COMPANY IN ANY PARTICULAR TIME PERIOD, FOR APPLICABLE TAX PURPOSES. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE PLAN), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE PLAN), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

LEAP WIRELESS INTERNATIONAL, INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefit Preservation Plan, dated as of August 30, 2011, as the same may be amended from time to time (the “Plan”), between Leap Wireless International, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York time) on August 31, 2014, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $.0001 per share (the “Preferred Stock”), of the Company, at a purchase price of $60.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of                 , 20     based on the Preferred Stock as constituted at such date. Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Plan. As provided in the Plan, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which the Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Plan are on file at the principal office of the Company and an office of the Rights Agent designed for such purpose.

This Right Certificate, with or without other Right Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Board may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $.01 per Right or (ii) exchange Common Stock for the Rights evidenced by this Certificate, in whole or in part.

No fractional Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Plan.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.

If any term, provision, covenant or restriction of the Plan is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of , 20 .

Attest:	LEAP WIRELESS INTERNATIONAL, INC.

By	By
Title:		Title:

Countersigned:

MELLON INVESTOR SERVICES LLC, as Rights Agent

By
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address

of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person.

Dated:

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To: Leap Wireless International, Inc.

The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon the exercise of such Rights (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such stock be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person.

Dated:

Signature

NOTICE

The signature in the foregoing Form of Assignment and Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

As described in the Tax Benefit Preservation Plan, Rights which are held by or have been held by an Acquiring Person (as defined in the

Tax Benefit Preservation Plan) and certain transferees thereof shall become null and void and will no longer be transferable.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

On August 30, 2011 the Board of Directors of Leap Wireless International, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of common stock, par value $.0001 per share (the “Common Stock”), of the Company outstanding at the close of business on September 12, 2010 (the “Record Date”). As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of Common Stock so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.0001 per share (the “Preferred Stock”), of the Company at a price of $60.00 per one one-thousandth of a share of Preferred Stock, subject to certain anti-dilution adjustments (the “Purchase Price”). The description and terms of the Rights are set forth in a Tax Benefit Preservation Plan, dated as of August 30, 2011, as the same may be amended from time to time (the “Plan”), between the Company and Mellon Investor Services LLC, as rights agent.

By adopting the Plan, the Board of Directors is seeking to protect the Company’s ability to carry forward its net operating losses (collectively, “NOLs”). The Company has experienced substantial operating losses, and for federal and state income tax purposes, the Company may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. These federal and state NOLs can be a valuable asset of the Company, which may inure to the benefit of the Company and its shareholders. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could significantly impair the value of the Company’s NOL asset. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more “five percent shareholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such shareholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company. The Plan is intended to act as a deterrent to any person acquiring 4.99% or more of the outstanding shares of Common Stock without the approval of the Board of Directors. This would protect the Company’s NOL asset because changes in ownership by a person owning less than 4.99% of the Common Stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.

Until the earlier to occur of (i) the close of business on the tenth business day following a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the Common Stock (an “Acquiring Person”) or (ii) the close of business on the tenth business day following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry, in either case together with a copy of this Summary of Rights. The Board can postpone the Distribution Date in certain circumstances. Shares held by persons participating in a group are deemed to be beneficially owned by all persons treated as the same entity for purposes of Section 382 of the Code. The Plan provides that any person who beneficially owned 4.99% or more of the Common Stock immediately prior to the first public announcement of the adoption of the Plan (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Plan unless an Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the

Company on the outstanding Common Stock, pursuant to a split or subdivision of the outstanding Common Stock or pursuant to the acquisition of Common Stock upon the exercise of any option, warrants or other rights, or upon the initial grant or vesting of restricted stock, granted by the Company to its directors and officers). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own 4.99% or more of the Common Stock then outstanding, the Existing Holder will not be treated as an “Acquiring Person” for purposes of the Plan.

Any person who desires to effect an acquisition of Common Stock that would, if consummated, result in such person beneficially owning 4.99% or more of the then outstanding Common Stock or any Existing Holder who desires to effect an acquisition of additional Common Stock may, prior to acquiring the Common Stock, request that the Board of Directors grant an exemption covering the proposed acquisition. The Plan provides that the Board of Directors (or a committee thereof) may only grant an exemption if the Board of Directors (or a committee thereof) determines that the acquisition of beneficial ownership of Common Stock will not limit or impair the availability to the Company of the NOLs. Any exemption granted by the Board of Directors (or a committee thereof) may be granted in whole or in part, and may be subject to limitations or conditions the Board of Directors (or a committee thereof) determines necessary or desirable to provide for the protection of the Company’s NOL asset. The exemption request must include (i) the name and address of the requesting person, (ii) the number and percentage of shares of Common Stock beneficially owned by the requesting person and (iii) a reasonably detailed description of the transaction by which the requesting person would propose to acquire beneficial ownership of Common Stock above the 4.99% ownership threshold and the percentage of shares that the requesting person proposes to acquire. The Board of Directors (or a committee thereof) must make a determination whether to grant the exemption within ten business days after receipt of the request. The requesting person is required to respond promptly to reasonable and appropriate requests for additional information from the Board or its advisors to assist the Board in making its determination. Failure of the Board of Directors (or a committee thereof) to make a determination within ten business days of receipt of the exemption request is deemed to constitute a denial by the Board of Directors of the exemption request. Each exemption request will be considered and evaluated by directors serving on the Board of Directors (or a committee thereof) who are independent of the Company and the party requesting the exemption and disinterested with respect to that specific exemption request. The decision of a majority of the independent and disinterested directors (or a committee of the Board of Directors) is deemed to be the determination of the Board of Directors with respect to any request for exemption from the Plan.

The Plan provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred only with the Common Stock. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Plan by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or any book entry shares, with or without such notation, notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on August 31, 2014, subject to the Company’s right to extend such date (the “Final Expiration Date”), or earlier if redeemed or exchanged by the Company, if the Company is merged or acquired pursuant to a transaction approved by the Board of Directors prior to the time at which the person has become an Acquiring Person, or if the Board of Directors determines that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes.

Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 or (ii) 1,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of the Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The Preferred Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of one one-thousandth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person and the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become null and void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Stock or Common Stock on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the

Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Plan may be amended by the Board of Directors for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Plan in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person).

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated herein by reference.

APPENDIX F

FINANCIAL AND STOCK PERFORMANCE INFORMATION

The following graph compares total stockholder return on our common stock from December 31, 2006 to December 31, 2011 to two indices: the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

The Nasdaq Composite Index is a broad-based index that tracks the aggregate price performance of over 3,000 domestic and international based common type stocks listed on The Nasdaq Stock Market. The Nasdaq Telecommunications Index tracks securities of Nasdaq-listed companies classified according to the Industry Classification Benchmark as Telecommunications and Telecommunications Equipment, including providers of fixed-line and mobile telephone services, and makers and distributors of high-technology communication products. The total return for our stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each annual period.

		INDEXED RETURNS
	Base	Years Ending
Company Name / Index	Period 12/31/06	12/31/07	12/31/08	12/31/09	12/31/10	12/31/11
Leap Wireless International, Inc.	100	78.43	45.22	29.51	20.62	15.62
Nasdaq Composite Index	100	110.26	65.65	95.19	112.10	110.81
Nasdaq Telecommunications Index	100	113.48	61.50	85.66	94.42	83.63

F-1

You can now access your Leap Wireless International, Inc. account online.

Access your Leap Wireless International, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Leap Wireless International, Inc. now makes it easy and convenient to get current information on your shareholder account.

— View account status	— View payment history for dividends
— View certificate history	— Make address changes
— View book-entry information	— Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://

FOLD AND DETACH HERE

PROXY

LEAP WIRELESS INTERNATIONAL, INC.

Annual Meeting of Stockholders – May 17, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints S. Douglas Hutcheson, William D. Ingram and Robert J. Irving, Jr., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Leap Wireless International, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders of the company to be held May 17, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	21150

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/leap Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
LEAP WIRELESS INTERNATIONAL, INC.	OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

21150

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL

BE VOTED “FOR ALL” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR”

PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR”

PROPOSAL 6, “AGAINST” PROPOSAL 7 AND “FOR” PROPOSAL 8.

							Please mark your votes as indicated in this example		☒

1. ELECTION OF DIRECTORS		FOR ALL	WITHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Nominees:
01 John D. Harkey, Jr. 02 S. Douglas Hutcheson 03 Ronald J. Kramer 04 Robert V. LaPenta 05 Mark A. Leavitt	06 Mark H. Rachesky, M.D. 07 Richard R. Roscitt 08 Robert E. Switz 09 Michael B. Targoff	☐	☐	☐	3.

To reapprove the material terms of the

performance goals under Leap’s

Executive Incentive Bonus Plan

for the purpose of making awards

under this plan eligible to be

deducted under Section 162(m)

of the Internal Revenue Code of

1986, as amended.

							☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					4.

To approve an amendment to add performance goals, stock appreciation rights, cash settlement of deferred stock units and cash-denominated awards under Leap’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “2004 Plan”) for the purpose of making certain awards granted pursuant to the 2004 Plan eligible to be deducted under Section 162(m) of the Internal Revenue Code of 1986, as amended and to provide Leap with the flexibility to grant various cash-based awards under the 2004 Plan.

							☐	☐	☐
*Exceptions

5.

To approve an amendment clarifying that any awards granted under the 2004 Plan which are later surrendered by their holder for no consideration without having been exercised or settled may again be awarded under the 2004 Plan.

							☐	☐	☐

		FOR	AGAINST	ABSTAIN

2. To approve, on an advisory basis, named executive officer compensation.		☐	☐	☐	6.	To approve Leap’s Tax Benefit Preservation Plan.	☐	☐	☐

					7.	To consider a stockholder proposal regarding majority voting in director elections, if properly presented at the Annual Meeting.	☐	☐	☐

					8.	To ratify the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

							Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney,

executor, administrator, trustee or guardian, please give full title as such.

Signature                                                                   Signature                                                                          Date